UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
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Soliciting Material under §240.14a-12

GENERAL DYNAMICS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LETTER TO OUR SHAREHOLDERS

March 24, 2023

DEAR FELLOW
SHAREHOLDER:

Enclosed you will find the 2023
General Dynamics Proxy Statement.
We encourage you to read this Proxy
Statement to learn more about our
sound corporate governance
practices, our pay-for-performance
approach to executive
compensation, and the ways in
which we have engaged with and
responded to our shareholders.

Company Performance

Over the past 10 years, we have invested in our company to create, renew or expand our portfolio of products and services across our businesses. As we emerge from this period of significant investment, we expect to realize an attractive return in each of our segments and continue to evaluate our capital deployment opportunities to deliver long-term growth and enduring value to our shareholders.

In 2022, we managed through global supply chain challenges and inflationary pressure, achieving revenue of $39.4 billion, diluted earnings per share of $12.19, and net cash provided by operating activities of $4.6 billion. We ended the year with record-high backlog of $91.1 billion, reflecting outstanding Gulfstream order activity across all aircraft models, as well as significant contract awards in our defense segments.

In addition to investing in our company, we repurchased 5.3 million shares of our outstanding common stock and increased our dividend by 6%, marking the 25th consecutive year of annual increases.

Shareholder Engagement

We value our shareholders’ input. In our regular conversations with investors, we discussed company performance, sustainability, corporate governance and compensation. We strive to be responsive to our shareholders, and we encourage you to continue to engage with us and raise any questions or concerns you may have.

Board Engagement and Qualifications

Your Board’s diverse directors bring a wealth of knowledge, judgment and wisdom gained through leadership roles in business, government and the military. The Board benefits from its years-long track record of deliberate and thoughtful refreshment. As a result of this process, your Board comprises well-qualified business leaders, aerospace and defense industry experts, and financial and strategic advisors.

On behalf of the Board of Directors, I am pleased to invite you to the 2023 Annual Meeting of Shareholders, to be held virtually. If you are unable to attend, we encourage you to vote by proxy. In this Proxy Statement, we describe the items on which you are asked to vote. We ask that you vote in accordance with the recommendations of the Board. Your vote is very important.

Sincerely,

Phebe N. Novakovic
Chairman and Chief Executive Officer

GENERAL DYNAMICS / 2023 PROXY STATEMENT	1

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME	VIRTUAL MEETING SITE	WHO CAN VOTE
Wednesday, May 3, 2023 9 a.m. Eastern Time	www.VirtualShareholderMeeting.com/GD2023	Shareholders as of March 8, 2023, are entitled to vote

Proposal		Board Recommendation	Additional Information
1	Election of Directors	“FOR” each nominee	See pages 12 through 21 for more information on the nominees
2	Vote to Approve Amendment to Delaware Charter to Limit Liability of Officers as Permitted by Law	“FOR”	See page 39 for details
3	Advisory Vote on the Selection of Independent Auditors	“FOR”	See page 40 for details
4	Advisory Vote to Approve Executive Compensation	“FOR”	See page 42 for details
5	Advisory Vote on the Frequency of Future Executive Compensation Advisory Votes	“FOR” 1 YEAR	See page 43 for details
6	Shareholder Proposal — Human Rights Impact Assesment	“AGAINST”	See pages 90 through 92 for details
7	Shareholder Proposal — Independent Board Chairman	“AGAINST”	See pages 93 through 95 for details

HOW TO VOTE

INTERNET Access www.ProxyVote.com and follow the instructions.
MAIL Sign and date each proxy card received and return each card using the prepaid postage envelope.
TELEPHONE Call 1-800-690-6903 if you are a registered holder. If you are a beneficial holder, call the phone number listed on your voter instruction form.

ATTEND THE VIRTUAL MEETING

To be admitted to the virtual meeting, you must register in advance by accessing www.ProxyVote.com and following the instructions by 11:59 p.m. Eastern Time on April 28, 2023. Once registered, you can access the virtual meeting at www.VirtualShareholderMeeting.com/
GD2023.

Shareholders will also act on all other business that properly comes before the meeting, or any adjournment or postponement thereof. Shareholders may raise other matters as described in the accompanying Proxy Statement.

The Board of Directors set the close of business on March 8, 2023, as the record date for determining the shareholders entitled to receive notice of, and to vote at, the Annual Meeting. It is important that your shares be represented and voted at the meeting. Please complete, sign and return a proxy card or use the telephone or internet voting systems.

A copy of the 2022 Annual Report accompanies this Notice and Proxy Statement and is available on the website listed below. These proxy materials are first being mailed or made available on the internet to shareholders on or about March 24, 2023.

By Order of the Board of Directors,

Gregory S. Gallopoulos
Secretary
Reston, Virginia
March 24, 2023

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 3, 2023 The Proxy Statement and 2022 Annual Report are Available at www.gd.com/2023proxy

GENERAL DYNAMICS / 2023 PROXY STATEMENT	2

TABLE OF CONTENTS

PROXY SUMMARY	4
ELECTION OF THE BOARD OF DIRECTORS OF THE COMPANY	12
Director Nominations	12
Director Skills and Experience	13
2023 Director Nominees	15
Director Independence	21
Board Nominees Recommended by Shareholders	21
GOVERNANCE OF THE COMPANY	22
Our Commitment to Strong Corporate Governance	22
Our Ethos	22
Board Leadership Structure	23
Board Committees	25
Risk Oversight	27
Board Meetings, Attendance and Executive Sessions	30
Corporate Responsibility and Sustainability	30
Shareholder Outreach and Engagement	33
Director Orientation and Continuing Education	34
Board and Committee Performance Assessments	35
Communications with the Board	35
Related Person Transactions Policy	36
Director Compensation	37
Director Stock Ownership Guidelines	38
VOTE TO APPROVE AMENDMENT TO DELAWARE CHARTER TO LIMIT LIABILITY OF OFFICERS AS PERMITTED BY LAW	39
ADVISORY VOTE ON THE SELECTION OF INDEPENDENT AUDITORS	40
Audit and Non-Audit Fees	40
Auditor Independence	41
Policy on Pre-Approval	41
Audit Committee Report	41
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	42
ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES	43
COMPENSATION DISCUSSION & ANALYSIS	44
Executive Summary	45
The Compensation Process	51
Components of Executive Compensation and Alignment with Company Performance	54
EXECUTIVE COMPENSATION	72
Summary Compensation	72
Equity-Based Awards	73
Option Exercises and Stock Vested	74
Outstanding Equity Awards	75
Company-Sponsored Retirement Plans	78
Nonqualified Defined-Contribution Deferred Compensation	80
Potential Payments Upon Termination or Change in Control	81
Pay Ratio Results	83
Pay Versus Performance	84
Compensation Committee Report	87
SECURITY OWNERSHIP	88
Security Ownership of Management	88
Security Ownership of Certain Beneficial Owners	89
Equity Compensation Plan Information	89
SHAREHOLDER PROPOSAL — HUMAN RIGHTS IMPACT ASSESSMENT	90
Proposal and Supporting Statement	90
Statement by Your Board of Directors Against the Shareholder Proposal	91
SHAREHOLDER PROPOSAL — INDEPENDENT BOARD CHAIRMAN	93
Proposal and Supporting Statement	93
Statement by Your Board of Directors Against the Shareholder Proposal	94
INFORMATION REGARDING THE ANNUAL MEETING AND VOTING	96
OTHER INFORMATION	100
Additional Shareholder Matters	100
Shareholder Proposals and Director Nominees for 2024 Annual Meeting of Shareholders	100
Annual Report on Form 10-K	100
Delivery of Documents to Shareholders Sharing an Address	100
Cautionary Note Regarding Forward-Looking Statements	100
APPENDIX A: USE OF NON-GAAP FINANCIAL MEASURES	102
APPENDIX B: PROPOSED AMENDMENT TO DELAWARE CHARTER TO LIMIT LIABILITY OF OFFICERS AS PERMITTED BY LAW	103

GENERAL DYNAMICS / 2023 PROXY STATEMENT	3

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PROXY SUMMARY

This summary highlights selected information that is provided in more detail throughout this Proxy Statement. This summary does not contain all the information you should consider before voting. You should read the full Proxy Statement before casting your vote.

Voting Matters and Board Recommendations

At this year’s Annual Meeting, we are asking shareholders of our common stock, par value $1.00 per share (Common Stock) to vote on the following matters:

PROPOSAL 1 ELECTION OF DIRECTORS
The Board recommends a vote FOR all director nominees.	See page 12

PROPOSAL 2 VOTE TO APPROVE AMENDMENT TO DELAWARE CHARTER TO LIMIT LIABILITY OF OFFICERS AS PERMITTED BY LAW
The Board recommends a vote FOR this proposal.	See page 39

PROPOSAL 3 ADVISORY VOTE ON THE SELECTION OF INDEPENDENT AUDITORS
The Board recommends a vote FOR this proposal.	See page 40

PROPOSAL 4 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Board recommends a vote FOR this proposal.	See page 42

PROPOSAL 5 ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES
The Board recommends a vote FOR 1 YEAR for this proposal.	See page 43

PROPOSAL 6 SHAREHOLDER PROPOSAL — HUMAN RIGHTS IMPACT ASSESSMENT
✘ The Board recommends a vote AGAINST this proposal.	See page 90

PROPOSAL 7 SHAREHOLDER PROPOSAL — INDEPENDENT BOARD CHAIRMAN
✘ The Board recommends a vote AGAINST this proposal.	See page 93

GENERAL DYNAMICS / 2023 PROXY STATEMENT	4

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Who We Are

Overview of Our Business and Strategy

General Dynamics Corporation (NYSE: GD) is a global aerospace and defense company that specializes in high-end design, engineering and manufacturing to deliver state-of-the-art solutions to our customers. We offer a broad portfolio of products and services in business aviation; ship construction and repair; land combat vehicles, weapons systems and munitions; and technology products and services. We offer these products and services through our 10 business units, which are organized into four operating segments: Aerospace, Marine Systems, Combat Systems and Technologies.

To optimize market focus, customer intimacy, agility and operating expertise, each business unit is responsible for the development and execution of its strategy and operating results. This structure allows for a lean corporate function, which sets the overall strategy and governance for the company and is responsible for allocating and deploying capital.

Our business units seek to deliver superior operating results by building industry-leading franchises. To achieve this goal, we invest in advanced technologies, pursue a culture of continuous improvement, and strive to be the low-cost, high-quality provider in each of our markets. The result is long-term value creation measured by strong earnings and cash flow and an attractive return on capital.

Delivering Both Short- and Long-Term Shareholder Value

General Dynamics strives to create both short- and long-term shareholder value, and has a proven track record of achieving that goal. The company’s total shareholder return (TSR) for the ten-year period measured from the end of 2012 through the end of 2022 — representing the return during Ms. Novakovic’s tenure as our CEO — outpaced the Standard & Poor’s (S&P) Aerospace & Defense Index and the S&P 500 Index (345.7% for the company over the ten-year period vs. 226.5% for the S&P 500). Further, the company’s performance in 2022 yielded a one-year TSR of 21.7%, significantly outperforming the S&P 500 performance of -18.1%.

GENERAL DYNAMICS / 2023 PROXY STATEMENT	5

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Strong Financial and Operational Performance

Our business performance was strong in 2022. As we managed through global supply chain challenges, inflationary pressure and other headwinds, we had steady backlog growth, including robust demand at Gulfstream, and solid operating performance. During the year, the company reduced debt by $1 billion, invested $1.1 billion in capital expenditures, paid $1.4 billion in dividends, and used $1.2 billion to repurchase shares, ending 2022 with $1.2 billion in cash and equivalents on hand.

$39.4 billion	$12.19	$3.4 billion	$1.26 per share
REVENUE	DILUTED EARNINGS PER SHARE (EPS)	NET EARNINGS	QUARTERLY DIVIDEND
2.4% increase from 2021 despite some challenges, such as supply chain disruptions and other headwinds	Record high; Exceeded our EPS projections for the year	Fifth-straight year of net earnings in excess of $3 billion	25th consecutive year with a dividend increase
12.6%	10.7%	$4.6 billion	$91.1 billion
RETURN ON INVESTED CAPITAL (ROIC)(1)	OPERATING MARGIN	NET CASH PROVIDED BY OPERATING ACTIVITIES	BACKLOG
Strong results from a period of significant investment in our business over the past 10 years	Solid double-digit performance	Highest-ever cash from operations; Facilitated the return of $2.6 billion to shareholders through dividends and share repurchases	Highest in the company’s history
(1)

See Appendix A for a discussion of this non-GAAP measure.

GENERAL DYNAMICS / 2023 PROXY STATEMENT	6

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2023 Board of Director Nominees

Name and Primary Occupation	Independent	Director Since	Other Public Company Boards	Committee Membership
				AC	CC	FBPC	NCGC	SC
RICHARD D. CLARKE Former Commander of U.S. Special Operations Command and Retired General, U.S. Army		2023
JAMES S. CROWN Lead Director Chairman and CEO, Henry Crown and Company		1987	1
RUDY F. DELEON Senior Fellow, Center for American Progress		2014
CECIL D. HANEY Retired Admiral, U.S. Navy		2019	1
MARK M. MALCOLM Former President and CEO, Tower International, Inc.		2015
JAMES N. MATTIS Former United States Secretary of Defense and Retired General, U.S. Marine Corps		2019
PHEBE N. NOVAKOVIC Chairman and CEO, General Dynamics Corporation		2012	1
C. HOWARD NYE Chairman, President and CEO, Martin Marietta Materials, Inc.		2018	1
CATHERINE B. REYNOLDS Chairman and CEO, EduCap, Inc.		2017	1
LAURA J. SCHUMACHER Former Vice Chairman, External Affairs and Chief Legal Counsel, AbbVie Inc.		2014	1
ROBERT K. STEEL Vice Chairman & Partner, Perella Weinberg Partners		2021	2
JOHN G. STRATTON Executive Chairman, Frontier Communications Parent, Inc.		2020	2
PETER A. WALL Retired General, British Army		2016
Committee Chair Committee Member				AC = Audit Committee CC = Compensation Committee FBPC = Finance and Benefit Plans Committee NCGC = Nominating and Corporate Governance Committee SC = Sustainability Committee

GENERAL DYNAMICS / 2023 PROXY STATEMENT	7

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Composition of the General Dynamics Board

(As Nominated for Election at the Annual Meeting)

DIRECTOR TENURE	AGE

AN INDEPENDENT BOARD	DIVERSITY

GUIDED BY EXPERTISE — KEY BOARD SKILLS AND EXPERIENCE

GENERAL DYNAMICS / 2023 PROXY STATEMENT	8

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A Commitment to Sound Corporate Governance

Our Board believes that a commitment to sound corporate governance enhances shareholder value. Good corporate governance starts with a strong value system, and the value system starts in the boardroom. The General Dynamics Ethos — our distinguishing moral nature — is rooted in four overarching values.

THESE VALUES:

•

Drive how we operate our business;

•

Govern how we interact with each other and our customers, partners and suppliers;

•

Guide the way we treat our workforce; and

•

Determine how we connect with our communities and impact our environment.

By adhering to our Ethos, we ensure that we continue to be good stewards of the investments made in us by our shareholders, customers, employees and communities.

GENERAL DYNAMICS / 2023 PROXY STATEMENT	9

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Corporate Governance Highlights

Governance Practice		For more information
Stock Ownership	• Market-leading stock ownership requirements provide that executive officers must hold shares of our Common Stock worth at least 8 to 15 times of base salary.	P. 70
	• We prohibit hedging and pledging of our Common Stock by directors and executive officers.	P. 71
Board Structure and Governance	• Thoughtful Board refreshment supports Board diversity and a balanced mix of new and more seasoned directors with an average tenure of 7.8 years.	P. 8
	• An independent Lead Director with a robust set of responsibilities is elected annually by the Board and provides additional independent oversight of senior management and Board matters.	P. 23
	• 12 of our 13 director nominees are independent. All of our Board committees are chaired by independent directors and are 100% independent.	P. 21
	• Our independent directors meet in executive sessions, chaired by the Lead Director, without management present following each regularly scheduled Board meeting.	P. 30
	• Our directors attended 100% of Board and committee meetings in 2022.	P. 30
	• Diligent Board oversight of risk is a cornerstone of our risk management program.	P. 27
	• The Board and each committee conduct annual self-assessments of their performance and effectiveness.	P. 35
	• Our related person transactions policy ensures appropriate Board review of related person transactions.	P. 36
	• Our directors are elected annually based on a majority voting standard for uncontested elections. We have a resignation policy if a director fails to receive a majority of votes cast.	P. 98; Bylaws*

•

We prevent overboarding by providing that directors may not serve on more than four other public company boards, and Audit Committee members may not serve on the audit committees of more than two other public companies.

CGG*
Corporate Responsibility and Sustainability
•

The Board’s fully-independent Sustainability Committee assists the Board in overseeing corporate practices relating to sustainability, including environmental, health, safety, human rights and social matters.

SC Charter*

•

In December 2022, we released an updated Corporate Sustainability Report that discusses our Ethos, our commitment to our stakeholders and communities, our efforts to reduce greenhouse gas (GHG) emissions, and our commitment to diversity and inclusion.

CSR**
	• Our ethics program includes strong Codes of Ethics for all employees globally, with specific codes for our directors and financial professionals.	GD Website**
	• Disclosure of our corporate political contributions and trade association dues describes the process and oversight we employ in each area.	GD Website***
	• We have a strong corporate commitment to respecting the dignity, human rights and autonomy of others.	CSR**; GD Website**
Shareholder Rights	• Our proxy access Bylaws enable shareholders meeting the requirements in our Bylaws to nominate director candidates and have those nominees included in our proxy statement.	Bylaws*
	• We do not have a shareholder rights plan, or poison pill. Any such future plan would require shareholder approval.	CGG*
	• Our Bylaws do not restrict shareholders’ rights under Delaware law to act by written consent.	Bylaws*
	• Our shareholders have the right to request a special meeting of shareholders.	Bylaws*
	• Voting rights are proportional to economic interests. One share equals one vote.	Certificate of Incorporation*
*

Our Corporate Governance Guidelines (CGG), Certificate of Incorporation, Bylaws and Sustainability Committee Charter (SC Charter) are available on our website at www.gd.com/CorporateGovernance.

**

Our Standards of Business Ethics and Conduct, Codes of Ethics, Corporate Sustainability Report (CSR) and Human Rights Policy are available on our website at www.gd.com/Responsibility.

***

See www.gd.com/AdditionalDisclosure.

GENERAL DYNAMICS / 2023 PROXY STATEMENT	10

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Shareholder Engagement

In 2022, we reached out to shareholders representing approximately:	KEY ITEMS DISCUSSED WITH SHAREHOLDERS IN 2022
	Board of Directors and Corporate Governance	• Board refreshment and succession planning • Risk oversight • Board structure and independence • Director diversity
	Executive Compensation	• Program structure, including role of equity compensation • Pay-for-performance alignment • Strong shareholder support for 2022 say-on-pay vote
	Corporate Responsibility and Sustainability	• Board oversight, including Sustainability Committee • GHG emissions target and climate risk • Human capital management, including diversity and inclusion • Human rights

Executive Compensation Highlights

Components of 2022 Compensation Program

CEO Other NEOs Description Annual Base Salary o Base salary is targeted to be a market competitive rate and reflects the experience, potential and performance track-record of each executive. Annual Incentive Compensation o Targeted around the median of our peers, the annual incentive is designed to motivate and align management with current year business goals and varies based on achievements. The incentive includes a balance of financial, strategic and operational measures to align with annual key priorities. o The 2022 annual incentive was formulaic and based on three financial metrics of EPS (25%), free cash flow (FCF)(1) (25%) and operating margin (20%), as well as overall and individual strategic and operational performance (30%). o Strategic and operational performance measures include, but are not limited to: financial performance improvements, prudent allocation of capital, human capital management, environmental, social and governance (ESG) management, debt management, segment performance, cost reductions, leadership and other significant factors not contemplated at the start of the year. Long-Term Incentive (LTI) Compensation o LTI awards are targeted around a market competitive range of our peers and also reflect the experience, potential and performance track-record of executives. LTI awards have multi-year performance metrics designed to align the named executive officers (NEOs) with the objectives of our company and shareholders. o The LTI program consists of three elements: performance stock units, or PSUs (50%), stock options (30%) and restricted stock (20%). o A mix of elements serves to: - Focus leaders on specific long-term performance results; - Provide a balance of rewards focused on different objectives over varying time periods; - Reward management for improvements in shareholder value; - Retain key employees through longer-term vesting and performance periods; and - Provide an opportunity for wealth accumulation over time that is consistent with the shareholder experience. 50% Performance Stock Units 30% Stock Options 20% Restricted Stock

(1)

See Appendix A for a discussion of this non-GAAP measure.

GENERAL DYNAMICS / 2023 PROXY STATEMENT	11

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ELECTION OF THE BOARD OF DIRECTORS OF THE COMPANY

PROPOSAL 1

Election of Directors

•

Accomplished slate of nominees, with diversity of thought, experience and skills beneficial to our company

•

All nominees are independent, except the chairman

•

Average director tenure of 7.8 years

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES.

Director Nominations

Directors are elected at each annual meeting of shareholders and hold office for one-year terms or until successors are elected and qualified. The Nominating and Corporate Governance Committee leads consideration of director nominees from various sources and identifies nominees with the primary goal of ensuring the Board collectively serves the interests of shareholders.

NOMINEES ARE THOROUGHLY EVALUATED TO ENSURE A BALANCED AND EFFECTIVE BOARD

Ability to devote sufficient time and attention to Board responsibilities	Absence of conflicts of interest	Background and professional experience	Diversity of key skills and expertise
Ethics and integrity	Overall gender and racial / ethnic diversity	For incumbents: performance, participation and contributions to the Board

DIRECTOR CANDIDATE EVALUATION

Potential Board candidates are evaluated in the context of the current Board composition to ensure we have directors with different backgrounds, talent, skills and expertise. This ensures that our directors bring a broad perspective to the company on a range of important issues.

GENERAL DYNAMICS / 2023 PROXY STATEMENT	12

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Director Skills and Experience

In considering Board nominees, the Nominating and Corporate Governance Committee considers each individual’s background and personal and professional experiences, in addition to general qualifications. Nominees are evaluated in the context of the Board as a whole, with a focus on achieving an appropriate mix of skills needed to lead the company at the Board level. The Nominating and Corporate Governance Committee regularly assesses and communicates with the Board about current and potential future skills and backgrounds to ensure the Board maintains an appropriate mix. These skills are reflected in the following table. Each nominee also possesses additional skills and experience that are not highlighted among those listed below. In addition to specific skills, any nominee to our Board must possess the personal integrity and values to assure that the Board can carry out its duties in the context of the potential military use of our products and services.

DIRECTOR NOMINEES’ SKILLS, KNOWLEDGE AND EXPERIENCE MATRIX

Importance to General Dynamics
Aerospace and Defense Industry	Supports oversight of the company’s business performance and strategic developments in our industry
Corporate Governance and Public Company Board	Provides the background and knowledge necessary to ensure effective oversight and governance
Finance or Accounting	Enables in-depth analysis of our financial statements and understanding of our capital structure, financial transactions and financial reporting processes
Government Relations and Regulatory	Critical for an understanding of the complex regulatory and governmental environment involving our business
Global Business and Strategy	Important for oversight of a complex organization with operations worldwide
Operations and Manufacturing	Necessary in overseeing a sustainable, complex and global manufacturing company
Sustainability	Supports oversight of environmental, health, safety, human rights and social matters
Technology and Cybersecurity	Supports our businesses in navigating the rapidly changing landscape for technology and cybersecurity

GENERAL DYNAMICS / 2023 PROXY STATEMENT	13

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Board Diversity

In order to sustain a global business, we must bring together a group of people with a vision for the future and diversity of thought. We must have leadership, at both the executive and Board levels, to develop and execute our business objectives better than our competition. Highlights of the composition of the Board of Directors, as nominated, include:

Limitation on Directorships

Consistent with our director nominee evaluation criterion that each nominee must have the ability to devote sufficient time and attention to Board responsibilities, our directors may not serve on more than four other public company boards, and Audit Committee members may not serve on the audit committees of more than two other public companies.

Director Retirement Policy

Directors typically do not stand for election after reaching the age of 72. If the Nominating and Corporate Governance Committee and two-thirds of the directors then in office determine that having a particular person on the Board would provide a significant benefit to the company, that individual may stand for election after reaching the age of 72. Our Bylaws prohibit directors from standing for election after reaching the age of 75.

In February 2023, the Board, advised by the Nominating and Corporate Governance Committee, evaluated an exception to the mandatory retirement age for Mr. Mattis, who will be 72 at the time of the Annual Meeting. The Board and committee considered Mr. Mattis’ unique experience and perspectives regarding U.S. and foreign military strategy and operations; domestic and international government affairs; the global defense industry; and advanced technologies and cybersecurity, among other things. Further, consideration was also given to Mr. Mattis’ demonstrated record of strong and effective independent leadership in carrying out his duties as a member of the Board. In light of these considerations, the Nominating and Corporate Governance Committee recommended that the company would significantly benefit from Mr. Mattis’ continued contributions and service as a director. The Board concurred and approved Mr. Mattis’ re-nomination. Mr. Mattis recused himself from all Board and committee discussions of the retirement age exception and abstained from the Board and committee votes on the matter.

GENERAL DYNAMICS / 2023 PROXY STATEMENT	14

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2023 Director Nominees

The following 13 nominees are standing for election to the Board of Directors at the Annual Meeting. If any nominee withdraws or for any reason is unable to serve as a director, your proxy will be voted for any remaining nominees (except as otherwise indicated in your proxy) and any replacement nominee designated by the Nominating and Corporate Governance Committee.

Age: 60 Director since: February 2023 INDEPENDENT Committees: • Nominating and Corporate Governance	RICHARD D. CLARKE

BACKGROUND

•
Commander, U.S. Special Operations Command (USSOCOM), 2019 to 2022

•
Director for Strategy Plans and Policy (J5), 2016 to 2019

•
Commander, 82nd Airborne Division, 2014 to 2016; 74th Commandant of Cadets, U.S. Military Academy at West Point, 2013 to 2014; Deputy Commanding General for Operations, 10th Mountain Division, 2011 to 2013

KEY ATTRIBUTES/SKILLS/EXPERIENCE

Mr. Clarke, a four-star U.S. Army General, retired from the U.S. military after nearly four decades of leading complex and diverse organizations at every level, including over 15 years internationally with more than 10 combat deployments to Iraq and Afghanistan. As Commander of USSOCOM, he led a joint force of over 75,000 military members with an annual operating budget of in excess of $25 billion. Further, he directed global deployments to conduct some of the nation’s most sensitive and critical missions, advising the Secretary of Defense directly on human capital, strategy and mission risks. Mr. Clarke brings to the Board a deep understanding of current global security issues, as well as insight into practical considerations underlying strategic and risk assessment analyses in the defense industry.

Age: 69 Director since: May 1987 INDEPENDENT Committees: • Audit • Compensation • Nominating and Corporate Governance • Sustainability	JAMES S. CROWN — Lead Director

BACKGROUND

•
Lead Director since May 2010

•
Chairman and Chief Executive Officer of Henry Crown and Company since 2018; President of Henry Crown and Company, 2002 to 2018; Vice President of Henry Crown and Company, 1985 to 2002

•
Mr. Crown currently serves as a director of J.P. Morgan Chase & Co.

KEY ATTRIBUTES/SKILLS/EXPERIENCE

As the longest-serving member of our Board and a significant shareholder, Mr. Crown has an abundance of knowledge regarding General Dynamics and our history. As chairman and chief executive officer of Henry Crown and Company, a private investment firm with diversified interests, Mr. Crown has broad experience in business management and capital deployment strategies. His many years of service as a director of our company and other large public companies provide him with a deep understanding of the roles and responsibilities of a board of a public company, including those of a lead director.

GENERAL DYNAMICS / 2023 PROXY STATEMENT	15

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Age: 70 Director since: September 2014 INDEPENDENT Committees: • Compensation • Finance and Benefit Plans • Sustainability	RUDY F. DELEON

BACKGROUND

•
Senior Fellow with the Center for American Progress since 2007

•
Senior Vice President of The Boeing Company, 2001 to 2006

•
Deputy Secretary of Defense, 2000 to 2001; Undersecretary of Defense for Personnel and Readiness, 1997 to 2000

•
Undersecretary of the U.S. Air Force, 1994 to 1997

KEY ATTRIBUTES/SKILLS/EXPERIENCE

Mr. deLeon’s experience as the second-highest ranking civilian official in the U.S. Department of Defense and as a foreign policy and military advisor gives him a keen understanding of the complexities of the U.S. military and the defense industry. His experience in government, combined with his leadership at The Boeing Company as a senior vice president leading all U.S. federal, state and local government liaison operations, provides him with a deep understanding of the aerospace and defense industry, enabling him to serve General Dynamics with valuable perspectives on the business.

Age: 67 Director since: March 2019 INDEPENDENT Committees: • Audit • Nominating and Corporate Governance (Chair)	CECIL D. HANEY

BACKGROUND

•
Retired Admiral, U.S. Navy; Commander, U.S. Strategic Command, 2013 to 2016; Commander, U.S. Pacific Fleet, 2012 to 2013

•
Mr. Haney currently serves as a director of Tenet Healthcare Corporation.

KEY ATTRIBUTES/SKILLS/EXPERIENCE

Prior to retiring from the U.S. Navy at the rank of Admiral, Mr. Haney served as Commander of the U.S. Strategic Command and Commander of the U.S. Pacific Fleet. His leadership positions, particularly with U.S. Strategic Command, required extensive knowledge about the role of advanced technologies and cybersecurity in the national security of the United States. During his service, Mr. Haney also gained broad global experience in managing complex operational and budgetary issues. His nearly four-decade career with the U.S. Navy gives him valuable insight into key aspects of the defense industry and national security priorities. Mr. Haney’s engineering and national security educational backgrounds, together with his extensive experience with advanced technologies and cyber matters, position him as a valuable advisor to our businesses.

Age: 69 Director since: August 2015 INDEPENDENT Committees: • Audit • Finance and Benefit Plans	MARK M. MALCOLM

BACKGROUND

•
President and Chief Executive Officer of Tower International, Inc., 2007 to 2016

•
Senior Advisor, Cerberus Capital Management, 2006 to 2007

•
Executive Vice President and Controller of Ford Motor Credit, 2004 to 2005; Director of Finance and Strategy, Global Purchasing, of Ford Motor Company, 2002 to 2004

•
Mr. Malcolm served as a director of Tower International, Inc., then a public company, within the past five years.

KEY ATTRIBUTES/SKILLS/EXPERIENCE

Mr. Malcolm’s senior executive positions at Tower International, Inc. and Ford provide him with critical knowledge of the management, financial and operational requirements of a large company. In these positions, Mr. Malcolm gained extensive experience in dealing with accounting principles and financial reporting, evaluating financial results and the financial reporting process of a public company. Mr. Malcolm brings to the Board a broad knowledge of the complex business issues facing a public company in areas such as risk management, global supply chain management and corporate governance. Based on his experience, the Board has determined that Mr. Malcolm is an Audit Committee Financial Expert.

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Age: 72 Director since: August 2019 INDEPENDENT Committees: • Audit • Nominating and Corporate Governance	JAMES N. MATTIS

BACKGROUND

•
Senior Counselor, The Cohen Group since 2019

•
United States Secretary of Defense, 2017 to 2019

•
Retired General, U.S. Marine Corps; Commander, United States Central Command, 2010 to 2013; Commander, U.S. Joint Forces Command, 2007 to 2010; NATO Supreme Allied Commander Transformation, 2007 to 2009

•
Mr. Mattis previously served as a director of the company from August 2013 to January 2017

KEY ATTRIBUTES/SKILLS/EXPERIENCE

Mr. Mattis served as the U.S. Secretary of Defense, after having had a distinguished career in the U.S. Marine Corps. He served as Commander, U.S. Central Command and Commander, U.S. Joint Forces as well as NATO Supreme Allied Commander Transformation. Mr. Mattis’ unique perspective and experiences with U.S. and foreign military strategy and operations, including NATO operations, provide him with valuable insight into international and government affairs and the global defense industry. Mr. Mattis’ leadership positions also required extensive understanding of advanced technologies and cybersecurity. His demonstrated leadership and strategic skills make him well-equipped to advise on strategic opportunities and risks associated with our aerospace and defense businesses.

Age: 65 Director since: May 2012 Committees: • None	PHEBE N. NOVAKOVIC

BACKGROUND

•
Chairman and Chief Executive Officer of General Dynamics since January 2013; President and Chief Operating Officer, May 2012 to December 2012; Executive Vice President, Marine Systems, May 2010 to May 2012; Senior Vice President, Planning and Development, July 2005 to May 2010; Vice President, Strategic Planning, October 2002 to July 2005

•
Ms. Novakovic currently serves as a director of J.P. Morgan Chase & Co. She served as a director of Abbott Laboratories within the past five years.

KEY ATTRIBUTES/SKILLS/EXPERIENCE

Ms. Novakovic’s service as a senior officer of General Dynamics since 2002 makes her a valuable and trusted leader. Through her roles as chairman and chief executive officer, president and chief operating officer, and executive vice president, Marine Systems, she has developed a deep understanding of the company’s business operations, growth opportunities, risks and challenges. As senior vice president, planning and development, she gained a strong understanding of our core customers and the global marketplace in which we operate. Ms. Novakovic’s current service as a public company director provides her with a valuable perspective on corporate governance matters and the roles and responsibilities of a public company board.

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Age: 60 Director since: May 2018 INDEPENDENT Committees: • Audit (Chair) • Compensation	C. HOWARD NYE

BACKGROUND

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Chairman of Martin Marietta Materials, Inc. since 2014 and President and CEO since 2010; President and Chief Operating Officer, 2006 to 2009

•
Executive Vice President of Hanson PLC’s North American building materials business, 2003 to 2006

•
Mr. Nye currently serves as Chairman of the Martin Marietta Materials, Inc. Board of Directors. He served as a director of Cree, Inc. (n/k/a Wolfspeed, Inc.) within the past five years.

KEY ATTRIBUTES/SKILLS/EXPERIENCE

Mr. Nye’s roles with Martin Marietta Materials, Inc., a leading supplier of aggregates and heavy building materials, position him well to advise our businesses on a range of matters in the areas of engineering, manufacturing, supply chain, mergers and acquisitions, sustainability, regulation and governance matters. Mr. Nye also brings extensive risk management experience, particularly in the area of employee health and safety. His strong business and legal background, together with service on public company boards provide him with a deep understanding of the challenges and risks facing large public companies and their boards. Based on Mr. Nye’s experience with public company financial statements and reporting, the Board has determined that Mr. Nye is an Audit Committee Financial Expert.

Age: 65 Director since: May 2017 INDEPENDENT Committees: • Audit • Finance and Benefit Plans (Chair) • Sustainability	CATHERINE B. REYNOLDS

BACKGROUND

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Chairman and Chief Executive Officer of EduCap, Inc. since 1989

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Co-founder of VitaKey Inc.; Chief Executive Officer since 2021

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Chairman and Chief Executive Officer of The Catherine B. Reynolds Foundation since 2000

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Founder and Chairman of Servus Financial Corporation, 1993 to 2000

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Ms. Reynolds currently serves as a director of Lindblad Expeditions Holdings, Inc.

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Chairman of the Board of Lyndra Therapeutics, Inc. since 2017

KEY ATTRIBUTES/SKILLS/EXPERIENCE

Ms. Reynolds’ sound business experience and financial background, including her innovative development of the first asset-backed securitization structure for consumer education loans, enable her to provide valuable financial and business advice to the company. Ms. Reynolds is a certified public accountant and has served on the audit and compensation committees of a public company. Through her senior executive and board positions with EduCap, Inc. and Servus Financial Corporation, she has developed critical knowledge of the financial and risk management challenges that companies face. Ms. Reynolds also has gained valuable insight into public company governance and operations through her prior and current service on public company boards. The Board has determined that Ms. Reynolds’ extensive financial and accounting background qualifies her as an Audit Committee Financial Expert.

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Age: 60 Director since: February 2014 INDEPENDENT Committees: • Compensation (Chair) • Nominating and Corporate Governance	LAURA J. SCHUMACHER

BACKGROUND

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Vice Chairman, External Affairs and Chief Legal Counsel of AbbVie Inc., 2018 to 2022; Executive Vice President, External Affairs and General Counsel of AbbVie Inc., 2013 to 2018

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Executive Vice President, General Counsel and Secretary of Abbott Laboratories, 2007 to 2012

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Ms. Schumacher currently serves as a director of CrowdStrike Holdings, Inc.

KEY ATTRIBUTES/SKILLS/EXPERIENCE

Ms. Schumacher’s positions as chief legal officer of two large public companies provide her with extensive experience with respect to risk management and a deep knowledge of the types of legal, regulatory and corporate governance risks facing public companies. Her experience as a senior executive in the healthcare industry has provided her with a keen awareness of strategic considerations and challenges associated with a complex, highly regulated industry. Additionally, through her key role in the strategic consideration and execution of the separation of AbbVie Inc. from Abbott Laboratories, Ms. Schumacher brings an important understanding of and insight into corporate governance matters and complex corporate transactions.

Age: 71 Director since: February 2021 INDEPENDENT Committees: • Compensation • Finance and Benefit Plans • Sustainability (Chair)	ROBERT K. STEEL

BACKGROUND

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Vice Chairman, Perella Weinberg Partners, since 2021; Chairman of Advisory, 2014 to 2021; Chief Executive Officer, 2014 to 2019; Partner since 2014

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Deputy Mayor for Economic Development, New York City, 2010 to 2013

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Chief Executive Officer and President of Wachovia Corporation, 2008 to 2009

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Under Secretary of Domestic Finance, United States Treasury, 2006 to 2008

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Vice Chairman of Goldman Sachs, 2002 to 2004; Co-head of Equities Division, 1996 to 2002

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Mr. Steel currently serves as Vice Chairman of Perella Weinberg Partners and also as a director of USHG Acquisition Corp. He served as a director of Cadence Bancorporation within the past five years.

KEY ATTRIBUTES/SKILLS/EXPERIENCE

Mr. Steel’s extensive experience with financial markets, gained through public service and private sector roles, positions him as a strong advisor to the company on financial matters. Mr. Steel gained firsthand experience with regulatory structures during his high-ranking government service both at the federal and local levels. Mr. Steel also served as Co-Chair of the Board of Directors of the Value Reporting Foundation, now part of the International Financial Reporting Standards (IFRS) Foundation, which gives him unique insights into sustainability issues. Additionally, his service as the chief executive officer and president of a public company provided him with valuable insights into challenges facing public companies.

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Age: 62 Director since: February 2020 INDEPENDENT Committees: • Audit • Finance and Benefit Plans	JOHN G. STRATTON

BACKGROUND

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Executive Chairman of Frontier Communications Parent, Inc. since April 2021

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Executive Vice President and President of Global Operations, Verizon Communications, Inc., 2015 to 2018; Executive Vice President of Global Enterprise and Consumer Wireline, 2014 to 2015; Executive Vice President and President of Verizon Enterprise, 2012 to 2014; Executive Vice President and Chief Operating Officer of Verizon Wireless, 2010 to 2012

•
Mr. Stratton currently serves as Executive Chairman of the Board of Frontier Communications Parent, Inc.; he also currently serves as a director of Abbott Laboratories since 2017

KEY ATTRIBUTES/SKILLS/EXPERIENCE

Through his leadership positions at Frontier Communications and, previously, at Verizon Communications, Mr. Stratton gained extensive business and management experience operating global public companies, including business strategy and risk management. Mr. Stratton also gained extensive insight into the importance and role of technology, including opportunities and risks associated with rapidly developing new technologies and cybersecurity. His experience in the telecommunications industry also provides him with an understanding of business operations in a highly regulated industry.

Age: 67 Director since: August 2016 INDEPENDENT Committees: • Finance and Benefit Plans • Nominating and Corporate Governance • Sustainability	PETER A. WALL

BACKGROUND

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Retired General, British Army, Chief of the General Staff, 2010 to 2014; Commander in Chief, Land Command, 2009 to 2010

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Director of Operations, United Kingdom Ministry of Defence, 2007 to 2009

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Director, Amicus (strategic leadership advisory firm) since 2014

KEY ATTRIBUTES/SKILLS/EXPERIENCE

Mr. Wall had a distinguished career in the British Army before retiring at the rank of General in 2014. He also served as Director of Operations for the United Kingdom Ministry of Defence, directing operations worldwide. As Chief of the General Staff of the British Army, Mr. Wall managed significant operating budgets and led a major transformation of the British Army, including capital investment to harness the latest military technology. Mr. Wall’s service in the U.K. Ministry of Defence and in the British Army give him an in-depth understanding and appreciation of the complexities of the U.K. military, its allies and the overall defense industry. Mr. Wall brings to the Board important insight into the operational requirements of our customers, the application of technology and a deep understanding of global security issues.

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Director Independence

Independence Standards

Our Board has established an objective that at least two-thirds of the directors be independent. The Board has established director independence guidelines (the Director Independence Guidelines) that are consistent with applicable NYSE rules to assist in determining director independence. Our Board regularly assesses the independence of our directors and examines the nature and extent of any relationships between General Dynamics and our directors, their families and their affiliates. For a director to be considered independent, the Board must determine that a director does not have any direct or indirect material relationship with General Dynamics. The Director Independence Guidelines are a part of our Corporate Governance Guidelines, which are available at www.gd.com/CorporateGovernance.

Independence Determinations

The Board has determined that each current non-management director — Ms. Reynolds, Ms. Schumacher and Messrs. Clarke, Crown, deLeon, Haney, Malcolm, Mattis, Nye, Steel, Stratton and Wall — qualifies as an independent director.

In March of each year and at other times during the year for director nominations or appointments occurring outside the annual meeting, the Board considers whether each director and nominee to the Board meets the definition of an “independent director” in accordance with applicable NYSE rules and the company’s Director Independence Guidelines. To make these independence determinations, the Board reviewed all relationships between General Dynamics and the directors and affirmatively determined that none of the individuals qualifying as independent has a material business, financial or other type of relationship with General Dynamics, other than as a director or shareholder of the company. Specifically, the Board considered the relationships listed below and the related person transactions listed on page 37 of this Proxy Statement and found them to be immaterial. For each of the relationships that the Board considered for 2020, 2021 and 2022, the payments made or received by General Dynamics, and the charitable contributions made by General Dynamics, fell below the thresholds in our Director Independence Guidelines (the greater of $1 million or 2% of the consolidated gross revenue of the other company). Listed below are the relationships that existed in 2022 that were considered by the Board as part of their independence determinations.

•

Ms. Reynolds, Ms. Schumacher, and Messrs. Crown, deLeon, Haney, Mattis, Nye, Steel and Wall serve or served as members of the boards of trustees or boards of directors, or as executive officers, of charitable and other non-profit organizations to which General Dynamics (i) has made payments for memberships, sponsorships, trade show exhibit space or tuition in the usual course of our business, (ii) made and received payments for products and services in the usual course of our business or (iii) made contributions as part of our annual giving program. The 2022 payments fell below the greater of $1 million or 2% of the consolidated gross revenue of the organizations.

•

Mr. Mattis’ brother was a non-executive employee of a subsidiary of General Dynamics. The compensation paid to Mr. Mattis’ brother in 2022 did not exceed $120,000.

•

Ms. Reynolds, Ms. Schumacher, and Messrs. Crown, Haney, Nye and Stratton serve or served as directors of companies, and Ms. Reynolds, Ms. Schumacher, and Messrs. Crown, Mattis, and Nye are or were employees or executive officers of companies to which General Dynamics has sold products and services, or from which General Dynamics has purchased products and services, in the ordinary course of business. None of the directors had any material interest in, or received any compensation in connection with, these ordinary-course business relationships. Each of the payments made or received by General Dynamics in 2022 fell below the greater of $1 million or 2% of the consolidated gross revenue of the other company.

Board Nominees Recommended by Shareholders

The Nominating and Corporate Governance Committee will consider director nominees recommended by shareholders in the same manner as it considers and evaluates potential directors identified by the company. Recommendations by shareholders should be submitted in writing to the chair of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, 11011 Sunset Hills Road, Reston, VA 20190. Our Bylaws address the requirements for nominations of directors, including a proxy access provision that permits a shareholder or a group of up to 20 shareholders who have owned 3% or more of our outstanding shares of capital stock continuously for three years to submit director nominees for inclusion in our proxy statement if the shareholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws. The requirements for director nominations, including requirements for proxy access, can be found in Article II, Section 10 of our Bylaws, which are available on our website at www.gd.com/CorporateGovernance.

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GOVERNANCE OF THE COMPANY

Our Commitment to Strong Corporate Governance

The General Dynamics Board of Directors (the Board) believes that good corporate governance enhances shareholder value. To that end, General Dynamics is committed to employing strong market-leading practices to promote a culture of ethics and integrity that defines how we do business. At the core, we are in business to earn ethically a fair return for our shareholders.

On the recommendation of the Nominating and Corporate Governance Committee, the Board has adopted the General Dynamics Corporate Governance Guidelines to provide a framework for effective governance of the Board and the company. The guidelines establish policies and practices with respect to Board operations and responsibilities, including Board structure and composition, director independence, executive and director compensation, succession planning, and the receipt of concerns and complaints by the Board. The Board regularly reviews these guidelines and updates them periodically in response to changing regulatory requirements, feedback from shareholders on governance matters and evolving best practices in corporate governance.

Our key corporate governance practices are summarized below. Our Corporate Governance Guidelines are available at www.gd.com/CorporateGovernance.

Our Ethos

As part of our commitment to strong corporate governance practices, we maintain an active and robust ethics program. Our ethics program is rooted in our Ethos — our distinguishing moral nature. Our Ethos is defined by four values: transparency, trust, alignment and honesty.

By adhering to our Ethos, we ensure that we continue to be good stewards of the investments made in us by our shareholders, customers, employees, suppliers and communities.

We have a Standards of Business Ethics and Conduct Handbook that applies to all employees. This handbook, known as the Blue Book, has been updated and improved as we have grown and changed over the years. Our ethics program also includes periodic training on ethics and compliance topics for all employees and a 24-hour ethics helpline, which employees can access via telephone or online to communicate any business-related ethics concerns.

We also have adopted ethics codes specifically applicable to our Board and financial professionals. The Code of Conduct for Members of the Board of Directors embodies our Board’s commitment to manage our business in accordance with the highest standards of ethical conduct. The Code of Ethics for Financial Professionals, which supplements the Blue Book, applies to our chief executive officer (CEO), chief financial officer (CFO), controller and individuals performing similar financial functions.

Any amendments to or waivers from the Standards of Business Ethics and Conduct, Code of Ethics for Financial Professionals or Code of Conduct for Members of the Board of Directors on behalf of any of our executive officers, financial professionals or directors will be disclosed on our website. The current Standards of Business Ethics and Conduct are available on our website at www.gd.com/Responsibility.

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Board Leadership Structure

Our Board comprises accomplished and experienced directors, all of whom are independent except for our CEO, who provide advice and oversight to further the interests of our company and our shareholders. The Board regularly evaluates its leadership structure, including whether to separate or combine the positions of chairman and CEO.

As described in Governance of the Company — Shareholder Outreach and Engagement below, we regularly engage with shareholders regarding governance topics. Last year we also undertook targeted shareholder engagement in connection with last year's failed shareholder proposal regarding separating the positions of chairman and CEO, which included conversations during proxy season as well as subsequent follow-up discussions with shareholders who had supported the proposal.

In response to feedback received from our shareholders during this engagement process, the Board approved enhancements to our Corporate Governance Guidelines in 2022 to strengthen the independent leadership and oversight provided by the Board. The enhancements included codifying the powers of the independent Lead Director role to, among other things, oversee CEO performance and compensation.

The updated Corporate Governance Guidelines also establish a policy for the Board to conduct a detailed study of the desirability of the separation of the chairman and CEO roles at the time of a CEO transition, in addition to its rigorous assessment each year when electing a chairman.

Our Board continually assesses the composition of the Board based on consideration of all relevant factors and specific circumstances facing the company at the time. Our Board currently believes that the combination of the chairman and CEO roles, while retaining a strong independent Lead Director, is appropriate for our company as described below.

Chairman

Strong and Effective Leadership

Our Board elects a chairman annually from among the directors. The Board believes that Ms. Novakovic’s deep understanding of the company’s business, day-to-day operations, growth opportunities, challenges and risk management gained through several leadership positions, including ten years as CEO, enable her to provide strong and effective leadership to the Board and to ensure the Board is informed of important issues facing the company. For example, the Board has observed Ms. Novakovic's proven track record of long-term success in driving the company's capital allocation and deployment strategy. Further, Ms. Novakovic's unwavering commitment to our Ethos underpins her transparency and honesty in all dealings with the Board.

Independent Lead Director

Additional Independent Oversight

Our Board elects a Lead Director annually from among the independent directors, upon recommendation from the fully independent Nominating and Corporate Governance Committee. Mr. Crown currently serves as Lead Director. The Board believes that Mr. Crown’s tenure and experience, including his breadth of expertise in business management, capital deployment strategies, and service on other public company boards throughout the years, provide him with a deep understanding of and respect for the roles and responsibilities of an independent director and enable him to bring valuable and independent views to the boardroom. In addition, his affiliation with our largest shareholder ensures that his interests are closely aligned with the interests of other shareholders.

The Board believes that the company's corporate governance framework empowers the Lead Director to conduct effective independent oversight of senior management and Board matters. For example, in the last year, Mr. Crown, among other things:

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Approved in advance the full agenda for each Board meeting and each Board committee meeting, and proposed topics of discussion;

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Oversaw performance assessments, including the Board self-assessment and CEO compensation review;

•

Attended all Board meetings and all meetings of Board committees on which he served;

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Chaired meetings of non-management directors;

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Engaged with shareholders on behalf of the company, enabling him to ascertain issues that are top-of-mind for our shareholders;

•

Facilitated regular communication among the directors and the chairman; and

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Participated and assisted in the identification and assessment of potential director candidates.

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The independent Lead Director's authorities and responsibilities, inclusive of enhancements to our Corporate Governance Guidelines in 2022 to strengthen the role of the Lead Director based on shareholder feedback, are listed below.

Lead Director Authorities and Responsibilities
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Acts as chair at Board meetings when the chairman is not present, including meetings of the non-management directors.

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Has authority to oversee the evaluation of the performance of the Board (in consultation with the Nominating and Corporate Governance Committee chair) and the CEO (in consultation with the Compensation Committee chair).

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Works with the chairman to develop and agree to meeting schedules and agendas, and agree to the nature of the information that will be provided to directors in advance of meetings.

•

Meets regularly with the chairman on topics relevant to the Board and to provide feedback on Board topics and meetings.

•

Has the authority to call meetings of the non-management directors.

•

Consults regularly with non-management directors, coordinates activities of the non-management directors and serves as a liaison between the chairman and non-management directors.

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Is available for consultation and communication with significant shareholders, when appropriate.

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Has the authority to retain advisors and consultants in connection with all Board functions.

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Performs such other duties as the Board may determine from time to time.

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Board Committees

The Board has established five standing committees to assist in executing its duties: Audit, Compensation, Finance and Benefit Plans, Nominating and Corporate Governance, and Sustainability. The primary responsibilities of each of the committees are described below, together with the current membership and number of meetings held in 2022. Currently, all of our Board committees are composed entirely of independent, non-management directors. Charters for all five Board committees are available on our website at www.gd.com/CorporateGovernance.

Committee Members

Listed below are the members of each of the five standing committees as of March 8, 2023.

	Audit Committee	Compensation Committee	Finance and Benefit Plans Committee	Nominating and Corporate Governance Committee	Sustainability Committee
Richard D. Clarke
James S. Crown
Rudy F. deLeon
Cecil D. Haney
Mark M. Malcolm
James N. Mattis
C. Howard Nye
Catherine B. Reynolds
Laura J. Schumacher
Robert K. Steel
John G. Stratton
Peter A. Wall
Lead Director Audit Committee Financial Expert	Chair Member

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Committee Responsibilities

Following are descriptions of the primary areas of responsibility for each of the five committees.

AUDIT COMMITTEE Members: C. Howard Nye (Chair) James S. Crown Cecil D. Haney Mark M. Malcolm James N. Mattis Catherine B. Reynolds John G. Stratton Meetings in 2022: 8

RESPONSIBILITIES:

•

Oversees accounting, financial reporting, internal control, auditing and regulatory compliance activities

•

Selects and oversees the independent auditor

•

Approves audit and non-audit services provided by the independent auditor, including a review of the scope of the audit

•

Reviews our consolidated financial statements with management and the independent auditor

•

Evaluates the performance, responsibilities, budget and staffing of internal audit program

•

Evaluates the scope of the internal audit plan

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Monitors management’s implementation of the company’s policies, practices and programs with respect to business ethics and conduct

COMPENSATION COMMITTEE Members: Laura J. Schumacher (Chair) James S. Crown Rudy F. deLeon C. Howard Nye Robert K. Steel Meetings in 2022: 4

RESPONSIBILITIES:

•

Evaluates the performance of the CEO and other officers and reviews and approves their compensation

•

Recommends to the Board the level and form of director compensation and benefits

•

Reviews and approves both incentive and equity-based compensation plans

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Reviews and monitors succession plans for officers, including the CEO

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Has authority to retain and terminate external advisors in connection with the discharge of its duties

•

Has sole authority to approve compensation consultant fees (to be funded by the company) and the terms of the consultant’s retention

FINANCE AND BENEFIT PLANS COMMITTEE Members: Catherine B. Reynolds (Chair) Rudy F. deLeon Mark M. Malcolm Robert K. Steel John G. Stratton Peter A. Wall Meetings in 2022: 4

RESPONSIBILITIES:

•

Oversees the management of the company’s financial policies to ensure the policies are in keeping with the company’s overall business objectives

•

For employee benefit plans that name the company or one of its subsidiaries as the investment fiduciary (and for which the company or one of its subsidiaries has not appointed the management investment committee as investment fiduciary):

—

Provides strategic oversight of the management of the assets

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Reviews and approves management's investment policy recommendations

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Reviews and approves the retention of third parties for administration and management services related to trust assets

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE Members: Cecil D. Haney (Chair) Richard D. Clarke James S. Crown James N. Mattis Laura J. Schumacher Peter A. Wall Meetings in 2022: 3

RESPONSIBILITIES:

•

Evaluates Board and management effectiveness

•

Advises the Board on the appropriate size, composition, structure and operations of the Board and its committees

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Reviews and recommends to the Board committee assignments for directors

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Advises the Board on corporate governance matters and monitors developments, trends and best practices in corporate governance

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Recommends to the Board corporate governance guidelines that comply with legal and regulatory requirements

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Identifies qualified individuals as director candidates

SUSTAINABILITY COMMITTEE Members: Robert K. Steel (Chair) James S. Crown Rudy F. deLeon Catherine B. Reynolds Peter A. Wall Meetings in 2022: 1

RESPONSIBILITIES:

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Reviews and monitors corporate practices related to corporate sustainability matters, including those regarding environmental, health, safety, human rights (including international sales of defense articles) and social matters

•

Monitors developments, trends and best practices in managing corporate sustainability

•

Has authority to obtain advice and assistance from internal and external advisors in connection with the discharge of its duties

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Risk Oversight

Under our comprehensive risk management program, the Board oversees management’s identification and prioritization of risk, focusing on the most significant current and emerging risks facing the company that could have a substantive financial or strategic impact. In addition, Board members independently raise and assess potential risks, as applicable. We believe our risk management processes are well-supported by the current Board leadership structure.

Senior management is responsible for day-to-day risk management and conducts thorough assessments through internal management processes and controls. The CEO and senior management team provide the Board with a dedicated and comprehensive assessment of material risks at least twice per year, and the Board is briefed throughout the year as needed on specific risks facing the company. In our process, upstream, downstream and operational risks are also assessed for potential financial or strategic impact holistically across the company, taking into account the totality of the circumstances, including quantitative analyses of potential financial and operational impact as well as qualitative factors such as compliance with laws, pending regulations and the potential effect on our reputation. Management reviews each risk and opportunity and determines the appropriate path forward, including the potential escalation of the issue to the Board or applicable Board committee, as needed.

The Board, or the appropriate committee, assesses existing and significant emerging risks on an ongoing basis as they arise. While the Board applies the same oversight standards to all material risks facing the company, focusing more frequently on the areas that represent the more immediate risks, individual risks generally differ in duration and severity, and timeframes required for effective mitigation may vary greatly or change over time as risk environments evolve. Thus, as risk environments evolve, the Board may adjust its oversight strategy on a case-by-case basis, as appropriate.

ROLES IN RISK MANAGEMENT

Board of Directors

The Board oversees risk management, focusing on the most significant risks facing the company, including strategic, operational, financial, legal, environmental, cybersecurity and reputational risks.

The Board evaluates the company's risks throughout the year. The Board focuses on risk at its annual multi-day Board meeting, typically held in early February, to set the overall strategy and operating plan. The Board reviews, adjusts where appropriate, and approves the annual business unit and business segment goals presented by management; adopts our company operating plan for the year; and monitors these plans and related risks throughout the year as part of periodic financial and performance reports given to the Board by the CFO and executive vice president of each business segment.

While two Board meetings per year are specially designated to include a comprehensive review of risk management, where the CEO and senior management team provide the Board with a dedicated assessment of the company's key risk areas, as well as mitigation efforts, risks are also raised and discussed at every Board meeting. Throughout the course of the year, the Board receives briefings from senior management, including those responsible for legal and compliance risk, concerning a variety of topics and related risks specifically facing the company as they arise.

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Some of the risk topics discussed in 2022 included:

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Defense budget and acquisition matters

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Cybersecurity threats

•

Environmental, health and safety matters

•

Product safety topics

•

Supply chain challenges

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Geopolitical and economic instability

•

Legal and regulatory matters

•

Financial matters

•

Human capital management, including succession planning

•

COVID-19 pandemic

•

Specific customer and program developments

The Board maintains general risk oversight as described above. There are also specific significant risks of which the Board has maintained direct oversight:

•

Succession Planning. The Board considers senior management succession planning a core part of the company's risk management program, and at least annually, the Board reviews with the CEO succession planning for senior leadership positions and the timing and development required to ensure continuity and diversity of leadership over the short and long term.

•

Cybersecurity. In light of the heightened cybersecurity threats faced by the defense industry generally, the Board maintains direct oversight of the company's cybersecurity risks and approach. At least annually, and often more frequently, the Board receives dedicated briefings on the topic.

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Delegation of Authority. The Board oversees updates to our Delegation of Authority policy, which serves as the backbone of the company's approach to risk management, allocating the most significant risks and decisions to senior management.

In addition, the Board committees are each responsible for various areas of risk oversight as described below.

Audit Committee

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Oversees the company’s policies and practices concerning overall risk assessment and risk management.

•

Reviews and takes appropriate action regarding the company’s annual and quarterly financial statements, the internal audit program, the ethics program and internal control over financial reporting.

•

Receives regular briefings from members of senior management on accounting matters; the internal audit plan; internal control over financial reporting matters; significant litigation and other legal matters; and ethics program matters.

•

Holds separate, regular executive sessions with internal audit, management and the members of the company's independent auditors' audit team.

Finance and Benefit Plans Committee

•

Oversees the management of the company’s financial policies and the assets of the company’s defined benefit plans for employees.

•

Oversees market risk exposure with respect to assets within the company’s defined benefit plans, and related to the capital structure of the company, including borrowing, liquidity, allocation of capital and funding of benefit plans.

•

Assesses risks in areas under its purview, receives regular briefings from our senior management or external advisors on financial policies, pension plan liabilities, and funding and asset performance.

Compensation Committee

•

Oversees our executive compensation program to ensure that the program creates incentives for strong operational performance and for the long-term benefit of the company and its shareholders without encouraging excessive risk-taking.

•

Receives briefings from the chairman and CEO; the senior vice president, human resources and administration; and outside consultants and advisors on compensation matters.

Nominating and Corporate Governance Committee

•

Oversees risks related to the company’s governance structure and processes, and risks arising from related person transactions.

•

Receives briefings from the senior vice president, general counsel and secretary.

Sustainability Committee

•

Oversees risks relating to the company’s corporate sustainability practices and management, such as those regarding environmental, health, safety, human rights (including international sales of defense articles) and social matters.

•

Monitors developments, trends and best practices in managing corporate sustainability matters.

•

Receives briefings from the senior vice president, general counsel and secretary; the senior vice president, human resources and administration; and the senior vice president for planning and development.

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Senior Management

•

Assumes responsibility for day-to-day risk management; conducts a thorough assessment of the company’s risks through internal management processes and controls, including an evaluation of the potential impact of existing and significant emerging risks to the company.

•

Ensures compliance with the company's disclosure obligations, controls and procedures as existing and significant emerging risks are identified.

•

Provides the Board with a dedicated and comprehensive briefing of material risks at least twice per year, and briefs the Board throughout the year as needed on specific risks facing the company.

•

Delivers reports to the Board at an annual multi-day Board meeting, typically held in early February, on opportunities and risks in the markets in which the company conducts business. Additionally, each business unit president and each business segment executive vice president presents the unit’s and segment’s respective operating plan and strategic initiatives for the year, including notable business opportunities and risks.

•

Reports financial and performance metrics to the Board, through the CFO and executive vice presidents of each business segment.

External Advisors

•

Remain available for consultation and provide independent, expert advice on the identification, oversight, evaluation and management of the specific risks facing our business (including future threats and trends), and review and comment on risk management processes and procedures as necessary.

•

Support the program by auditing our financial statements.

•

Review and suggest updates and improvements to our risk management processes and procedures.

•

Assist in the implementation of Board and senior management responsibilities regarding risk management.

•

Support, advise and assist with public disclosure regarding risk management and company risks.

HIGHLIGHT ON SUPPLY CHAIN RISK

General Dynamics, along with many other companies, faced dynamic supply chain challenges that arose as the world emerged from the COVID-19 pandemic. Our company approached these risks comprehensively:

•

Provided multiple briefings for the Board and its committees on supply chain challenges;

•

Leveraged our company-wide Supply Chain Management Council, which includes experts from across our business units, to share best practices to support our supplier efforts;

•

Expanded our program to embed company personnel with key suppliers to improve supplier performance and alignment; and

•

Adopted adjustments to operations to account for changes in supply chain availability.

Managing supply chain risk also requires attention to ensuring that our business partners live up to high standards. Our risk in this area is limited because our supply chain is largely located within the United States, but we take our responsibility seriously. Just a few examples of our efforts are listed below.

•

We take steps to vet suppliers for sustainable labor and materials sourcing practices; require our suppliers to trace potential sources of conflict minerals; purchase, when practicable, long-lasting products with low carbon footprints; deal only with non-embargoed countries; and act to prevent counterfeit parts from entering our supply chain.

•

We are committed to supporting small and diverse business suppliers, and we monitor and comply with government procurement policies, as applicable, that often prescribe certain attributes for the supply chain — such as participation of small business, country of origin and other requirements.

•

We conduct risk-based due diligence efforts scaled in proportion with the degree of potential risk.

•

We engage with our supply chain partners to help raise their awareness of the threats facing the defense industrial base and to help increase their ability to defend against them.

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Board Meetings, Attendance and Executive Sessions

Engaged and Active Board of Directors

8	100%	100%	100%
Board of Directors meetings in 2022	Director attendance at 2022 Board and committee meetings	Director attendance at the 2022 Annual Meeting	Each 2022 Board meeting was followed by a non-management director executive session
2022 Board meetings included a multi-day meeting in February to review our 2022 operating plan, including the operating plans of each of our business segments.	Strong director participation, with all Board members attending 100% of their Board and committee meetings.	We encourage directors to attend each Annual Meeting of Shareholders.	Non-management directors may also meet without management present at other times as requested by any non-management director. The independent Lead Director chairs executive sessions.

Corporate Responsibility and Sustainability

Our Board and management take seriously our commitment to corporate responsibility. Our approach to sustainability is grounded in our corporate Ethos, which compels responsible business practices, transparency of our actions and accountability to our commitments. Our Ethos ensures that we behave according to our shared values; use those values to guide our every endeavor; and make General Dynamics sustainable for our shareholders, customers, employees and communities, both local and global.

Ongoing engagement with stakeholders has been an integral part of building and evolving our sustainability program, and we implement our program in a way that benefits our stakeholders, including investors, customers, employees, suppliers and communities. We understand the value of engaging stakeholders and providing robust disclosures on how General Dynamics’ Board and senior management team identifies, prioritizes and addresses ESG risks. We remain committed to reducing our global environmental impact, including our carbon footprint; protecting and promoting human rights; increasing the diversity and inclusiveness of our workforce; supporting the health, welfare and safety of our employees; and being transparent on these issues. As with all aspects of our business, we strive for continuous improvement. Our sustainability initiatives are no exception.

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Sustainability Governance

Our Board focuses its oversight on material risks and opportunities, including those related to ESG matters, as it discharges its duties. The Board’s fully independent Sustainability Committee assists the Board in overseeing corporate practices relating to sustainability, including environmental, health, safety, human rights, and social matters. The Sustainability Committee is chaired by Robert K. Steel, an independent director with expertise and unique experience in the ESG field, including as a former board Co-Chair of the Value Reporting Foundation, now part of the IFRS Foundation.

Oversight of material risks is among the most critical functions of our Board. The Board also has long-established governance structures designed to assure that potentially material risks, including those related to sustainability issues, are adequately identified and escalated. Pursuant to these structures, senior management, as part of its day-to-day management of the business, identifies and evaluates sustainability issues and, where appropriate, escalates these issues within our governance structure. In addition, compliance with our established policies is subject to our rigorous internal audit program, which reports directly to the Board's Audit Committee.

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Overarching Principles

Our approach to sustainability matters is guided by strong corporate governance processes and characterized by a culture of transparency.

GOVERNANCE	TRANSPARENCY
Our Board, as a whole and through its Sustainability Committee, maintains oversight over our sustainability practices and is committed to continuous improvement.

We publish key ESG information, including our comprehensive Corporate Sustainability Report that follows the Sustainability Accounting Standards Board (SASB) framework, our Employment Information Report (EEO-1) workforce diversity data and our CDP (formerly known as the Carbon Disclosure Project) disclosure of climate-related data. This information is available on our website.

Key Focus Areas

Our governance processes described above ensure that our business decisions recognize the economic, environmental and social considerations in our operational strategy. Some of the sustainability areas on which the Board and management focus considerable attention are the environmental impacts of our operations; human capital management, including diversity and inclusion; supply chain issues; human rights; and the GHG emissions we directly and indirectly generate (Scope 1 and Scope 2).

ENVIRONMENT	HUMAN CAPITAL MANAGEMENT

As a company with multiple business lines that include heavy manufacturing, we recognize that our actions have an impact on our planet. In keeping with our commitment to environmental stewardship, we adopted a company-wide target to reduce our GHG emissions by 40% by 2034 compared to our 2019 emissions.

People are the heart of our company. We are committed to the safety, health and well-being of our employees, including fair compensation for the work they perform, so that they can remain focused on their mission.

HUMAN RIGHTS	DIVERSITY AND INCLUSION

We recognize the fundamental human dignity of all people. As a company with operations and suppliers around the world, we appreciate the importance of ensuring that we respect basic human rights in our business activities and conduct risk-based due diligence efforts scaled in proportion with the degree of potential risk.

We believe that a diverse workplace yields better ideas and outcomes. We are committed to promoting a workforce that reflects a rich tapestry of different backgrounds, experiences and perspectives, where all are welcomed.

SUPPLY CHAIN
Suppliers are critical to our ability to deliver quality products and services at market prices to our customers, and we expect our suppliers to act as good corporate citizens.

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Shareholder Outreach and Engagement

Our Board is committed to robust shareholder engagement, and shareholder engagement has become an embedded part of our investor relations and governance programs. Conversations throughout the year led by our investor relations team are supplemented by an annual outreach dedicated to corporate governance matters, our executive compensation program, sustainability efforts and other business topics. In each of the past several years, we have targeted shareholders representing approximately 65% of our outstanding shares to receive their feedback on these topics. Our core shareholder engagement team comprises senior members of our investor relations, corporate governance and human resources (including executive compensation) groups, supplemented by our independent Lead Director or Compensation Committee chair as appropriate. Additionally, an ad hoc group of directors, anchored by the chairman and the independent Lead Director, is available to liaise with significant shareholders. Our Board remains committed to soliciting and understanding shareholder views and responding as appropriate.

OUR SHAREHOLDER ENGAGEMENT PROGRAM

FALL ENGAGEMENT

- We receive feedback and updates on shareholders' governance, executive compensation and corporate responsibility priorities.
- We provide updates to shareholders on the company's programs in these areas.

PROXY STATEMENT
(March)

- We make changes, when appropriate, to our corporate governance, executive compensation and corporate responsibility programs, and discuss those changes in our proxy statement.

SPRING ENGAGEMENT

- We offer additional engagement opportunities to address proxy statement matters or questions.

ANNUAL MEETING
(May)

- Voting results help us calibrate our governance, executive compensation and corporate responsibility programs to reflect shareholders' priorities.

We target and have engaged annually with holders of approximately

65%

of our Common Stock

KEY ITEMS DISCUSSED WITH SHAREHOLDERS IN 2022

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	EXECUTIVE COMPENSATION	CORPORATE RESPONSIBILITY AND SUSTAINABILITY
• Board refreshment and succession planning • Risk oversight • Board structure and independence • Director diversity	• Program structure, including role of equity compensation • Pay-for-performance alignment • Strong shareholder support for 2022 say-on-pay vote	• Board oversight, including Sustainability Committee • GHG emissions target and climate risk • Human capital management, including diversity and inclusion • Human rights

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Director Orientation and Continuing Education

Our comprehensive director orientation and continuing education initiatives help ensure that directors have a deep and up-to-date understanding of our business.

STRENGTHENING DIRECTORS' KNOWLEDGE ABOUT OUR COMPANY

Orientation

- Each new director receives an orientation that consists of in-person briefings provided by corporate officers on our business operations; significant financial, accounting and risk-management matters; corporate governance; executive compensation; ethics; and key policies and practices.
- Each new director receives briefings on the responsibilities, duties and activities of the committees on which the director will initially serve.

Site Visits

- New directors have the opportunity to visit business units within each of our segments and receive briefings from the respective executive vice president and members of business unit management teams.
- All directors visit our business units periodically, allowing the directors to interact with the business unit management teams and employees, and to gain a firsthand view of our operations.

Management Briefings

- The general counsel and CFO periodically provide materials and briefing sessions on subjects that assist directors in fulfilling their duties.

Operating Plan Review

- Annually, the Board holds a multi-day meeting with our senior management to conduct in-depth strategic and financial reviews and to approve the operating plans of each business unit, each business segment and the company as a whole.

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Board and Committee Performance Assessments

Our Board of Directors promotes continuous improvement throughout our company. In this spirit, the Board continually assesses itself for areas of potential improvement.

Communications with the Board

Any shareholder or any other interested party who has a concern or question about the conduct of General Dynamics may communicate directly with our non-management directors, the chairman or the full Board. Communications may be confidential or anonymous. Communications should be submitted in writing to the chair of the Nominating and Corporate Governance Committee in care of the Corporate Secretary, General Dynamics Corporation, 11011 Sunset Hills Road, Reston, Virginia 20190. The Corporate Secretary will receive and process all written communications and will refer all substantive communications to the chair of the Nominating and Corporate Governance Committee in accordance with guidelines approved by the independent members of the Board. The chair of the Nominating and Corporate Governance Committee will review and, if necessary, investigate and address all such communications and will report the status of these communications to the non-management directors as a group or the full Board on a quarterly basis. Certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as business solicitations; junk mail, mass mailings and spam; employment inquiries; and surveys.

Our employees and other interested parties may also communicate concerns or complaints about our accounting, internal control over financial reporting or auditing matters directly to the Audit Committee. Communications may be confidential or anonymous and can be submitted in writing or reported by telephone. Written communications should be submitted to the chair of the Audit Committee in care of our ethics officer at the address in the preceding paragraph or at the address in the Blue Book that is provided to all employees. Our employees can call a toll-free helpline number or access the helpline online. The ethics officer will review, investigate and address any concerns or complaints unless the Audit Committee instructs otherwise. The ethics officer will report the status of all concerns and complaints to the Audit Committee. The Audit Committee may also direct that matters be presented to the full Board and may direct special treatment of any concern or complaint addressed to it, including the retention of outside advisors or counsel.

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Related Person Transactions Policy

Our Board has adopted a written policy on the review and approval of related person transactions. Related persons covered by the policy are:

•

executive officers, directors and director nominees;

•

any person who is known to be a beneficial owner of more than 5% of our voting securities;

•

any immediate family member of any of the foregoing persons; or

•

any entity in which any of the foregoing persons has or will have a direct or indirect material interest.

A related person transaction is defined by this policy as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which General Dynamics will be a participant, the amount involved exceeds $120,000, and any related person will have a direct or indirect material interest. The following interests and transactions are not subject to the policy:

•

director compensation that has been approved by the Board;

•

a transaction where the rates or charges are determined by competitive bid; or

•

a compensatory arrangement solely related to employment with General Dynamics (or a subsidiary) that has been approved by the Compensation Committee or recommended by the Compensation Committee to the Board.

The Nominating and Corporate Governance Committee is responsible for reviewing, approving and, where applicable, ratifying related person transactions. If a member of the committee has an interest in a related person transaction, then he or she will not be part of the review process. In addition, the committee may refer a related person transaction to the disinterested members of the Board for review and consideration of approval in accordance with the policy.

In considering the appropriate action to be taken regarding a related person transaction, the committee or the Board will consider the best interests of General Dynamics and whether the transaction is fair to the company, is on terms that would be obtainable in an arm’s-length transaction or is pursuant to a company discount program for which the related person is eligible, serves a compelling business reason and any other factors it deems relevant. As a condition to approving or ratifying any related person transaction, the committee or the Board may impose whatever conditions and standards it deems appropriate, including periodic monitoring of ongoing transactions.

The following transactions with a related person were determined to pose no actual conflict of interest and were reviewed and approved by the Board pursuant to our related person transactions policy:

(1)

Based upon a Schedule 13G filing made with the Securities and Exchange Commission (SEC) on February 3, 2023, BlackRock, Inc. (BlackRock), a provider of a broad range of investment management and technology services to institutional and retail clients worldwide, reported beneficial ownership of more than 5% of our outstanding Common Stock as of December 31, 2022. An affiliate of BlackRock provides investment management services related to certain of the company's benefit plans. The agreements with BlackRock were negotiated in arm's-length transactions and the ownership of General Dynamics stock plays no role in the business relationship between General Dynamics and BlackRock. In addition, we believe the agreements represent standard terms and conditions for investment management services. For providing the services, BlackRock received fees in 2022 totaling approximately $2.95 million. Also in 2022, our subsidiary, Jet Aviation, received payments from BlackRock totaling approximately $16.6 million for the purchase of aircraft management services. BlackRock's purchases from Jet Aviation were in the ordinary course of business and on arm's-length terms, and the ownership of General Dynamics stock plays no role in the business relationship. In accordance with the related person transactions policy, the Nominating and Corporate Governance Committee reviewed and approved the services and transactions for 2022.

(2)

Henry Crown and Company made payments of approximately $4.69 million to the company in 2022 for the purchase of additional business jet parts and aircraft maintenance and services from our subsidiary, Gulfstream Aerospace, and payments of approximately $411,000 for aircraft services from Jet Aviation. The purchases from both Gulfstream Aerospace and Jet Aviation were in the ordinary course of business and on arm's-length terms. Henry Crown and Company is an affiliated entity of Mr. Crown.

(3)

Gregory S. Gallopoulos, an executive officer, purchased aircraft services from Jet Aviation totaling approximately $346,000. The purchases were in the ordinary course of business and on arm's-length terms.

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Director Compensation

We compensate each non-management director for service on the Board. The Compensation Committee reviews director compensation on an annual basis.

2022 Compensation

In February 2022, the Compensation Committee recommended to the Board, and the Board approved, the current non-management director fee structure, effective January 1, 2022. Non-management director compensation for 2022 was:

Compensation Element	Amount
Annual Retainer	$125,000
Lead Director Retainer	$42,500
Annual Retainer: Audit Committee Chair	$27,500
Annual Retainer: Compensation Committee Chair	$25,000
Annual Retainer: • Finance and Benefit Plans Committee Chair • Nominating and Corporate Governance Committee Chair • Sustainability Committee Chair	$20,000
Annual Retainer: Audit Committee Member	$13,750
Annual Retainer: Compensation Committee Member	$12,500
Annual Retainer: • Finance and Benefit Plans Committee Member • Nominating and Corporate Governance Committee Member • Sustainability Committee Member	$10,000
Annual Equity Award	Approximately $170,000 on the date of award
Per Diem Fee for Non-Employee Directors Performing Specific Projects for the Company	$10,000

As part of the Compensation Committee’s annual review in early 2022 and at its request, management engaged Aon PLC (Aon) to conduct a director compensation analysis. Aon provided survey data for the peer group used to benchmark executive compensation, and the committee reviewed the survey data regarding director compensation. This information showed that the directors' pay program was below the median of the peer group and had certain structural differences. Based on this review, in early 2022 the committee recommended, and the Board approved, changes to the directors' compensation program to better align the level and structure of the program with our peer group. The changes included increasing annual retainers, discontinuing meeting attendance fees, and introducing committee member annual retainers.

Each non-management director has the option of receiving all or part of the annual retainer in the form of Common Stock. The annual retainer, additional committee chair retainer (if any), additional committee member annual retainer and per diem fees paid to each director during 2022 are reflected in the Fees Earned or Paid in Cash column of the Director Compensation for Fiscal Year 2022 table, without regard to whether a director took the annual retainer(s) in shares of Common Stock. The annual equity award consists of restricted stock and stock options granted pursuant to our shareholder-approved equity compensation plan and on the same terms, limits and schedule as awards to other plan participants.

In light of the travel required by service on the Board, we also provide each director with accidental death and dismemberment (AD&D) insurance coverage. Payments by General Dynamics for director AD&D insurance premiums are reflected in the All Other Compensation column of the Director Compensation for Fiscal Year 2022 table.

2023 Compensation

For 2023, as part of its annual review of director compensation, the Compensation Committee requested that management update its director compensation analysis. Management engaged Aon to provide survey data for the peer group used to benchmark executive compensation. The committee reviewed the survey data regarding director compensation provided by Aon. Based on this review, the committee recommended no changes to director compensation at this time.

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Director Compensation Table

The table below provides total compensation for 2022 for each non-management director serving during the year.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2022

Name	Fees Earned or Paid in Cash ($)	(a)	Stock Awards ($)	(b)	Option Awards ($)	(c)	All Other Compensation ($)	(d)	Total ($)
James S. Crown	217,582		85,009		84,775		552		387,918
Rudy F. deLeon	161,332		85,009		84,775		552		331,668
Cecil D. Haney	154,918		85,009		84,775		552		325,254
Mark M. Malcolm	154,018		85,009		84,775		552		324,354
James N. Mattis	148,750		85,009		84,775		552		319,086
C. Howard Nye	159,732		85,009		84,775		552		330,068
Catherine B. Reynolds	164,918		85,009		84,775		552		335,254
Laura J. Schumacher	160,000		85,009		84,775		552		330,336
Robert K. Steel	171,332		85,009		84,775		552		341,668
John G. Stratton	148,750		85,009		84,775		552		319,086
Peter A. Wall	255,000		85,009		84,775		552		425,336
*

Mr. Richard D. Clarke joined the Board as a non-management director effective as of February 1, 2023, and did not receive any compensation for fiscal year 2022.

(a)

Messrs. Malcolm, Mattis, Nye and Stratton, Ms. Reynolds and Ms. Schumacher elected to receive 100% of their annual retainer in Common Stock; Mr. deLeon elected to receive 50% of his annual retainer in Common Stock; and Mr. Haney elected to receive 20% of his annual retainer in Common Stock. Based upon these elections and each director’s length of service for the year, they received the following number of shares of Common Stock with the associated approximate grant date fair value: Mr. deLeon — 268 shares ($62,080); Mr. Haney — 106 shares ($24,556); and 538 shares ($124,624) for each of Messrs. Malcolm, Mattis, Nye and Stratton, and Ms. Reynolds and Ms. Schumacher.

(b)

The amounts reported in the Stock Awards column reflect the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation — Stock Compensation. Assumptions used in the calculation of these amounts are included in Note R to our consolidated audited financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K filed with the SEC on February 7, 2023. Restricted stock awards outstanding as of December 31, 2022, for each director were as follows: 1,325 for Messrs. Crown, deLeon, Haney, Malcolm, Mattis, Nye, Stratton and Wall and Ms. Reynolds and Ms. Schumacher; and 840 for Mr. Steel.

(c)

The amounts reported in the Option Awards column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. Assumptions used in the calculation of these amounts are included in Note R to our consolidated audited financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K filed with the SEC on February 7, 2023. Option awards outstanding as of December 31, 2022, for each director were as follows: 20,810 for Messrs. Crown and deLeon and Ms. Schumacher; 10,760 for Mr. Haney; 19,450 for Mr. Malcolm; 9,150 for Mr. Mattis; 12,210 for Mr. Nye; 14,220 for Ms. Reynolds; 4,960 for Mr. Steel; 8,170 for Mr. Stratton; and 16,340 for Mr. Wall.

(d)

Amounts reflect payments for AD&D insurance.

Director Stock Ownership Guidelines

The Board believes that each director should develop a meaningful ownership position in General Dynamics. Pursuant to our stock ownership guidelines for non-management directors, each non-management director is expected to own shares of our Common Stock having a value equal to at least five times their annual retainer. Non-management directors are expected to retain shares received upon the vesting of restricted stock or exercise of options until the ownership guidelines are met. Management directors are subject to the ownership requirements discussed under Compensation Discussion and Analysis — Other Considerations — Stock Ownership Guidelines and Holding Requirements.

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VOTE TO APPROVE AMENDMENT TO DELAWARE CHARTER TO LIMIT LIABILITY OF OFFICERS AS PERMITTED BY LAW

PROPOSAL 2

Vote to Approve Amendment to Delaware Charter to Limit Liability of Officers as Permitted by Law

Subject to shareholder approval, the Board has unanimously adopted and declared advisable an amendment to our Certificate of Incorporation to provide for the elimination of monetary liability of certain officers of the company in certain limited circumstances (the Amendment). The proposed Certificate of Amendment to the Certificate of Incorporation is attached hereto as Appendix B.

Pursuant to and consistent with Section 102(b)(7) of the General Corporation Law of the State of Delaware (DGCL), our Certificate of Incorporation already eliminates the monetary liability of directors to the fullest extent permitted by Delaware law. Effective August 1, 2022, Section 102(b)(7) was amended to permit companies to include in their certificates of incorporation limitations of monetary liability for certain officers. Consistent with Section 102(b)(7), the Amendment would only permit exculpation of certain officers for breaches of the fiduciary duty of care for direct claims. Like the provision limiting the liability of directors, the Amendment does not permit the elimination of liability of certain officers for any breach of the duty of loyalty to the company or its shareholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. The Amendment also does not permit the limitation of liability of certain officers in any derivative action. The description of the Amendment is qualified in its entirety by and should be read in conjunction with the full text of the proposed Amendment, which is attached hereto as Appendix B.

The Board believes that the Amendment would mitigate the risk of personal financial ruin as a result of an unintentional misstep and also does not negatively impact shareholder rights. Therefore, this exculpation will help attract and retain officers, and the Board has determined that it is in the best interests of the company and our shareholders to adopt the Amendment. Our officers will receive the liability exculpation protections afforded by the Amendment effective upon the company filing the Certificate of Amendment with the Delaware Secretary of State, anticipated to occur on the date of the Annual Meeting if this Proposal 2 is adopted by our shareholders. The Board retains the discretion to abandon, and not implement, the Amendment at any time before it becomes effective even if it is approved by our shareholders.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

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ADVISORY VOTE ON THE SELECTION OF INDEPENDENT AUDITORS

PROPOSAL 3

Advisory Vote on the Selection of Independent Auditors

The Audit Committee of the Board has the sole authority to retain the company’s independent auditors and is responsible for the compensation and oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or related work. The Audit Committee has selected KPMG LLP (KPMG), an independent registered public accounting firm, as our independent auditors for 2023. KPMG has been retained as the company’s independent auditors since 2002. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent audit firm. The members of the Audit Committee believe that the continued retention of KPMG to serve as the company’s independent auditors is in the best interests of the company and its shareholders.

Your Board is submitting this selection of KPMG as the independent auditors for 2023 to an advisory vote of the shareholders. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. Nevertheless, as a good corporate governance practice, your Board has determined to solicit the vote of the shareholders on an advisory basis in making this appointment.

If the shareholders do not vote on an advisory basis in favor of the selection of KPMG as our independent auditors, the Audit Committee will reconsider whether to engage KPMG and may ultimately determine to engage that firm or another audit firm without resubmitting the matter to shareholders. Even if the shareholders vote in favor of the selection of KPMG, the Audit Committee may in its sole discretion terminate the engagement of KPMG and direct the appointment of another independent audit firm at any time during the year.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

Audit and Non-Audit Fees

The following table shows aggregate fees for professional services rendered by KPMG for the audit of our annual consolidated financial statements for the years 2022 and 2021, and fees billed for other services rendered by KPMG during those years.

	2022 ($)	2021 ($)
Audit Fees(a)	22,311,000	23,231,000
Audit-related Fees(b)	2,043,000	1,897,000
Tax Fees(c)	790,000	743,000
All Other Fees(d)	142,000	130,000
Total Fees	25,286,000	26,001,000
(a)

Audit fees are fees for professional services performed by KPMG for the audit of our consolidated annual financial statements (including the audit of internal control over financial reporting) and review of our consolidated quarterly financial statements. These fees also include fees for services that are normally provided in connection with statutory and regulatory filings.

(b)

Audit-related fees are fees for assurance and related services performed by KPMG that are reasonably related to the performance of the audit or review of our consolidated financial statements. These fees consist primarily of fees for professional services for benefit plan audits and evaluation of new accounting standards.

(c)

Tax fees are fees for professional services performed by KPMG for tax compliance, tax advice and tax planning. These fees consist primarily of fees for tax return preparation and review, tax compliance services for expatriates and advice regarding tax implications of certain transactions.

(d)

All other fees are primarily related to professional services performed by KPMG for information technology contract compliance, assessment and advisory services.

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Auditor Independence

The Audit Committee has considered whether the services rendered by KPMG are compatible with maintaining KPMG’s independence. Representatives of KPMG are expected to attend the Annual Meeting, may make a statement if they desire to do so and will be available to respond to questions.

Policy on Pre-Approval

The company and the Audit Committee are committed to ensuring the independence of the independent auditors, both in fact and in appearance. Therefore, in accordance with the applicable rules of the SEC, the Audit Committee has established policies and procedures for pre-approval of all audit and permitted non-audit services provided by the independent auditors. The Audit Committee determines annually whether to approve all audit and permitted non-audit services proposed to be performed by the independent auditors (including an estimate of fees). If other audit or permitted non-audit services not included in the pre-approved services are required during the year, such services must be approved in advance by the Audit Committee. The Audit Committee may delegate authority to grant pre-approvals to its chair or a subcommittee as it deems appropriate, subject to a reporting obligation to the Audit Committee. All audit and permitted non-audit services listed above were pre-approved.

Audit Committee Report

The following Audit Committee Report will not be deemed "soliciting material" or "filed" with the SEC, and will not otherwise be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any previous or future filing by the company under the Securities Act of 1933, as amended (Securities Act) or the Securities Exchange Act of 1934, as amended (Exchange Act), except to the extent that the company incorporates it by specific reference.

The Audit Committee of the Board of Directors has furnished the following report.

The following seven directors serve on the Audit Committee: C. Howard Nye (Chair), James S. Crown, Cecil D. Haney, Mark M. Malcolm, James N. Mattis, Catherine B. Reynolds and John G. Stratton.

None of these directors is an officer or employee of General Dynamics. They all meet the independence requirements of the New York Stock Exchange and Rule 10A-3 of the Exchange Act. The Board has determined that Messrs. Malcolm and Nye and Ms. Reynolds each qualifies as an “audit committee financial expert” as defined by the SEC in Item 407(d) of Regulation S-K. The Audit Committee is governed by a written charter approved by the Board. In accordance with that charter, the committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of General Dynamics. The committee held eight meetings in 2022.

The Audit Committee has reviewed and discussed with management and the company’s independent auditors for 2022, KPMG LLP, an independent registered public accounting firm, the company’s audited consolidated financial statements as of and for the year ended December 31, 2022. Management is responsible for the company’s financial reporting process, including maintaining a system of internal controls, and for preparing the consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP). KPMG is responsible for auditing those consolidated financial statements and for expressing an opinion on the conformity of the consolidated financial statements with GAAP. In addition, in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the Audit Committee reviewed and discussed with management and KPMG management’s report on the operating effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act and KPMG’s attestation report on the company’s internal control over financial reporting.

The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. In addition, the Audit Committee has received and reviewed the written disclosures and letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence, including the compatibility of non-audit services with maintaining KPMG’s independence. Based on the foregoing discussions and reviews, the Audit Committee has satisfied itself as to the independence of KPMG.

In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited consolidated financial statements in the company’s Annual Report on Form 10-K as of and for the year ended December 31, 2022, for filing with the SEC.

This report is submitted by the Audit Committee.

C. Howard Nye	James S. Crown	Mark M. Malcolm	Catherine B. Reynolds
(Chair)	Cecil D. Haney	James N. Mattis	John G. Stratton
February 2, 2023

GENERAL DYNAMICS / 2023 PROXY STATEMENT	41

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ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL 4

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are seeking shareholder input on our executive compensation as disclosed in this Proxy Statement. The Board and the Compensation Committee actively monitor our executive compensation practices in light of the industry in which we operate and the marketplace for talent in which we compete. We remain focused on compensating our executive officers fairly and in a manner that emphasizes performance while providing the tools necessary to attract and retain the best talent.

As described in the Compensation Discussion and Analysis section, our executive compensation program is designed to create incentives both for strong operational performance in the current year and for the long-term benefit of the company, thereby closely aligning the interests of management with the interests of our shareholders.

For these reasons, the Board recommends shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders of General Dynamics Corporation hereby APPROVE, on an advisory basis, the compensation paid to the company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, accompanying footnotes and narrative discussion.”

The vote is advisory and is not binding on the Board, and the vote is not intended to address any specific item of compensation. However, the Compensation Committee expects to take into account the outcome of the vote as it continues to consider the company’s executive compensation program.

The Board has resolved to hold annual advisory votes to approve the compensation of our NEOs. Accordingly, the next advisory vote to approve our executive compensation program is expected to occur at the 2024 Annual Meeting, unless the Board modifies its policy on the frequency of holding such advisory votes.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

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ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES

PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES

In addition to the shareholder advisory vote on executive compensation of our named executive officers set forth in Proposal 4 of this Proxy Statement, we are also holding a shareholder advisory vote as to the frequency with which shareholders would have an opportunity to provide advisory votes on executive compensation of named executive officers as disclosed in future proxy statements (we refer to those future votes as Future Advisory Compensation Votes). Under SEC rules, this vote on frequency is required once every six years, and we are required to hold Future Advisory Compensation Votes at least once every three years.

The Board recommends that shareholders vote in favor of holding Future Advisory Compensation Votes every year and has resolved to hold annual advisory votes to approve the compensation of our named executive officers. The Board believes an annual vote, together with the company’s shareholder engagement program, allows the company to stay aligned with shareholders’ views on our executive compensation program. While this vote is advisory and not binding on the Board, the Compensation Committee and the Board expect to take the outcome of the vote into account when considering the frequency of Future Advisory Compensation Votes.

In voting on Proposal 5, shareholders can choose whether Future Advisory Compensation Votes should be conducted every year, every two years or every three years. Shareholders may also abstain from voting on this item. Please note that you are being asked to indicate your preference on the above choices, and you are not voting to approve or disapprove the Board’s recommendation.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR HOLDING FUTURE ADVISORY COMPENSATION VOTES EVERY YEAR.

GENERAL DYNAMICS / 2023 PROXY STATEMENT	43

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COMPENSATION DISCUSSION & ANALYSIS

Table of Contents

EXECUTIVE SUMMARY	45
Business Overview	45
2022 Performance Highlights	46
2022 Key Compensation Decisions	47
Executive Compensation Philosophy	49
Our Executive Compensation Governance Practices	50

THE COMPENSATION PROCESS	51
2022 Compensation Process Timeline	51
Peer Group and Benchmarking to the Market	52
Shareholder Engagement	53

COMPONENTS OF EXECUTIVE COMPENSATION AND ALIGNMENT WITH COMPANY PERFORMANCE	54
Annual Base Salary	55
Annual Incentive Compensation	55
Long-Term Incentive Compensation	64
Benefits and Perquisites	69
Other Considerations	70

GENERAL DYNAMICS / 2023 PROXY STATEMENT	44

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Executive Summary

This Compensation Discussion and Analysis (CD&A) describes the 2022 compensation of our Named Executive Officers (NEOs) who are identified below:

Name	Title	Tenure in Role
Phebe N. Novakovic	Chairman and Chief Executive Officer	10 years
Jason W. Aiken	Executive Vice President, Technologies and Chief Financial Officer	9 years*
Mark L. Burns	Vice President of the company and President, Gulfstream Aerospace	7 years
Robert E. Smith	Executive Vice President, Marine Systems	4 years
Mark C. Roualet	Executive Vice President, Combat Systems	10 years
* Mr. Aiken was promoted to Executive Vice President, Technologies & CFO effective January 1, 2023. He assumed the CFO role in 2014.

Business Overview

General Dynamics is a global aerospace and defense company that specializes in high-end design, engineering and manufacturing to deliver state-of-the-art solutions to our customers. We offer a broad portfolio of products and services in business aviation; ship construction and repair; land combat vehicles, weapons systems and munitions; and technology products and services. Our leadership positions in attractive business aviation and defense markets enable us to deliver superior and enduring shareholder returns.

Our company consists of 10 business units, which are organized into four operating segments: Aerospace, Marine Systems, Combat Systems and Technologies. We refer to the latter three collectively as our defense segments. To optimize market focus, customer intimacy, agility and operating expertise, each business unit is responsible for the development and execution of its strategy and operating results. This structure allows for a lean corporate function, which sets the overall strategy and governance for the company and is responsible for allocating and deploying capital.

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2022 Performance Highlights

DEMONSTRATED COMMITMENT TO DELIVERING STRONG FINANCIAL PERFORMANCE
$39.4 billion	$4.6 billion	$2.6 billion	$91.1 billion
REVENUE	NET CASH PROVIDED BY OPERATING ACTIVITIES	CASH RETURNED TO SHAREHOLDERS	BACKLOG
Record High	Record High	Including the 25th consecutive annual dividend increase	Record High
$12.19	102%	$1.6 billion	21.7%
DILUTED EARNINGS PER SHARE (EPS)	CASH CONVERSION RATE(1)	CASH INVESTED IN THE BUSINESS	TOTAL SHAREHOLDER RETURN (TSR)
Record High		Representing capital expenditures and company-sponsored research and development (R&D)	vs. -18.1% for the S&P 500 Index

Business Performance

OVERALL — STRONG FINANCIAL AND OPERATIONAL PERFORMANCE
•

Our businesses performed well in 2022, overcoming the hurdles that the environment presented including hiring challenges, part shortages and supply chain disruptions, all coupled with an inflationary economy. Management worked aggressively to mitigate disruptions as they arose especially within the commercial supply chain and defense industrial base. We retained a principal focus on keeping our employees healthy and safe as the pandemic continued for a third year while continuing to meet customer commitments, conduct operations in an efficient manner, and maintain a high level of profitability.

•

Performance Highlights:

—

Record-high revenue of $39.4 billion, an increase of 2.4% from 2021

—

Operating earnings of $4.2 billion with sequential growth throughout the year

—

Record-high diluted EPS of $12.19, up 5.5% from 2021

—

Record-high net cash provided by operating activities of $4.6 billion, or 135% of net earnings. The strong cash performance helped facilitate the return of $2.6 billion to shareholders. The company increased its dividend for the 25th consecutive year and repurchased 5.3 million shares of our outstanding Common Stock at an average price of $225.76 per share.

—

Record-high backlog of $91.1 billion increased $3.5 billion, or 4%, from 2021, driven by significant order activity during the year supporting our long-term growth expectations — outstanding Gulfstream aircraft order activity, including robust orders across all aircraft models and several significant contract awards received in our defense segments, including $5.4 billion of combined awards from the U.S. Navy for advance procurement and other work for the Columbia-class submarine program. The overall book-to-bill ratio (orders divided by revenue) for the company in 2022 was 1.1-to-1 with the Aerospace segment leading the way at 1.5-to-1.

•

Prudent investment in our businesses continued in 2022 with the product line transformation at Gulfstream and facilitization at Electric Boat (EB) to accommodate the construction of the Columbia-class and Block V of the Virginia-class submarine programs. In addition, we acquired a provider of mission-critical embedded computing solutions for U.S. Navy platforms in our Technologies segment.

•

Our commitment to sustainability continued in 2022 reflecting the company’s focused attention and coordinated action on climate issues, including continued progress toward our company-wide goal of reducing greenhouse gas (GHG) emissions by 40% by 2034 compared to our 2019 emissions. We published our comprehensive 2022 Corporate Sustainability Report enhancing our disclosures to demonstrate the transparency of our sustainability efforts. We are committed to driving our human capital efforts promoting diversity and inclusion while providing detailed information on the demographics of our workforce and the progress we continue to make.

(1)

See Appendix A for a discussion of free cash flow (FCF), which is a non-GAAP measure. Cash conversion rate is FCF as a percentage of net earnings.

GENERAL DYNAMICS / 2023 PROXY STATEMENT	46

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2022 Key Compensation Decisions

General Dynamics is committed to a pay-for-performance philosophy for our executives and the 2022 compensation decisions reflect that philosophy. The company performed well in 2022, as demonstrated by our strong operating results, including our diluted EPS (a 5.5% improvement over 2021 results) and record-high net cash provided by operating activities. In addition, our performance was recognized by the stock market — our one-year TSR of 21.7% significantly outperformed the S&P 500 Index.

The Compensation Committee’s (Committee, as used in this CD&A) decisions for 2022 pertaining to our named executive officers (NEOs) were as follows:

2022 Base Salaries

The base salaries of Ms. Novakovic and Mr. Aiken remained constant in 2022. Messrs. Roualet, Burns and Smith received single digit percentage increases in their base salaries commensurate with their level of experience, sustained performance and market assessment.

Performance Metrics

The performance metrics driving our annual incentive (diluted EPS; FCF; operating margin; and the strategic and operational goals) and long-term incentive (return on invested capital (ROIC)(1) and relative TSR (rTSR)) balance near-term returns, long-term investments and the shareholder experience. These metrics are directly aligned with our strategy and are appropriate and effective in focusing our leaders on the drivers of shareholder value across our business over varying time horizons. Our belief in the appropriateness of these measures is supported by direct and positive feedback from the General Dynamics shareholders with whom we regularly engage and the 95.2% support for our say-on-pay vote in 2022. For purposes of determining 2022 NEO compensation, we made no changes to the metrics utilized or the weightings assigned to the metrics.

2022 Annual Incentive

Incentive Payout Targets (percentage of salary) — No changes were made to the NEO annual incentive payout opportunities for 2022 from the annual incentive opportunities for 2021. These targets were set to reflect a balance of factors, including: the market data for these positions at peer companies, accountability for results, criticality of the role, and experience, performance, and potential of the incumbent. The annual incentive opportunities were as follows: Ms. Novakovic - 180% of salary, Mr. Aiken - 115% of salary, and Messrs. Burns, Smith and Roualet - 110% of salary.

Overall, management established business plans and the Board approved financial goals for 2022 designed to be challenging, while recognizing the uncertainty and potential volatility of our financial performance resulting from the effects of the unprecedented conditions created by the COVID-19 pandemic on our customers. This translated into:

•

2022 annual incentive target ranges: to reduce leverage and ensure a balanced performance-payout relationship in the face of potentially volatile results, we use target ranges for our financial performance metrics in lieu of specific target levels. The effect of using these ranges is that performance within the target ranges would result in a payout at the target level, while performance above or below the ranges would continue to result in payouts above or below target, consistent with our pay-for-performance approach to compensation.

•

2022 NEO financial target levels: were set consistent with our business plan and shareholder communications. Relative to 2021 actual performance, the outcome of our business planning resulted in expectations on some measures that were anticipated to be modestly higher than in 2021, while others were projected to be flat to slightly lower.

—

EPS goal set more than 5% higher vs. 2021 actual — The company anticipated earnings growth in 2022 driven by the aerospace market rebound from COVID-19 restrictions coupled with increased earnings in the Marine Systems and Technologies segments.

—

FCF goal set equal to 2021 actual — The company anticipated strong cash generation in 2022, driven by orders at Gulfstream, working capital reductions and a healthy cash conversion rate, partially offset by continued levels of capital expenditure and the impact of the requirement effective January 1, 2022, to capitalize and amortize over five years certain R&D expenditures that were previously deductible immediately for tax purposes (the R&D Tax Credit Legislation), which contributed to increased net income tax payments.

—

Operating margin goal set slightly lower than 2021 actual — The company expected a slightly lower margin rate in 2022 because of production mix at Gulfstream and contract timing within the Technologies segment.

Annual Incentive Payouts for 2022 Performance — The company’s financial performance and leadership of the NEOs in 2022 resulted in slightly above target annual incentive payouts for the NEOs. The NEOs achieved an average score of 132.4% of target based on the solid performance of the company against the three financial metrics (EPS, FCF and operating margin) and the NEOs’ superior/excellent performance against their respective strategic and operational goals. Collectively, the NEOs received

(1)

See Appendix A for a discussion of this non-GAAP measure.

GENERAL DYNAMICS / 2023 PROXY STATEMENT	47

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30% less in annual incentive payouts for 2022 performance when compared to 2021 as the company’s performance versus target was strong but less robust in 2022. Note that, while not directly linked to the annual incentive, our exceptional 2022 TSR performance versus the S&P 500 Index (21.7% for the company versus -18.1% for the S&P 500) suggests that the business plans and results we achieved significantly benefited our investors.

•

EPS — The company exceeded its EPS goal because six of our 10 business units drove profitability and outperformed their earnings plans despite approximately $350 million less in revenue than expected.

•

FCF — On the continued strength of Gulfstream’s order book and despite working capital challenges in the defense segments of the business, the company exceeded its FCF goal by approximately $70 million. While management’s plan contemplated that Gulfstream would experience strong orders for 2022, actual orders exceeded expectations: the value of aircraft orders was approximately 33% higher than anticipated.

•

Operating margin — Strong operating performance at Aerospace and Combat Systems offset modest shortfalls at Marine Systems and Technologies on-target operating margin performance.

•

Strategic and operational performance — All NEOs demonstrated superior or excellent performance in a challenging economic environment, continuing to navigate uncertainties such as labor and part shortages, supply chain disruptions and inflation while delivering strong financial results and making excellent progress on other important goals like sustainability.

Long-Term Incentives

2020 – 2022 Performance Stock Unit (PSU) Payout — Despite our operating and share price performance during the last three years, the results realized under the 2020 grant of PSUs for the 2020 – 2022 performance period resulted in a below-target aggregate payout at 97.6% of target. Our three-year ROIC performance for 2020 – 2022 was substantially negatively impacted by COVID-19 during the performance period when compared to expectations set in 2020, prior to the start of the pandemic. Our rTSR had a positive impact on the performance of the 2020 grant of PSUs as our TSR for the three-year period was 41.79% putting our percentile ranking among our peer companies at number 149 out of 476, or the 69th percentile. Consistent with our pay-for-performance philosophy and our focus on long-term performance, the 2020 – 2022 goals and below-target ROIC performance were not adjusted by the Committee to reflect the impact of the pandemic, despite the goals being set just days before the COVID-19 lockdown began in March 2020.

2022 Long-Term Incentive (LTI) Grant — Consistent with the prior year, the 2022 long-term equity grants to NEOs were composed of 50% PSUs, 30% stock options and 20% restricted stock, and the PSUs continue to be tied to 3-year ROIC and rTSR. On average, 2022 NEO LTI award values were approximately 7.9% higher than in 2021 (with Ms. Novakovic’s award representing an approximate 3.4% increase from her 2021 award). These grants reflect our NEOs’ proactive management and the financial performance of the company. The percentage increase in value is in line with general changes in market pay opportunity levels observed among our peers and the broader market.

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Executive Compensation Philosophy

The goal of our executive compensation program is to closely link pay to the performance of our executives, the financial, strategic and operational results of our company and the experience of shareholders. To maximize results across all of General Dynamics, the Committee governs and annually establishes our executive compensation program. The Committee uses this program to focus our management team on fundamental business priorities, including:

•

Delivering shareholder returns through disciplined execution on backlog, efficient cash flow conversion and prudent capital deployment;

•

Managing costs and investments, providing thoughtful environmental, social and governance (ESG) management, human capital management and overall leadership; and

•

Undertaking continuous improvement initiatives and collaboration across our businesses to achieve our goals.

The Board believes that successful execution in these areas directly translates to shareholder value creation. Consequently, our executive compensation program, and specifically our incentive plans, are designed to focus and reward our management team for achieving results against a set of performance metrics and goals that support these priorities — both annually and in the longer-term.

Component	Purpose	Description
Annual Base Salary	Provides competitive, fixed-rate cash compensation	• Base salary is targeted to be a market competitive rate and reflects the experience, potential and performance track-record of each executive.
Annual Incentive Compensation	Provides a cash incentive opportunity based on annual performance and aligns management with our short-term financial, strategic and operational goals
•

Targeted around the median of our peers, the annual incentive is designed to motivate and align management with current year business goals and varies based on achievements. The incentive includes a balance of financial, strategic and operational measures to align with annual key priorities.

•

The 2022 annual incentive was formulaic and based on three financial metrics of EPS (25%), FCF (25%) and operating margin (20%), as well as overall and individual strategic and operational performance (30%).

•

Strategic and operational performance measures include, but are not limited to: financial performance improvements, prudent allocation of capital, human capital management, ESG management, debt management, segment performance, cost reductions, leadership and other significant factors not contemplated at the start of the year.

Long-Term Incentive Compensation

Provides our NEOs with a significant personal stake in the long-term success of the company by tying earned amounts to our multi-year financial and TSR performance; aligns management’s interest with that of shareholders; and supports our human capital strategy

•

LTI awards are targeted around a market competitive range of our peers and also reflect the experience, potential and performance track-record of executives. LTI awards have multi-year performance metrics designed to align the NEOs with the objectives of our company and shareholders.

•

The LTI program consists of three elements: PSUs (50%), stock options (30%) and restricted stock (20%).

•

A mix of elements serves to:

—

Focus leaders on specific long-term performance results;

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Provide a balance of rewards focused on different objectives over varying time periods;

—

Reward management for improvements in shareholder value;

—

Retain key employees through longer-term vesting and performance periods; and

—

Provide an opportunity for wealth accumulation over time that is consistent with the shareholder experience.

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CEO — ACTUAL COMPENSATION

OTHER NEOS — AVERAGE ACTUAL COMPENSATION

Our Executive Compensation Governance Practices

100% independent Compensation Committee

Independent compensation consultant reporting to the Committee

Director and management proactive annual engagement with shareholders to discuss executive compensation

Market-leading stock ownership requirements for executive officers (values at least equal to 15x base salary for the CEO and at least equal to 8x to 10x base salary for the other NEOs)

Incentive compensation based on clear, measurable goals for key financial, strategic and operational metrics that drive business performance

The value of earned long-term incentives is based on our future and sustained performance and shareholder value creation

Thoughtfully selected peer group consisting of other aerospace and defense firms as well as other companies with large market capitalization in related industries, with annual Committee review

50% of our long-term incentive is delivered in performance-based stock units that vest in three years subject to two relevant and objective metrics, ROIC and rTSR

Double-trigger change-in-control arrangements

Clawback, anti-hedging and anti-pledging policies

No single-trigger equity acceleration upon a change in control No excessive perquisites No excise tax gross-ups No employment agreements with NEOs No spring-loading of equity grants

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The Compensation Process

The Committee approves, and is actively engaged in, the design and implementation of the executive compensation program, with support from its independent compensation consultant and company management. The program is structured to:

•

Provide market-competitive total compensation opportunities with actual pay that varies with annual and longer-term performance;

•

Compensate executives subject to clear and challenging performance metrics tied to our operating and strategic plans;

•

Hold executives accountable for their actions;

•

Align executive compensation with shareholder value creation; and

•

Support our long-term business strategy.

The company targets to pay market competitive rates for similarly situated positions with variation based on executive experience, performance and skill set. The program objective of pay-for-performance is achieved through annual performance reviews impacting salary and annual and long-term incentives. In addition, through the annual and long-term incentive programs, the NEOs are rewarded for outperforming on company goals. Similarly, actual pay can be substantially less than targeted levels for performance that falls significantly short of pre-established goals.

2022 Compensation Process Timeline

November 2021	January – February 2023
• Business unit presidents present operating goals and plans to the CEO. • The CEO, in consultation with the CFO and executive vice presidents, establishes company operating goals.
•

Based on company and individual performance for the prior fiscal year, the CEO calculates a score for each NEO (other than herself).

•

The Committee evaluates the CEO’s performance and the CEO’s assessment of other NEO performance, as well as reviews peer compensation data in preparation for considering 2023 base salary recommendations and determining 2022 annual incentive payouts for the NEOs.

•

The proposed annual incentive payouts for 2022 performance, together with proposed base salary and LTI grant values for 2023, are presented to the Committee on a scorecard for each executive, along with commentary on financial performance accomplishments, strategic and operational performance and other significant factors not contemplated at the start of the year.

February 2022
•

Business unit presidents present business plans to the Board over a three-day session.

•

The Board reviews, adjusts where appropriate, and approves business unit operating goals and adopts the company operating plan.

•

The company operating plan establishes the financial goals for the annual incentive and long-term incentive plans. Throughout the year, the Board reviews and monitors company performance as compared to the operating plan through a series of financial and operating reports from senior management.

March 2023

•

The Committee reviews the NEO scorecards with pay recommendations from management and approves compensation based on the clearly defined performance metrics that are described and disclosed in this Proxy Statement. The Committee’s decisions also reflect factors such as the degree of difficulty of goals, market conditions and exceptional individual achievement.

•

The Committee meets in executive session to review, refine and approve the compensation for the CEO.

•

The Committee certifies the results of the three-year performance measures for PSUs.

•

The Committee reviews, refines and approves the performance metrics for the annual incentive for 2023 and the next three-year performance period for the PSUs.

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Peer Group and Benchmarking to the Market

Each year the Committee, in consultation with management and with support from its independent compensation consultant, reviews and approves a peer group that is used to provide relevant market context for the Committee’s decisions. The Committee analyzes the peer group annually for reasonableness and alignment with the objectives listed below. It consists of companies that are:

•

In similar industries and where General Dynamics competes for business;

•

Likely sources of/or competition for executive talent;

•

Reasonably comparable in size, as measured by revenue and market capitalization;

•

Reasonably similar in organizational structure and complexity; and

•

Included as peers of some of our peer companies, or that include General Dynamics as a peer.

Peer group compensation data, drawn from annual proxy filings, a survey provided by Aon PLC and information from Pay Governance, LLC, were utilized to assess the competitiveness of our executive compensation practices, structures and levels.

Peer Group Companies	Ticker Symbol	Revenue ($ in millions)	*	Market Capitalization ($ in millions)	**	Employee Population	Peer of Peers
3M Company	MMM	34,229		69,104		92,000
Accenture plc†	ACN	61,594		168,040		721,000
The Boeing Company†	BA	66,608		113,529		156,000
Caterpillar Inc.	CAT	59,427		124,669		109,100
Cisco Systems, Inc.	CSCO	51,557		195,710		83,300
Deere & Company†	DE	52,577		127,872		82,200
Eaton Corporation plc	ETN	20,752		62,419		92,000
Emerson Electric Co.†	EMR	19,629		56,810		85,500
Honeywell International Inc.†	HON	35,466		144,079		97,000
Johnson Controls International plc†	JCI	25,299		43,949		102,000
Lockheed Martin Corporation†	LMT	65,984		127,496		116,000
Northrop Grumman Corporation†	NOC	36,602		83,976		95,000
Raytheon Technologies Corporation†	RTX	67,074		148,530		182,000
Textron Inc.†	TXT	12,869		14,781		34,000
General Dynamics Corporation	GD	39,407		67,986		106,500
General Dynamics (Percentile Rank)		48%		29%		66%
* As of the latest annual SEC filing ** As of December 31, 2022 † Lists General Dynamics as a peer

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Shareholder Engagement

2022 Say-on-Pay Vote

Shareholder Engagement Overview

We encourage, thoughtfully consider and incorporate shareholder feedback regarding our executive compensation program. The most recent enhancements to our executive compensation program were based on feedback we received in the course of shareholder meetings and communications over the last several years. These improvements included:

•

Enhancing disclosure and providing greater transparency regarding the annual incentive award;

•

Increasing the proportion of annual long-term equity with a performance feature in the form of PSUs to 50%; and

•

Adding a relative performance measure — rTSR — to the PSUs.

We believe that these enhancements highlight our pay-for-performance philosophy, as well as better align our long-term compensation to the relative stock performance of the company, ensuring alignment with our shareholders.

2022 Shareholder Engagement Process and Outcome

As we have for the past several years, we conducted a robust shareholder outreach campaign during 2022 and reached out to shareholders representing approximately 65% of our Common Stock. Senior representatives from investor relations, corporate governance and human resources (including executive compensation), supplemented by our independent Lead Director or Committee chair as appropriate, met with shareholders and proxy advisors to gather feedback on our executive compensation program and discuss other topics including corporate governance matters, sustainability efforts and other business topics.

The feedback from our engagement efforts was presented to, and discussed in detail with, the Committee. The Committee determined that, in balancing this input with the support we received for our 2022 advisory vote on executive compensation and the needs and priorities of all stakeholders, there continued to be strong support for our compensation philosophy and programs. As a result, the Committee made no structural changes to our compensation programs during 2022 but did acknowledge the continued need for transparent disclosure, in particular delineating the rationale for more qualitative compensation decisions.

KEY ITEMS DISCUSSED WITH SHAREHOLDERS IN 2022

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	EXECUTIVE COMPENSATION	CORPORATE RESPONSIBILITY AND SUSTAINABILITY
• Board refreshment and succession planning • Risk oversight • Board structure and independence • Director diversity	• Program structure, including role of equity compensation • Pay-for-performance alignment • Strong shareholder support for 2022 say-on-pay vote	• Board oversight, including Sustainability Committee • GHG emissions target and climate risk • Human capital management, including diversity and inclusion • Human rights

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Components of Executive Compensation and Alignment with Company Performance

NEO compensation is reflective of the experience, potential and performance of each executive and is generally targeted to position the NEOs competitively in the market. To the extent actual compensation exceeds targeted levels, it is directly attributable to performance that leads to increased shareholder value and exceeds measurable, clearly-defined performance goals. Conversely, actual compensation can be substantially less than targeted levels for performance that falls significantly short of pre-established goals.

Executive compensation is linked strongly to the financial, strategic and operational performance of the company. As such, we demonstrate our commitment to aligning compensation with company performance through the key elements of the executive compensation program:

•

In 2022, 92% of the CEO’s total compensation was linked to metrics assessing company or stock performance and therefore meaningfully at-risk, while 86% of the other NEOs’ compensation consisted of a similar profile.

•

Our annual incentive is based on a formulaic result driven by performance against key financial, strategic and operational metrics and reflects our pay-for-performance philosophy.

•

50% of our LTI is delivered in performance-based stock units that vest in three years subject to two relevant and objective metrics, ROIC and rTSR.

To emphasize a culture of ownership and strengthen management’s alignment with long-term shareholder interests, the Committee requires one of the strictest sets of stock ownership guidelines across Fortune 100 companies for the NEOs. Our chairman and CEO is required to hold General Dynamics stock with a value at least equal to 15 times base salary. The other NEOs are required to hold General Dynamics stock with a value at least 8 to 10 times base salary.

Each NEO’s compensation consists of a mix of fixed and variable components. The following charts summarize the various forms of compensation.

Components of Compensation	Description
Annual Base Salary (Cash)
•

Base salary is targeted to be a market competitive rate and reflects the experience, potential and performance track-record of each executive. It represents a fixed level of compensation commensurate with the responsibilities of the role.

Annual Incentive Compensation (Cash)
•

The 2022 annual incentive was formulaic and based on three financial metrics of EPS (25%), FCF (25%) and operating margin (20%), as well as overall and individual strategic and operational performance (30%).

•

Strategic and operational performance measures include, but are not limited to: financial performance improvements, prudent allocation of capital, human capital management, ESG management, debt management, segment performance, cost reductions, leadership and other significant factors not contemplated at the start of the year.

Long-Term Incentive Compensation (Equity)
Performance Stock Units
•

PSUs closely connect the NEOs to the company’s sustained financial performance through three- year average ROIC and rTSR metrics, and act as a retention tool through a three-year vesting and performance period.

Stock Options	• Stock options link the NEOs to the company’s stock price performance and align our executive team with shareholders’ interests in the long-term.
Restricted Stock	• Restricted stock aligns the NEOs with the company’s TSR performance over each three-year vesting period, acts as a retention tool and directly supports stock ownership.
Benefits and Perquisites
•

The company provides market-competitive perquisites, retirement, health and welfare benefits and certain change-in-control arrangements for purposes of recruitment and retention and to ensure the security and accessibility of our executives to facilitate the transaction of business.

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Annual Base Salary

Each NEO’s base salary is reflective of the market for similarly placed talent. It is based on the NEO’s experience and track-record of performance, and balances other considerations such as complexity of the role, length of service and future expected contributions to the company. Salaries are reviewed annually, and increases, when they occur, are driven primarily by changes in the market. The goal of our base salary is to provide a competitive, fixed level of cash compensation reflecting the underlying responsibilities of the role and experience level of our executives.

Name and Title	2021 Base Salary	2022 Base Salary
Ms. Novakovic Chairman and Chief Executive Officer	$1,700,000	$1,700,000
Mr. Aiken Executive Vice President, Technologies and Chief Financial Officer	$900,000	$900,000
Mr. Burns Vice President of the company and President, Gulfstream Aerospace	$800,000	$875,000
Mr. Smith Executive Vice President, Marine Systems	$800,000	$875,000
Mr. Roualet Executive Vice President, Combat Systems	$835,000	$875,000

Annual Incentive Compensation

The NEOs are eligible to earn an annual incentive paid in cash based on the company’s and their individual performance. The incentive is designed to place a significant portion of each NEO’s total compensation at risk and create opportunities for executives to earn compensation through annual incentives that are awarded based on performance relative to clear and challenging performance goals. The incentive payout is based on performance against specific metrics and objectives established and approved by the Committee at the beginning of the year as well as the Committee’s assessment of each NEO’s individual contribution to company performance during the year. The target goals are designed to be achievable through solid execution but difficult to exceed and are directly linked to the company’s annual operating plan approved by the Board. The Committee believes the chosen metrics are critical indicators of the company’s overall performance and lead to value creation for our shareholders.

Setting Target Annual Incentive Opportunities

Each NEO’s target annual incentive, as a percentage of base salary, was determined during our annual compensation benchmarking process and is generally designed to provide total cash compensation that is market competitive for similarly situated positions if performance goals are met. Consistent with peer and market practice, the maximum incentive that can be earned under this plan is 200% of the target amount. Conversely, actual payout can be substantially less than targeted levels for performance that falls significantly short of pre-established goals.

NEO Performance Metrics

Because all of our NEOs play a major role in the overall success of the company in addition to overseeing the business and operating segments, the Committee believes that they should be evaluated on similar company-wide financial metrics. The Committee determines the final payout by considering the NEO’s achievements and contributions during the year, as well as company performance, market conditions and difficulty achieving the goals in the scoring of the strategic and operational goals.

For 2022, the annual incentive award for each NEO was determined based on three pre-established financial metrics — EPS, FCF, and operating margin — and one metric encompassing individual and company strategic and operational imperatives as well as leadership behaviors. These metrics were selected as earnings and cash generation are the primary financial metrics utilized to drive performance at the company’s business units. Operating margin is included in the financial metrics to reflect the company’s relentless focus on driving the operating performance and profitability of its businesses.

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2022 Performance Targets

The Committee approved the targets for the annual incentive metrics in March 2022, in direct alignment with our company’s annual operating plan and financial guidance, with the conviction that they were appropriately challenging and demonstrated significant rigor, considering the business outlook at the time.

•

Diluted EPS Goal: The 2022 EPS goal was purposely set more than 5% higher than 2021’s actual performance as earnings growth was anticipated and included in the goals across three segments of the business. Additionally, production at Gulfstream increased slightly in 2022. Expectedly, the 2022 EPS goal was set more than 10% higher than the 2021 goal as growth was expected across eight of the 10 business units and recovery was planned from reductions previously precipitated by COVID-19.

•

FCF Goal: The 2022 FCF goal was intentionally set equal to 2021’s actual performance and more than 30% higher than the FCF target for 2021 primarily because of the expected performance within the Aerospace group, which was expected to be offset by continued working capital needs within the Combat Systems segment, elevated capital expenditures and the impact of the R&D Tax Credit Legislation.

•

Operating Margin Goal: The 2022 operating margin goal was intentionally set slightly lower than actual performance in 2021 but higher than the 2021 goal primarily due to projected aircraft mix at Gulfstream and contract cycles within the Technologies segment.

Annual Incentive Targets and Achievement — 2022

Performance Metrics	Weighting	Threshold (50% Payout)	Target Range* (100% Payout)	Maximum (200% Payout)	2022 Result	Payout (% of Target)
Diluted Earnings Per Share		$10.07	$11.85 — $12.15	$12.76	$12.19	106.6% of Target
Free Cash Flow		$2,602M	$3,252M — $3,397M	$3,737M	$3,465M	120% of Target
Operating Margin		9.7%	10.5% — 10.7%	10.9%	10.7%	100% of Target
Strategic and Operational		0%	100%	200%	See Discussion Below	See Individual Results
*

Target Range established to recognize the uncertainty associated with determining the precise impact from certain items creating a flat spot in the payout curve.

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Overall Scoring Commentary

The company achieved or slightly outperformed its financial metrics by focusing on operating performance to overcome challenges, capitalizing on market and other opportunities, continuing its cost-reduction initiatives, and driving shareholder value. In some cases, the businesses did better than anticipated and in other cases, issues like supply chain or labor challenges posed problems.

Financial Performance (70% Weight) Commentary

The NEOs had financial goals (shown in the table above) that determined 70% of their total annual incentive score. Structurally, the financial goals payout was as follows: 200% at maximum, 100% at target, 50% at threshold and 0% for performance below threshold. It is important to note that these goals, which were established in early 2022 were robust; yet the company demonstrated on target or better operating performance against these goals across the board. Specifically, in reviewing the formulaic scoring of the financial metrics the Committee also noted the following:

DILUTED EARNINGS PER SHARE

Despite the continued impacts of COVID-19 and its residual effects on certain of our businesses, the company delivered improved operating earnings performance and generated diluted EPS of $12.19 for the year, with six of 10 business units exceeding their planned earnings. This level of diluted EPS performance represents a 5.5% improvement upon the results the company generated in 2021. When compared to the goal established for 2022, the outperformance was driven by earnings growth in the Aerospace and Combat Systems segments.

FREE CASH FLOW

The company’s FCF performance in 2022 was strong considering certain programmatic obstacles driving working capital. A cash conversion rate of 102% of net earnings was achieved. Overall, the company’s ability to drive its cash performance was influenced heavily by the following:

•

Gulfstream experienced another year of an exceptional level of orders, finishing the year with a book-to-bill ratio of 1.5-to-1. This level of orders was unexpected when the goals for 2022 were established, given the 2021 order activity. The cash associated with these orders was able to overcome other cash challenges experienced by the company, including working capital challenges on an international contract within the Combat Systems segment. Importantly, General Dynamics Information Technology, Inc. (GDIT) also contributed significantly, generating cash well in excess of its imputed net income.

OPERATING MARGIN

All the businesses worked to drive profitability in 2022. Operating margin performance equaled that which had been planned despite over $350 million less revenue than expected, demonstrating strong operating leverage especially within the Aerospace segment.

Strategic and Operational Performance (30% Weight) Commentary

At the beginning of 2022, the Committee approved the strategic and operational goals for each NEO. The goals were designed to reflect the significant individual performance expectations for each NEO, and fully contemplated that notable accomplishments beyond the approved goals could be recognized in the individual achievements for the year. Annually, each NEO is expected to contribute to the financial performance of the company beyond that specifically recognized in the financial performance metrics listed in the table above.

The 2022 NEO achievements highlighted below provide a basis for the evaluation of, and score assigned to, each NEO for their individual performance and contribution to overall company results, and reflect the ever-changing nature of our business priorities and other business issues. The Committee’s evaluation and scoring of the strategic and operational performance for the NEOs included a combination of factors and considered various internal quantitative metrics that we do not disclose in detail herein due to competitive considerations.

To assist the Committee in properly evaluating each NEO’s performance, the following scoring framework was developed. The strategic and operational score was based on three factors: overall company performance, individual performance against specific business or functional goals, and leadership behaviors consistent with the company’s Ethos.

Strategic and Operational Goals Scoring Ranges:

175 – 200 Superior performance on all dimensions

150 – 175 Excellent performance (exceeded expectations on certain dimensions)

100 – 150 Adequate performance (met expectations)

0 – 100 Inadequate performance on some or all dimensions

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2022 NEO Achievements — Strategic and Operational

PHEBE N. NOVAKOVIC

The Committee’s Assessment of CEO Performance for 2022

The Committee acknowledged the effective management and critical contributions by Ms. Novakovic as highlighted in her many noteworthy strategic and operational accomplishments listed below. The Committee recognized Ms. Novakovic’s exemplary leadership of the company as it continued to traverse macroeconomic challenges and certain programmatic issues, yet delivered strong financial performance across a number of metrics. Ms. Novakovic’s disciplined management methods and unity of purpose continued to focus the management team on maintaining a high level of profitability and driving strong cash conversion. Her performance in strategic and operational areas listed below earned a score of 190% from the Committee for her superior 2022 performance.

Financial Performance
Drive the financial performance of the company while prudently allocating capital.
•

Drove strong overall operating performance across the businesses despite a challenging operating environment. The company demonstrated continued resiliency, agility and flexibility in business operations dealing with supply chain issues, labor shortages and inflationary macroeconomic conditions.

—

Performance increased sequentially in each quarter of 2022 for the company’s three key financial metrics: EPS, FCF and operating margin.

—

FCF for the year was very strong led by the powerful order performance of Gulfstream and robust cash generation at GDIT, yielding a cash conversion rate of 102% of net earnings.

—

TSR for 2022 was 21.7% on the strength of the company’s performance and its positive outlook.

•

Achieved a record-high backlog of $91.1 billion. The overall book-to-bill ratio for the company in 2022 was 1.1-to-1 driven by the Aerospace (1.5-to-1) and Marine Systems and Combat Systems (1.1-to-1) segments.

•

Made prudent investments in our businesses in 2022 with the continued product line transformation at Gulfstream and facilitization at EB to accommodate the construction of the Columbia-class and Block V of the Virginia-class submarine programs. In addition, we acquired a provider of mission-critical embedded computing solutions for U.S. Navy platforms in our Technologies segment.

•

Returned $2.6 billion to shareholders. The company increased its dividend by 6%, the 25th consecutive year of annual increases, and repurchased 5.3 million shares of our outstanding Common Stock at an average price of $225.76 per share.

Cost Containment and Reduction
Provide strong oversight of cost containment and reduction initiatives throughout the company.
•

Focused efforts on cost-cutting and cost-containment across the company to maintain profitability and drive cash generation despite a challenging operating environment.

Human Capital and Sustainability
Drive key human capital and sustainability efforts across the company.
Effectively manage key human capital and sustainability efforts, with a focus on diversity and inclusion.
•

Supported sustainability efforts across the company, including driving a company culture rooted in the company’s Ethos of transparency, trust, alignment and honesty; a robust safety mindset; and continuing progress toward our company-wide goal of reducing GHG emissions by 40% by 2034 compared to our 2019 emissions.

•

Committed to furthering diversity and inclusion efforts across the company and demonstrating improved results. Facilitated the transparency of reporting by disclosing the changes in the company’s EEO-1 categories. Achieved continued progress in the diversity of the new hire population.

•

Managed succession planning through thoughtful leadership transitions, and provided key guidance and oversight to new leaders.

Manage Segment Enterprise Challenges
Aerospace — Manage successfully through new model transitions to drive long-term growth while focusing on improving profitability to achieve market-leading returns.
•

Provided sustained oversight and guidance for the strategic efforts at Gulfstream to manage through new model transitions.

•

Retained market-leading profitability even as new models continued to come on-line.

•

Oversaw efforts to increase the production rate in response to higher-than-anticipated orders as the business aviation market returned to flying.

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Marine Systems — Drive accountability for performance improvements across the segment. Guide capital investment plan designed to support significant anticipated growth at EB.
•

Drove accountability for performance improvements on the programs within the segment through hands-on engagement with management teams to address issues and make course corrections as needed throughout the year.

•

Managed the continued investment in facilities at EB to support the construction of the Columbia-class and Block V of the Virginia-class submarine programs.

Combat Systems — Develop next-generation platforms and technologies to meet customers’ emerging requirements to enhance future growth opportunities.
•

Set winning strategy for the U.S. Army’s competition for Mobile Protected Firepower (MPF) vehicles, resulting in bringing another platform to the Combat Systems portfolio.

•

Deployed capital necessary to develop next-generation AbramsX and StrykerX technical demonstrators.

•

Worked closely with U.S. Army leadership in increasing artillery production capacity, in light of the requirements resulting from the conflict in Ukraine.

•

Developed and delivered the Advanced Reconnaissance Vehicle (ARV) prototype to the U.S. Marine Corps.

Technologies — Drive earnings growth and margin improvement while working to expand market opportunities.
•

Achieved operating earnings and margin growth at GDIT despite continued award delays.

•

Oversaw the management of a series of challenging supply chain disruptions at Mission Systems.

•

Expanded market position with an award from the U.S. Space Development Agency to establish the ground Operations and Integration (O&I) segment for Tranche 1 of the Proliferated Warfighter Space Architecture.

•

Expanded our encryption product offerings with an indefinite delivery, indefinite quantity (IDIQ) contract for the Army’s Next Generation Cryptographic Key Loader.

•

Won a $4.5 billion IDIQ contract from the National Geospatial-Intelligence Agency (NGA) to provide hybrid cloud services and IT design, engineering, and operations and sustainment services. This was the largest award in GDIT’s history and significantly expanded our footprint with the NGA customer.

•

Awarded a contract to provide the Army National Guard a 24/7/365 integrated network and security operations center that leverages specific cyber and zero-trust solutions.

Overall
•

Worked closely throughout the year to develop the strategy to close out issues on and replan a large international vehicle program, frequently meeting with the customer at multiple levels to drive resolution.

•

Directed and provided superior leadership of the company and its efforts to drive profitability and cash generation, delivering on commitments to customers and shareholders and achieving a one-year TSR of 21.7%.

2022 Strategic and Operational Score for Ms. Novakovic: 190% of Target

GENERAL DYNAMICS / 2023 PROXY STATEMENT	59

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JASON W. AIKEN

Provide financial thought leadership and agility to optimize company results and capitalize on significant investments made in recent years
•

Provided ongoing guidance and leadership to company-wide efforts to grow earnings, margins and cash flows as the company operated in a highly challenging environment characterized by inflationary pressure, workforce cost and availability issues, ongoing supply chain constraints, and significant market uncertainty.

•

Coordinated company-wide efforts to generate FCF at or above 100% of net earnings despite the impact of the R&D Tax Legislation, which contributed to increased net income tax payments, and continued delays in cash receipts from an international customer on a combat vehicle program. Outperformed expectations with full-year FCF of $3.5 billion, representing 102% of net earnings.

•

Generated the highest operating cash flow and FCF in the company’s history despite the noted challenges.

•

Drove efforts across the businesses to increase operating earnings, operating margin, net earnings, return on sales and diluted EPS – each increased sequentially in each quarter of 2022.

•

Achieved record full-year company-wide revenue and diluted EPS.

Successfully manage tax planning strategies to achieve an effective tax rate in line with projections in the 16% range
•

Achieved a full-year effective tax rate of 16%, in line with our operating plan target, through the management of efficient tax planning strategies.

Provide leadership, succession planning and oversight of finance departments across the company
•

Actively managed the leadership development and succession planning of the finance functions across the company with significant direction and influence to ensure that succession planning efforts were timely, appropriately considered diverse candidates, and were executed without management interruption.

Support the chairman and CEO in the prudent allocation and deployment of capital to enhance shareholder value
•

Provided leadership in the balanced deployment of more than $5 billion in capital over the course of the year, including:

—

Repaid $1 billion in maturing debt, ending the year with the company’s lowest debt balance since 2017, prior to the acquisition of CSRA, Inc.

—

Repurchased 5.3 million shares of the company’s outstanding Common Stock for approximately $1.2 billion at an average price of $225.76 per share.

—

Paid over $1.4 billion in dividends, on a 6% increase in dividends per share over 2021.

—

Managed over $1.6 billion in internal investments in company-sponsored R&D and capital expenditures.

Drive key human capital and sustainability efforts across the company
•

Provided significant direction and influence to ensure that succession planning efforts were timely, appropriately considered diverse candidates, and were executed without management interruption.

•

Assisted efforts to gather and validate GHG emissions data at each business unit in support of the company’s GHG emissions reduction goals.

Overall
•

Supported the chairman and CEO, providing leadership and guidance to the business units and directing corporate activities.

•

Coordinated efforts and provided timely financial leadership to drive operating performance improvements and achieve cost savings to offset the macroeconomic challenges noted above.

•

Drove an underrun in corporate office costs, holding costs flat to 2021 levels as a percentage of company sales.

•

Expanded external-facing roles, including ongoing interaction with shareholders, securities analysts and potential investors to ensure clarity of strategy, messaging and expectations as the company transitions from a period of significant investment to one of growth and execution on those investments; engaged with legislative representatives on a variety of topics including tax policy matters, and participated in other developmental opportunities.

2022 Strategic and Operational Score for Mr. Aiken: 190% of Target

GENERAL DYNAMICS / 2023 PROXY STATEMENT	60

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MARK L. BURNS

Meet or exceed Gulfstream financial goals
•

Significantly exceeded orders goals in dollars and units, capitalizing on the continued strength of the market and the robustness of the product offering, growing backlog to the highest level since 2008.

•

Exceeded orders goals in every quarter of 2022, and the revenue and operating earnings goals for the year.

•

Generated significant cash flow resulting from strong orders, appreciably exceeding the cash flow target and achieving over 200% of Gulfstream’s implied net income.

•

Ensured that all aspects of the business continued to function efficiently while increasing the production rate, including employing cost-control measures to improve productivity. Achieved a margin rate that was 100 basis points above the operating plan.

Manage and thoroughly report business unit challenges and opportunities to the CEO
•

Worked closely with the chairman and CEO to manage business and developmental risks, and opportunities to position Gulfstream for continued growth.

Meet major development project milestones
•

Continued to work critical product development milestones across the products under development. Remained on budget and schedule with respect to Gulfstream’s development efforts.

•

Worked closely with critical suppliers and the U.S. Federal Aviation Administration (FAA) to ensure that schedules were met and that deliverables met or exceeded the product specifications.

•

Achieved significant progress on certification programs, including the G800 first flight.

•

Commenced Savannah manufacturing expansion efforts.

Maintain customer support leadership vs. competition
•

Maintained leadership in the customer support area, as evidenced by maintaining the highest average customer survey scores in the 2022 Aviation International News (AIN) Survey for large- and mid-cabin aircraft.

•

Expanded the customer support network with the opening of the Fort Worth Alliance Service Center.

Drive key human capital and sustainability efforts across the company
•

Recognized for significant sustainability efforts to utilize and promote the use of sustainable aviation fuel (SAF) and develop more fuel-efficient aircraft across the product line. Continued to utilize SAF in operations for company and test flights. Conducted the first-ever flight by a business jet manufacturer using 100% SAF.

•

Provided significant direction and influence to ensure that succession planning efforts were timely, appropriately considered diverse candidates, and were executed without management interruption.

•

Continued focus on human capital efforts in the area of diversity and inclusion by supporting employee resource groups and diverse hiring efforts.

Overall
•

Responded quickly and effectively to operational challenges throughout the year, including labor availability issues and supply chain disruptions. Continued to promote safe workplace rules to keep the workforce healthy and productive.

•

Delivered 120 aircraft while driving backlog up over 20% supporting all aircraft models -- over 400 net orders during the past two years.

2022 Strategic and Operational Score for Mr. Burns: 200% of Target

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ROBERT E. SMITH

Meet or exceed Marine Systems segment goals
•

Continued the five-year trend of highest-ever revenue and operating earnings for the segment.

•

Exceeded planned orders by more than $7 billion, or 142%, primarily due to $5.4 billion of combined awards from the U.S. Navy for advance procurement and other work for the Columbia-class submarine program.

•

Exceeded revenue goal by 4%.

•

Met operating earnings goal, but did not achieve operating margin goal primarily due to supply chain issues at EB.

•

Did not achieve cash goal primarily due to supply chain issues at EB and progress payment limitations at Bath Iron Works (BIW).

Assist segment with driving improved program performance
•

Monitored key segment programs along with business unit presidents and interfaced with senior U.S. Navy and Congressional leadership as required.

•

EB remained on track to deliver the first Columbia-class submarine, the Navy’s top priority acquisition program, on or ahead of schedule.

•

EB delivered two Block IV Virginia-class submarines to the Navy, and NASSCO delivered the first John Lewis-class (T-AO-205) fleet replenishment oiler in the T-AO-205 program to the Navy. BIW successfully completed sea trials for Arleigh Burke-class (DDG-51) guided-missile destroyers that we expect to deliver in early 2023.

•

NASSCO completed 8 major surface ship repair and modernization projects, and EB refurbished the USS Nautilus throughout the year. All projects were on schedule and budget.

Provide assistance to business units to reduce cost while preparing for future segment revenue and margin growth
•

Guided major contracting initiatives (including progress on the Columbia-class program, USS Hartford modernization, two T-AO-205 ships, and one Expeditionary Sea Base (ESB) ship) to increase segment backlog.

•

Provided oversight to shipyard facility expansion plan to enable future growth. Capital spending to support expansion was approximately 80% complete at the end of 2022.

•

Assisted efforts to expand hiring and retention programs at each yard to build the workforce necessary to meet future shipbuilding demand. Over 6,000 shipbuilders were hired during 2022.

Manage and thoroughly report on business unit challenges and opportunities to the CEO
•

Worked in conjunction with the chairman and CEO to manage business risks and opportunities.

•

Drove strategy and execution for key teammate/subcontractor relationships for submarine programs.

•

Provided experienced leadership and oversight of the Marine Systems segment, including advice and guidance to the business unit presidents on a variety of matters.

Drive key human capital and sustainability efforts across the company
•

Increased diversity participation within the Marine Systems workforce and senior leadership teams during the year. Provided significant direction and influence to ensure that succession planning efforts within the Marine Systems segment were timely and appropriately considered diverse candidates.

•

Supported continued efforts to reduce GHG emissions across the Marine Systems segment in accordance with the company’s long-term goals.

Overall
•

Conducted frequent in-depth operational meetings across the segment to assess and manage residual impacts of the pandemic, including internal labor constraints and subcontractor issues, and ensured compliance with U.S. government regulations.

•

Continued to serve as executive sponsor for the GD Supply Chain and GD Contracts councils to help facilitate best practice sharing throughout our business units.

2022 Strategic and Operational Score for Mr. Smith: 160% of Target

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MARK C. ROUALET

Meet or exceed Combat Systems segment financial goals

•

Combat Systems continued its track record of strong operating performance while increasing backlog.

•

Exceeded planned orders by $2.5 billion, as almost $8 billion in orders were booked across the portfolio.

•

Achieved revenue of $7.3 billion, exceeding 2022’s established goal.

•

Achieved $1.1 billion in operating earnings, exceeding planned goals and prior-year results.

•

Exceeded operating margin goal of 14.6%. The Combat Systems segment generated over $270 million in cost reductions, exceeding planned reductions by more than $30 million.

•

Achieved plan cash flow goals across the Combat Systems segment, while increasing FCF by more than $500 million year-over-year.

•

Outperformed prior-year in orders, operating earnings, operating margin and FCF.

Manage and thoroughly report on business unit challenges and opportunities to the CEO
•

Coordinated closely with the chairman and CEO on all matters relating to risks and opportunities across the Combat Systems segment.

•

Provided strong operational leadership to the business unit presidents in expanding manufacturing capacity while holding supply chain issues to a minimum.

•

Continued to develop the leadership depth within the Combat Systems segment in order to drive further growth and support operations.

Generate $235 million in cost reductions across Combat Systems
•

Exceeded cost-reductions goal by more than $30 million, helping to achieve an operating margin of 14.7%.

Provide leadership and guidance to the Combat Systems presidents
•

Directed and actively promoted leadership development and succession planning across the Combat Systems segment.

•

Contributed strong operational management experience in managing the interrelationships among cost, schedule, performance and risk through each of the businesses within the Combat Systems segment.

•

Held detailed quarterly business reviews along with specific customer interaction in support of the presidents.

Drive key human capital and sustainability efforts across the company
•

Provided significant guidance and direction to assure that all succession planning efforts across the Combat Systems segment included diverse candidates throughout the organization.

•

Supported continued efforts to reduce GHG emissions across the Combat Systems segment in accordance with the company’s long-term goals.

Overall
•

Continued the sponsorship of the GD Manufacturing Council activities across the 10 business units.

•

Supported all diversity and inclusion efforts within the group while offering opportunities across the company’s portfolio.

•

Provided quick and effective communication when operational challenges presented themselves, including workforce, supply chain and technical-related issues.

2022 Strategic and Operational Score for Mr. Roualet: 190% of Target

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Annual Incentive Payout (AIP)

The below table summarizes the NEOs’ targets and the Committee’s determination of their earned annual incentive based on the AIP formula discussed in detail previously. The target incentive is a percentage of base salary as shown below and the maximum incentive is 200% of target. The annual incentive payouts for 2022 reflected our pay-for-performance philosophy to reward the overall above-target performance of the company and the outstanding contributions of our executives who led the company during 2022. Note that on average, the NEOs’ annual incentive payouts declined by approximately 30% in 2022 as compared to 2021, as the company’s performance versus its operating plan was less robust than in 2021.

Name	2022 Base Salary ($)	Target Incentive (% of Base)	Target Incentive ($)	Overall Achievement (% of Target)	Annual Incentive Payout ($)
Ms. Novakovic	1,700,000	180	3,060,000	133.6	4,089,000
Mr. Aiken	900,000	115	1,035,000	133.6	1,383,000
Mr. Burns	875,000	110	962,500	136.6	1,315,000
Mr. Smith	875,000	110	962,500	124.6	1,200,000
Mr. Roualet	875,000	110	962,500	133.6	1,286,000

Long-Term Incentive Compensation

LTI compensation is provided to NEOs to align management’s interest with that of shareholders through share ownership, to reward NEOs for achievement of multi-year financial goals and TSR performance consistent with the shareholder experience, and to retain key talent through longer-term vesting and performance schedules. LTI comprises a major portion of total target compensation provided to each NEO. This provides our executives with a significant personal stake in the long-term success of General Dynamics. By awarding LTI compensation through various types of equity instruments, different elements of shareholder alignment are achieved. The following chart illustrates the allocation of LTI compensation in our annual equity awards:

2022 LONG-TERM INCENTIVE ALLOCATION

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Setting Long-Term Equity Grant Awards

The Committee uses guidelines that are based upon peer market data, and balances other considerations such as company performance, complexity of the role, length of service, future expected contributions to the company and impact on dilution when determining actual LTI grant amounts. This approach allows for the consideration of a multitude of factors to properly reward and incent management for long-term performance and align the needs of the business with that of shareholders. The Committee was also cognizant of tenure in roles, the current market for executive talent, and the desire to retain this highly cohesive leadership team as the company executes its long-term strategy. As shown below, the annual LTI grants awarded in March 2022 for the individual performance of the NEOs were as follows:

Name	2022 LTI Grant* ($)
Ms. Novakovic	15,000,000
Mr. Aiken	4,500,000
Mr. Burns	4,000,000
Mr. Smith	3,800,000
Mr. Roualet	3,500,000
*

Amounts awarded by the Committee may differ from those displayed in the Summary Compensation Table (SCT) due to the requirement to value the equity amounts in the SCT at aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation.

Performance Stock Units — 50% of LTI

PSUs are a form of equity compensation tied to the achievement of specific performance goals and linked to the long-term performance of the company. They are calculated by multiplying the overall LTI award value by the 50% weighting to arrive at the PSU portion of the grant. The quantity of target PSUs granted is determined based on the average of the high and low quoted stock price per share of the company’s Common Stock on the NYSE on the date of grant.

Purpose	This element of executive compensation closely connects the NEOs to the company’s longer-term financial performance and TSR over a three-year period and acts as a retention tool.
Performance Metrics	Three-year average ROIC subject to an rTSR modifier
Vesting	Three-year cliff vesting
Dividend and Voting Rights and Share Ownership

Dividend equivalents are deemed reinvested in additional stock units, which are earned only if and when the underlying PSU is earned. PSUs do not have voting rights, nor do they count for share ownership guideline purposes until vested.

Forfeiture

NEOs who voluntarily resign or are terminated for cause prior to the end of the applicable performance period immediately forfeit all PSUs that have not vested unless otherwise determined by the Committee.

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2022 PSU GRANT (2022 – 2024 PERFORMANCE CYCLE)
HOW WE CHOSE OUR TARGET GOAL
•

The company operates in a dynamic and competitive environment. As such, the ROIC target established each year represents the outlook for the upcoming three-year period and may not be comparable to past targets or prior achievement. It is set to be a challenging yet achievable target.

•

The ROIC calculated on an annual basis fluctuates given the investment needs of the business, the long lead times on several business units and the different payment cycles within the businesses. Therefore, comparisons of ROIC on a year-over-year basis or of any given year to a three-year average, may not appropriately reflect the underlying strategic investments to support the long-term performance of the business or the complexity of the business cycles.

•

The established target reflects the multi-year operating plan for the company. It reflects the Committee’s and management’s assessment of future company performance and required investments to support the long-term growth of the company. The three-year ROIC target for the 2022 - 2024 performance period was approved in March 2022 and reflected the best judgment of the Committee at that time.

•

For the 2022 – 2024 performance period, the ROIC target was set at 12.6%, which was higher than the previous target of 11.3% for the 2021 – 2023 performance period. In setting the ROIC target, the Committee considered the multi-year impact of the COVID-19 pandemic on the company and its continued recovery from it, the period of investment that the company is in and its impact on the balance sheet, including the remaining level of capital investment at EB, and the continued product line transformation at Gulfstream.

After the three-year performance period ends, the number of PSUs earned is determined based on our three-year average ROIC, subject to an rTSR modifier.

Three-Year Average ROIC Performance*	PSU Performance after 3 Years from Grant Date
2.5% or more above target	150% of target PSUs
At target	100% of target PSUs
2.5% below target	50% of target PSUs
More than 2.5% below target	0% of target PSUs
* Performance interpolated between 2.5% below and 2.5% above target.

The resulting percentage earned from the three-year average ROIC will be subject to an rTSR modifier, which compares our TSR performance to the TSR performance of the other companies in the S&P 500 to produce the final number of earned units. The Committee believes the S&P 500 provides a more comprehensive comparison for share price performance than our compensation peer group, which is a customized benchmark based on a limited number of companies. The rTSR modifier may increase or decrease the PSU payout by as much as one-third, resulting in a PSU payout range between zero and 200% of the target units granted. To achieve a maximum payout for the PSUs, the company must achieve both maximum ROIC performance and achieve rTSR performance in the 75th percentile or above.

rTSR Modifier

Relative TSR Performance*	Payout
75th percentile and above	133.3%
50th percentile	100.0%
25th percentile and below	66.7%
* Payout interpolated for performance between 25th and 75th percentile.

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PSU GRANT PERFORMANCE AND PAYOUT

2020 – 2022 PSU Performance - Below Target Payout

ROIC — In March 2023, the Committee certified the three-year ROIC achievement of 12.1% for PSUs granted in 2020, against the target of 13.2% established for the 2020 – 2022 performance period. This three-year performance target was set just days before the COVID-19 lockdown began in March 2020. Hence, the ROIC results of 78% of target for the 2020 - 2022 performance period were significantly impacted by COVID-19 but were not adjusted by the Committee.

Performance Metric	0% of Target ROIC	50% of Target ROIC	100% of Target ROIC	150% of Target ROIC	Results (% of Target)
Three-year Average ROIC Performance					78% of Target ROIC
	More than 250 basis points below target	250 basis points below target	13.2% at target	250 basis points or more above target

rTSR — The 2020 grant of PSUs included an rTSR modifier that operated as described above to adjust the payout of the PSUs based on the company’s TSR performance compared to the TSR performance of the other companies in the S&P 500. For the 2020 – 2022 period, the company’s percentile rank of the companies in the S&P 500 was 69th with a TSR of 41.8%.

PSU Payout — For the 2020 – 2022 period, the rTSR modifier adjusted the payout from the 78% of target ROIC performance to 97.6% out of a potential maximum of 200% payout of the PSUs. The company’s ROIC performance during the three-year performance period had a negative impact on the PSUs realized by the NEOs, offset somewhat by the positive three-year rTSR performance, consistent with our pay-for-performance philosophy.

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Restricted Stock — 20% of LTI

Restricted stock awards are a form of equity compensation tied to the completion of a service period. They are calculated by multiplying the overall LTI award value by the 20% weighting assigned to the restricted stock portion of the grant. The quantity of restricted stock granted is determined based on the average of the high and low quoted stock price per share of the company’s Common Stock on the NYSE on the date of grant.

Purpose	This element of executive compensation closely connects NEO compensation to the company’s TSR performance over the vesting period and acts as a retention tool.
Vesting

The shares are subject to a three-year cliff vesting period (i.e., 100% of the shares vest on the third anniversary of the grant). The Committee believes the use of three-year cliff vesting on our restricted stock ensures that executives are focused on long-term value creation while supporting the company’s need to attract and retain executives during all market conditions.

Dividend and Voting Rights and Share Ownership

During the restriction period, NEOs may not sell, transfer, pledge, assign or otherwise convey their restricted shares. NEOs are eligible to vote their shares and receive dividend payments and other distributions on our Common Stock when declared by the Board. Unvested shares of restricted stock do not count toward share ownership guidelines.

Forfeiture	NEOs who voluntarily resign or are terminated for cause prior to the end of the applicable vesting period forfeit their restricted stock unless otherwise determined by the Committee.

Stock Options — 30% of LTI

Stock options are a form of equity compensation linked to the long-term share performance of the company. A stock option gives our NEOs the right to buy up to a specified number of shares of our Common Stock over the term of the option at a predetermined fixed price. They are calculated by multiplying the overall LTI award value by the 30% weighting assigned to the stock option portion of the grant. The quantity of stock options granted is determined using the Black-Scholes option pricing model on the date of grant. A stock option’s exercise price is the average of the high and low quoted price per share of the company’s Common Stock on the NYSE on the date of grant. In March 2022, the Committee approved a grant of stock options to each NEO. The exercise price of these stock options was set at $232.90.

Purpose	This element of executive compensation closely connects the NEOs to the company’s stock price performance over the long term and acts as a retention tool.
Vesting

The stock options vest as follows: 50% of the grant becomes exercisable on the second anniversary of the grant date and 50% becomes exercisable on the third anniversary of the grant date. Vested stock options remain exercisable through the options’ expiration date, which occurs on the day prior to the 10th anniversary of the grant date. Due to our stringent stock ownership guidelines, stock options, when exercised, must be held as shares until the ownership requirement is met.

Share Ownership	Stock options do not count toward share ownership guidelines until the option is exercised and purchased shares are retained.
No Repricing of Stock Options	Our equity compensation plan prohibits the repricing of stock options, including the exchange of underwater stock options for another award or for cash, without the approval of shareholders.
Forfeiture	NEOs who voluntarily resign or are terminated for cause immediately forfeit all stock options that have not vested unless otherwise determined by the Committee.

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Benefits and Perquisites

Benefits

Benefits are an important tool used to attract and retain outstanding executives. Benefit levels are reviewed periodically to ensure they are cost-effective, competitive and support the overall needs of our employees. The company makes available medical, dental, vision and life insurance, as well as disability coverage. NEOs can select the level of coverage appropriate for their circumstances. The company also provides NEOs with group life insurance coverage worth two-times their base salary and long-term disability coverage worth 50% of their base salary.

Company-Sponsored Retirement Plans

We provide retirement plans to our eligible employees, including the eligible NEOs, through a combination of qualified and nonqualified Employee Retirement Income Security Act of 1974, as amended (ERISA) plans. Following are descriptions of the retirement plans in which the NEOs participate:

General Dynamics Corporation 401(k) Plan

Each NEO is eligible to participate in the General Dynamics Corporation 401(k) Plan, a tax-qualified defined contribution retirement plan. Each NEO is eligible to make before-tax contributions and receive company matching contributions under the 401(k) Plan. During 2022, the 401(k) Plan provided for a company-matching contribution of 100% on contributions up to the first 6% of eligible pay for the NEOs. The matching contributions during 2022 for the NEOs are included in footnote (d) to the All Other Compensation column of the SCT.

Defined-Benefit Retirement Plans

Ms. Novakovic and Messrs. Aiken, Roualet and Smith participate in a company-sponsored defined-benefit plan called the General Dynamics Salaried Retirement Plan (the Salaried Plan). Since 2013, benefits under the Salaried Plan have been frozen for employees at our corporate headquarters.

The benefit under the Salaried Plan is payable as a life annuity. The Salaried Plan is a funded, tax-qualified, noncontributory defined-benefit pension plan. It was amended effective January 1, 2007, to exclude any employee initially hired or who incurs a break in service after that date. The benefit formula under the Salaried Plan for employees hired before January 1, 2007, is 1.0% times a participant’s highest final average pay frozen as of December 31, 2013 (as of March 31, 2017, for Mr. Smith), multiplied by years of service earned on or after January 1, 2007, and before January 1, 2014 (before April 1, 2017, for Mr. Smith), plus 1.333% times a participant’s highest final average pay frozen as of December 31, 2010, multiplied by years of service earned prior to January 1, 2007. Final average pay for purposes of calculating retirement benefits includes a NEO’s base salary and annual incentive. The company makes contributions to the Salaried Plan through payments into a trust fund from which the benefits are paid.

Mr. Burns participates in a company-sponsored defined-benefit plan called the Gulfstream Aerospace Corporation Pension Plan (the GAC Plan). The GAC Plan was amended in December 2018, freezing the benefits for Mr. Burns as of December 31, 2018. The GAC Plan is a funded, tax-qualified, noncontributory defined-benefit pension plan. For service prior to January 1, 2004, Mr. Burns has a frozen pension accrued benefit under the GAC Plan that totals approximately $3,400 payable monthly as a single-life annuity. Upon his retirement, this amount will increase with cost-of-living adjustments up to a maximum of 3% annually. Effective January 1, 2004, the GAC Plan was amended to provide benefits for each month of credited service earned after December 31, 2003, based on 1.125% of the final average monthly pay at or below the monthly integration level plus 1.25% of the excess above the integration level. Final average monthly pay takes into account salary and annual bonus after December 31, 2003, but excludes equity awards. The portion of Mr. Burns’ benefit earned after December 31, 2003, frozen as of December 31, 2018, is payable monthly as a life annuity and is not subject to cost-of-living adjustments.

Supplemental Retirement Plan

The amount of cash compensation used to calculate pension benefits for participants is limited by the Internal Revenue Code ($305,000 in 2022). To provide a benefit calculated on compensation in excess of this compensation limit, the company provides executives participating in the Salaried Plan with coverage under the General Dynamics Corporation Supplemental Retirement Plan (the Supplemental Retirement Plan). Benefits under the Supplemental Retirement Plan are general unsecured obligations of General Dynamics. Ms. Novakovic and Messrs. Aiken, Roualet and Smith participate in the Supplemental Retirement Plan. Pension accruals under this plan were frozen as of December 31, 2013, for participants including the participating NEOs (other than Mr. Smith). Mr. Smith’s pension accruals under the plan were frozen as of March 31, 2017.

Supplemental Savings Plan

The company provides a Supplemental Savings Plan to key employees, including each NEO. The purpose of the Supplemental Savings Plan is to allow key executives to defer salary and receive matching contributions on compensation in excess of the compensation limit imposed by the Internal Revenue Code on earnings used to calculate 401(k) contributions. Matching contributions during 2022 for the NEOs are included in footnote (d) to the All Other Compensation column of the SCT.

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Other Retiree Benefits

Eligible key executives throughout the company, including the NEOs (other than Mr. Burns), can purchase group term life insurance at retirement of up to two-times their base salary. For executives who retire early (prior to age 65), we pay for insurance coverage equal to one-half of the executive’s base salary until the executive reaches age 65. For early retirees who elect coverage in excess of one-half of base salary, they will pay monthly premiums for the additional coverage. For executives retiring at or after age 65, we pay for insurance coverage up to two-times an executive’s base salary. This coverage is ratably reduced over a five-year period following the executive’s retirement, or beginning at age 65 for early retirees, subject to a maximum coverage level of 25% of the coverage in effect at the time of retirement.

Perquisites

We provide our NEOs perquisites that the Committee believes are reasonable yet competitive. The company provides perquisites to the NEOs for purposes of recruitment, retention and security. We provide perquisites to ensure the security and accessibility of our executives to facilitate the transaction of business. As a reasonableness test, we compare these perquisites to generally accepted corporate practices.

In 2022, the perquisites provided to our NEOs were financial planning and tax preparation services, physical examinations, home security systems, personal liability and supplemental AD&D insurance, the personal use of automobiles owned or leased by the company and personal use of our aircraft. Personal use of our aircraft is provided to our chairman and CEO, as required by the Board, to help ensure her security and accessibility. The company also provided a club membership to one NEO in his role as a business unit president.

We have provided additional information on perquisites in footnote (d) to the All Other Compensation column of the SCT.

Other Considerations

Stock Ownership Guidelines and Holding Requirements

Our stock ownership and retention guidelines for our executive officers are among the most stringent in the Fortune 100. Stock ownership guidelines strongly align the interests of management with the interests of shareholders because executives become shareholders with a considerable investment in General Dynamics.

Our stock ownership and retention guidelines preclude NEOs from selling shares of our Common Stock until they own shares with a market value of at least 8 to 10 times their base salary and at least 15 times for the CEO. Shares held outright and shares held through our 401(k) plans are counted for purposes of meeting the ownership guidelines. PSUs, unvested shares of restricted stock and stock options (whether vested or not), are not counted in the ownership calculation.

Stock Ownership Guidelines
Chief Executive Officer	Officers including Other NEOs
15x	8x to 10x
Base Salary	Base Salary

When exercising options, officers who have not met the ownership guidelines may sell shares acquired upon exercise to cover the exercise price of the options, transaction costs and taxes, and are expected to hold the remaining shares until the guidelines are met. Similarly, net shares received upon vesting of PSUs and restricted stock (after withholding taxes) may not be sold until the stock ownership guidelines are met. Once an officer attains the required ownership level, the officer must maintain that ownership level until he or she no longer serves as an officer. The stock ownership and retention guidelines are reviewed annually by the Committee. For the year ended December 31, 2022, the total number of shares owned by our CEO and other officers represented 24.6 times their combined annual salaries.

Change in Control Agreements

The company has change in control agreements with each of the NEOs. The company believes that these agreements are an important tool for recruiting and retaining highly qualified executives. The agreements are structured to protect the interests of shareholders by including a “double-trigger” mechanism that results in a severance payout only when:

•

A change in control is consummated; and

•

The executive’s employment is terminated by the company without cause or by the executive for good reason within 24 months following the change in control.

A “change in control” is defined to include specified stock acquisition, merger or disposition transactions involving General Dynamics. The Committee evaluates and reviews payment and benefit levels under the change-in-control agreements periodically

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to ensure that the agreements are consistent with the practices of our peer group companies. Our agreements for NEOs do not include a provision for reimbursement of excise taxes that may become due upon a change in control.

Payments and benefits provided to NEOs pursuant to the change in control agreements are described in the Potential Payments upon Termination or Change in Control section beginning on page 81 of this Proxy Statement.

Role of the Independent Compensation Consultant

The Committee’s charter provides that the Committee has sole authority to engage the services of an independent compensation consultant for the Committee and approve fees paid to the consultant by the company. The Committee engaged FW Cook as an independent compensation consultant to provide advice on executive compensation matters. The Committee found that FW Cook provided important perspectives on market practices for executive compensation, peer company analysis, the levels and structure of the compensation program, and compensation governance. During 2022, at the Committee’s request, FW Cook performed the following specific services:

•

Attended Committee meetings;

•

Provided regulatory updates to the Committee;

•

Provided information and advice relating to executive and CEO compensation matters; and

•

Reviewed compensation-related disclosures in the company’s proxy statement.

The Committee reviewed the factors influencing FW Cook’s independence (as specified by NYSE listing standards) and determined that no conflict of interest exists.

Anti-Hedging and Anti-Pledging Policies

The company has a longstanding policy in place that prohibits all directors and executive officers from hedging company securities. Since 2014, the company has maintained a policy prohibiting all directors and executive officers from pledging company securities that they own directly.

Clawback Policy

The company has in place an executive compensation recoupment policy, or clawback policy, which applies to senior executive officers of the company (referred to as the Covered Executive Officers), including the NEOs. In the event of a restatement of our financial results due to a Covered Executive Officer engaging in fraud or intentional illegal conduct, the result of which is that any equity or other performance-based compensation paid to that Covered Executive Officer would have been a lower amount had it been calculated based on the restated results, the Committee has the authority to recover any excess compensation that was awarded to that Covered Executive Officer. In determining the excess compensation, the Committee will take into account its good faith estimate of the value of awarded and actual compensation that may have been affected by the restatement and the events leading to it. This includes all performance-based cash incentives and equity-based grants which may have vested or been exercised during the period in question. In addition, the company will adopt a policy for directors and executives to comply with the Dodd-Frank Act clawback policy in accordance with applicable SEC and NYSE rules.

Compensation and Risk Management

With the support of management and the independent compensation consultant, the Committee evaluates the company’s overall risk profile relative to the incentive components of compensation to ensure that NEOs are not overly incentivized to focus on short-term stock performance. The use of long-term equity incentive awards as a significant portion of total direct compensation and robust stock ownership guidelines are structured to ensure management is focused on the long term and not incentivized to take excessive risk to ensure alignment with the shareholder experience.

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EXECUTIVE COMPENSATION

Summary Compensation

The Summary Compensation Table (SCT) conforms to requirements of the SEC and shows base salary, annual incentive, equity awards (restricted stock, PSUs and stock options) and all other compensation, which includes among other things the value of perquisites, 401(k) contributions and tax reimbursements (see footnote (d) to the SCT for a complete listing of categories included in the All Other Compensation column). The table also includes a column titled Change in Pension Value and Nonqualified Deferred Compensation Earnings. For our eligible NEOs, this includes only the change in pension value (see footnote (c) to the SCT), which is an actuarial estimate of the present value of the future cost of pension benefits. The value does not reflect a current cash cost to General Dynamics or, necessarily, the pension benefit that an executive would receive, since that is determined by a number of factors, including length of service, age at retirement and longevity.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	(a)	Option Awards ($)	(a)	Non-Equity Incentive Plan Compensation ($)	(b)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(c)	All Other Compensation ($)	(d)	Total ($)
Phebe N. Novakovic Chairman and Chief Executive Officer	2022	1,700,000	10,592,081		4,499,650		4,089,000		—		597,436		21,478,167
	2021	1,671,250	11,045,739		4,350,097		6,074,000		—		412,775		23,553,861
	2020	1,585,000	10,070,467		4,139,834		2,872,000		381,567		279,631		19,328,499
Jason W. Aiken Executive Vice President, Technologies and Chief Financial Officer	2022	900,000	3,177,503		1,349,818		1,383,000		—		91,258		6,901,579
	2021	900,000	3,275,325		1,290,207		2,039,000		—		75,707		7,580,240
	2020	887,500	2,918,669		1,200,020		959,000		142,924		68,407		6,176,520
Mark L. Burns Vice President of the company and President, Gulfstream Aerospace	2022	856,250	2,823,925		1,200,397		1,315,000		—		73,999		6,269,571
	2021	776,250	2,666,235		1,049,894		1,734,000		—		69,041		6,295,420
	2020	692,500	2,189,014		899,953		720,000		94,110		62,096		4,657,673
Robert E. Smith Executive Vice President, Marine Systems	2022	856,250	2,684,139		1,138,848		1,200,000		—		76,478		5,955,715
	2021	800,000	2,514,041		989,744		1,720,000		—		80,588		6,104,372
	2020	775,000	2,116,565		869,648		853,000		299,541		79,269		4,993,023
Mark C. Roualet Executive Vice President, Combat Systems	2022	865,000	2,471,526		1,049,815		1,286,000		—		87,795		5,760,136
	2021	835,000	2,436,996		960,676		1,713,000		—		79,405		6,025,077
	2020	826,250	2,239,894		921,316		852,000		432,529		76,183		5,348,172
(a)

The amounts reported in the Stock Awards and the Option Awards columns reflect aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. These amounts reflect our calculation of the value of these awards at the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the NEO. Assumptions used in the calculation of these amounts are included in Note R to our consolidated audited financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K filed with the SEC on February 7, 2023. Stock Awards include awards of restricted stock and PSUs. The grant date values of 2022 PSUs, as reported in this column, are based on the probable outcome of the performance conditions as of the grant date. The grant date values of 2022 PSUs, assuming a maximum payout for each NEO, were as follows:

Name	Grant Date Value ($)
Ms. Novakovic	15,184,658
Mr. Aiken	4,554,690
Mr. Burns	4,047,828
Mr. Smith	3,847,440
Mr. Roualet	3,543,323

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(b) Payments are reported for the fiscal year in which the related services were rendered, although the actual payments are made in the succeeding year.
(c)

The values listed in this column represent the change in the present value of accumulated benefits from December 31 of the prior year to December 31 of the respective year calculated for all the pension plans in which the executive participates. The values are an actuarial estimate of the present value of the future cost of pension benefits for each of the NEOs and do not reflect a current cash cost to the company or, necessarily, the pension benefit that an executive would receive. Pension benefits for Ms. Novakovic and Messrs. Aiken and Roualet were frozen as of December 31, 2013. Pension benefits for Mr. Smith were frozen as of March 31, 2017. Pension benefits for Mr. Burns were frozen as of December 31, 2018. Negative changes in pension value were excluded from this column for the NEOs as follows:

Name	Negative Change in Pension Value
	2021	2022
Ms. Novakovic	(107,086)	(567,268)
Mr. Aiken	(53,429)	(257,623)
Mr. Burns	(111,321)	(382,572)
Mr. Smith	(106,396)	(529,194)
Mr. Roualet	(129,442)	(654,633)

(d)

All Other Compensation for 2022 included the following items:

Name	Reimbursement of Taxes ($)	(1)	Retirement Plan Contributions and Allocations ($)	(2)	Term Life Insurance Payments ($)	Perquisites ($)	(3)
Ms. Novakovic	3,313		52,300		24,808	517,015
Mr. Aiken	4,800		36,300		4,840	45,318
Mr. Burns	—		34,300		12,769	26,930
Mr. Smith	4,707		34,300		6,275	31,196
Mr. Roualet	4,950		35,000		12,941	34,904
(1)

Reflects amounts reimbursed for the payment of taxes associated with a company-provided dining room benefit. All employees at our corporate headquarters receive this dining room benefit and associated tax reimbursement.

(2)

Represents amounts contributed by General Dynamics to the 401(k) Plan and allocations by General Dynamics to the Supplemental Savings Plan.

(3)

Noncash items (perquisites) provided to NEOs in 2022, which for one or more NEOs is in the aggregate equal to or greater than $10,000, were as follows: financial planning and tax preparation services, home security systems and, solely at the discretion of the chairman and CEO, personal use of company aircraft. Perquisites that exceeded the greater of $25,000 or 10% of the total amount of perquisites for a specific NEO were as follows: Ms. Novakovic — $404,691 related to personal travel on company aircraft and $77,049 related to security for Ms. Novakovic. The aggregate incremental cost to General Dynamics for Ms. Novakovic’s personal travel aboard aircraft owned by the company (products of Gulfstream Aerospace), as required by the Board to help ensure Ms. Novakovic’s security and accessibility, is calculated based on the following variable operating costs to the company: fuel costs, trip-related maintenance expenses, landing fees, trip-related hangar and parking fees, on-board catering expenses and crew expenses. No additional direct operating cost is incurred if a family member accompanies an executive on a flight.

Equity-Based Awards

Our long-term compensation for senior executives, including the NEOs, consists of equity awards in the form of restricted stock, PSUs and stock options. The following table provides information on the equity awards in 2022 for the NEOs. The table includes the grant date of each equity award, the number of shares of restricted stock, PSUs and stock options, the exercise price of the stock options, the closing price of our Common Stock on the NYSE on the date of grant, and the grant date fair value of the equity awards. As discussed in the CD&A section, we use the average of the high and low quoted stock price per share of the company's Common Stock on the NYSE on the date of the grant, not the closing price, to value the restricted stock and PSUs and set the exercise price for stock options.

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GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2022
Name	Grant Date	Date of Compensation Committee Action	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			All Other Stock Awards: Number of Shares of Stock or Units	(c)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($)	(d)	Closing Price on Date of Grant ($)	Grant Date Fair Value of Stock and Option Awards ($)	(e)
			Threshold ($)	Target ($)	Maximum ($)	Threshold	Target	Maximum
Ms. Novakovic			—	3,060,000	6,120,000
	03/02/2022	03/01/2022				10,735	32,205	64,410	12,880		—	—			10,592,081
	03/02/2022	03/01/2022				—	—	—	—		116,240	232.90		235.75	4,499,650
Mr. Aiken			—	1,035,000	2,070,000
	03/02/2022	03/01/2022				3,220	9,660	19,320	3,865		—	—			3,177,504
	03/02/2022	03/01/2022				—	—	—	—		34,870	232.90		235.75	1,349,818
Mr. Burns			—	962,500	1,925,000
	03/02/2022	03/01/2022				2,862	8,585	17,170	3,435		—	—			2,823,925
	03/02/2022	03/01/2022				—	—	—	—		31,010	232.90		235.75	1,200,397
Mr. Smith			—	962,500	1,925,000
	03/02/2022	03/01/2022				2,720	8,160	16,320	3,265		—	—			2,684,139
	03/02/2022	03/01/2022				—	—	—	—		29,420	232.90		235.75	1,138,848
Mr. Roualet			—	962,500	1,925,000
	03/02/2022	03/01/2022				2,505	7,515	15,030	3,005		—	—			2,471,526
	03/02/2022	03/01/2022				—	—	—	—		27,120	232.90		235.75	1,049,815
(a)

These amounts represent cash awards that are possible under the company’s annual incentive plan. The value earned can be found in the SCT in the Non-Equity Incentive Plan Compensation column.

(b)

These amounts relate to PSUs granted in 2022. Each PSU represents the right to receive a share of Common Stock upon release of the PSU. The exact number of PSUs that may be earned is determined based upon a performance metric set by the Compensation Committee, which for 2022 grants is the company’s ROIC over the three-year period from 2022-2024. Grants for each NEO are also subject to an rTSR modifier that can increase or decrease the PSU payout by as much as one-third. If the threshold ROIC is not met, no PSUs would be earned; if the threshold ROIC is met, and after taking into consideration the rTSR modifier, the number of PSUs that are earned may range from 33% to 200% of the PSUs originally awarded. Dividend equivalents accrue on PSUs during the performance period and are subject to the same vesting conditions based upon performance. For PSUs granted in 2022, the PSUs will be released to the participant following the three-year performance period, to the extent earned.

(c)

These amounts relate to shares of restricted stock that cliff-vest three years after the grant date, subject to continuous service requirements.

(d)

The exercise price for stock options is the average of the high and low quoted stock price per share of the company's Common Stock on the NYSE on the date of grant.

(e)

For PSUs, the grant date fair value is calculated based upon the target payout amount, which is the probable outcome of the performance conditions as of the grant date.

Option Exercises and Stock Vested

The following table shows the stock options exercised by the NEOs and restricted stock released to them during 2022. As explained in the CD&A section, we require officers to retain shares of Common Stock issued to them as compensation, up to predetermined levels, based on their position with General Dynamics. Once an ownership level is attained, the officer must maintain that minimum ownership level until he or she no longer serves as an officer of General Dynamics. The amounts reported in the Value Realized on Exercise and the Value Realized on Vesting columns in the table below are before-tax amounts.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2022

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Ms. Novakovic	569,090	53,852,446	36,720	8,846,893
Mr. Aiken	32,105	3,314,974	8,734	2,104,285
Mr. Burns	13,330	1,167,556	7,069	1,717,643
Mr. Smith	12,860	1,375,120	5,347	1,268,707
Mr. Roualet	47,200	4,714,912	8,523	2,053,458

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Outstanding Equity Awards

The following table provides information on outstanding stock option and stock awards held by the NEOs as of December 31, 2022. The table shows the number of stock options that a NEO holds (both exercisable and unexercisable), the option exercise price and its expiration date. For stock awards, the table includes the number of shares of restricted stock and PSUs that are still subject to the restriction period or the performance period (i.e., have not vested). For restricted stock and PSUs, the market value is based on the price of the company’s Common Stock on the NYSE on December 31, 2022.

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END
Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	(a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock or Units That Have Not Vested	(b)	Market Value of Shares of Stock or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	(c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ms. Novakovic						46,765		11,602,864	122,139		30,303,919
	—	116,240		232.90	03/01/2032
	—	151,150		168.56	03/02/2031
	83,330	83,330		165.47	03/03/2030
	129,090	—		167.61	03/05/2029
	186,460	—		223.93	03/06/2028
	211,620	—		191.71	02/28/2027
Mr. Aiken						13,800		3,423,918	36,031		8,939,607
	—	34,870		232.90	03/01/2032
	—	44,830		168.56	03/02/2031
	24,155	24,155		165.47	03/03/2030
	30,690	—		167.61	03/05/2029
	43,940	—		223.93	03/06/2028
	49,100	—		191.71	02/28/2027
	67,400	—		135.85	03/01/2026
Mr. Burns						11,215		2,782,554	29,232		7,252,797
	—	31,010		232.90	03/01/2032
	—	36,480		168.56	03/02/2031
	18,115	18,115		165.47	03/03/2030
	43,860	—		167.61	03/05/2029
	32,560	—		223.93	03/06/2028
	31,590	—		191.71	02/28/2027
	27,600	—		135.85	03/01/2026
Mr. Smith						10,685		2,651,055	27,865		6,913,649
	—	29,240		232.90	03/01/2032
	—	34,390		168.56	03/02/2031
	17,705	17,705		165.47	03/03/2030
	9,430	—		189.00	09/02/2029
	16,400	—		167.61	03/05/2029
	11,570	—		223.93	03/06/2028
	13,140	—		191.71	02/28/2027
	19,320	—		135.85	03/01/2026

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Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	(a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock or Units That Have Not Vested	(b)	Market Value of Shares of Stock or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	(c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Roualet						10,510		2,607,636	27,444		6,809,246
	—	27,120		232.90	03/01/2032
	—	33,380		168.56	03/02/2031
	18,545	18,545		165.47	03/03/2030
	29,940	—		167.61	03/05/2029
	42,880	—		223.93	03/06/2028
	48,650	—		191.71	02/28/2027
	73,330	—		135.85	03/01/2026
(a) The dates on which unexercised options that were unexercisable as of December 31, 2022, subsequently became or will become exercisable is as follows:
Name	Number of Options	Exercise Price ($)	Dates Exercisable	Number of Shares That Will Become or Subsequently Became Exercisable
Ms. Novakovic	116,240	232.90	March 2, 2024	58,120
			March 2, 2025	58,120
	151,150	168.56	March 3, 2023	75,575
			March 3, 2024	75,575
	83,330	165.47	March 4, 2023	83,330
Mr. Aiken	34,870	232.90	March 2, 2024	17,435
			March 2, 2025	17,435
	44,830	168.56	March 3, 2023	22,415
			March 3, 2024	22,415
	24,155	165.47	March 4, 2023	24,155
Mr. Burns	31,010	232.90	March 2, 2024	15,505
			March 2, 2025	15,505
	36,480	168.56	March 3, 2023	18,240
			March 3, 2024	18,240
	18,115	165.47	March 4, 2023	18,115
Mr. Smith	29,420	232.90	March 2, 2024	14,710
			March 2, 2025	14,710
	34,380	168.56	March 3, 2023	17,195
			March 3, 2024	17,195
	18,545	165.47	March 4, 2023	18,545
Mr. Roualet	27,120	232.90	March 2, 2024	13,560
			March 2, 2025	13,560
	33,380	168.56	March 3, 2023	16,690
			March 3, 2024	16,690
	18,545	165.47	March 4, 2023	18,545

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(b)

Shares release to participants on the first day on which the NYSE is open for business after the third anniversary of the day of grant. The dates on which restricted shares or units that had not vested as of December 31, 2022, subsequently were or will be released are as follows:

Name	Number of Restricted Shares or Units	Dates of Release	Number of Shares or Units Released or to be Released	Market Value of Shares or Units Released ($)
Ms. Novakovic	46,765	March 6, 2023	16,680	3,869,260
		March 4, 2024	17,205
		March 3, 2025	12,880
Mr. Aiken	13,880	March 6, 2023	4,835	1,121,575
		March 4, 2024	5,100
		March 3, 2025	3,865
Mr. Burns	11,215	March 6, 2023	3,625	840,891
		March 4, 2024	4,155
		March 3, 2025	3,435
Mr. Smith	10,685	March 6, 2023	3,505	813,055
		March 4, 2024	3,915
		March 3, 2025	3,265
Mr. Roualet	10,510	March 6, 2023	3,710	860,609
		March 4, 2024	3,795
		March 3, 2025	3,005

(c)

Represents PSUs that released in the first quarter of 2023 or, subject to satisfaction of the performance condition and Compensation Committee determination, may release during the first quarter of 2024 or 2025. The number of PSUs released or that may release are as follows:

Name	Number of PSUs Released March 7, 2023	Number of PSUs That May Release in First Quarter 2024	Number of PSUs That May Release in First Quarter 2025
Ms. Novakovic	43,850	89,474	65,434
Mr. Aiken	12,708	26,534	19,627
Mr. Burns	9,532	21,594	17,443
Mr. Smith	9,216	20,366	16,580
Mr. Roualet	9,753	19,742	15,269

GENERAL DYNAMICS / 2023 PROXY STATEMENT	77

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Company-Sponsored Retirement Plans

General Dynamics offers retirement programs through a combination of qualified and nonqualified ERISA plans. The NEOs participate in each of the retirement programs indicated next to their names in the table below.

The table shows the actuarial present value as of December 31, 2022, of the pension benefits earned for each NEO over the course of the officer’s career. A description of the material terms and conditions of each of these plans and agreements follows the table. Pension benefits have been frozen for each NEO for the plans listed below.

PENSION BENEFITS FOR FISCAL YEAR 2022
Name	Plan Name	Number of Years Credited Service	(a)	Present Value of Accumulated Benefit ($)	(b)	Payments During Last Fiscal Year
Ms. Novakovic	Salaried Retirement Plan	13		425,100		None
	Supplemental Retirement Plan	13		2,154,702
Mr. Aiken	Salaried Retirement Plan	11		181,670		None
	Supplemental Retirement Plan	11		189,547
Mr. Burns	Gulfstream Aerospace Corporation Pension Plan	35		1,256,305		None
Mr. Smith	Salaried Retirement Plan	26		592,686		None
	Supplemental Retirement Plan	26		442,162
Mr. Roualet	Salaried Retirement Plan	29		998,873		None
	Supplemental Retirement Plan	29		1,660,089
(a) Each NEO's total service and credited service is as set forth below:
Name	Total Service (Years)	Credited Service (Years)
Ms. Novakovic	22	13
Mr. Aiken	21	11
Mr. Burns	39	35
Mr. Smith	33	26
Mr. Roualet	41	29

(b)

The Present Value of Accumulated Benefit under each plan has been calculated as of December 31, 2022, using the company’s FASB ASC Topic 715, Compensation — Retirement Benefits, assumptions as of year-end 2022. For a discussion of these assumptions, see Note S to our consolidated audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 7, 2023.

Salaried Retirement Plan

The Salaried Plan is a funded, tax-qualified, noncontributory defined-benefit pension plan that provides benefits as a life annuity to retired participants. A participant’s benefit under the Salaried Plan increases with each year of service. Participants who leave before they are eligible for early retirement are paid a substantially reduced amount. Ms. Novakovic and Messrs. Aiken, Roualet and Smith participate in the Salaried Plan.

Earnings used to calculate pension benefits (pensionable earnings) include only a participant’s base salary and annual incentive and exclude all other items of income, including equity awards. Under the Internal Revenue Code, the Salaried Plan does not take into account any earnings over a predetermined compensation limit, which was $305,000 for 2022, and does not pay annual benefits beyond a predetermined benefit limit, which was $245,000 for 2022.

Benefits under the Salaried Plan were frozen as of December 31, 2013, for employees at our corporate headquarters, including the participating NEOs (other than Mr. Smith). Mr. Smith’s benefits under the Salaried Plan were frozen as of March 31, 2017. The Salaried Plan pays a monthly benefit equal to the product of (1) the benefit percentage times (2) the final average monthly pay times (3) the years of credited service. For credited service earned prior to January 1, 2007, the benefit percentage equals 1.333%. For credited service earned on or after January 1, 2007, the benefit percentage equals 1.0%. Final average monthly pay is equal to the average of the participant’s highest 60 consecutive months of pensionable earnings out of the participant’s last 120 months of employment. For credited service earned prior to January 1, 2007, the final average monthly pay used in the benefit calculation froze as of December 31, 2010. The normal retirement age under the Salaried Plan is age 65. The Salaried Plan benefit is calculated as a single-life monthly annuity beginning at age 65 and has multiple actuarially equivalent payment forms from which participants can choose to take their benefit. A cash lump sum is only available if a participant’s accrued benefit is less than $5,000. None of the eligible NEOs other than Ms. Novakovic had reached the normal retirement age as of December 31, 2022.

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A participant with at least 10 years of service qualifies for early retirement at age 55. Messrs. Smith and Roualet have qualified for early retirement. A participant who is eligible for early retirement is entitled to receive the following:

(1)

For benefits based on credited service earned prior to January 1, 2007, if a participant retires between age 55 and 62, his or her age 65 benefit is reduced by 2.5% for each full year that he or she retires prior to age 62. If the participant retires between age 62 and 65, he or she will receive 100% of his or her age 65 benefit.

(2)

For benefits based on credited service earned on or after January 1, 2007, a participant who is eligible for early retirement and subsequently retires between age 55 and 65 will have his or her age 65 benefit reduced by 4.8% for each full year that he or she retires prior to age 65.

Supplemental Retirement Plan

The Supplemental Retirement Plan is a nonqualified defined-benefit plan that provides retirement benefits to eligible employees whose salaries exceed the Internal Revenue Code compensation limit or whose annual benefits would exceed the Internal Revenue Code benefit limit. Ms. Novakovic and Messrs. Aiken, Roualet and Smith participate in the Supplemental Retirement Plan.

Benefits under the Supplemental Retirement Plan were frozen as of December 31, 2013, for employees at our corporate headquarters, including the NEOs (other than Mr. Smith) who participate in the plan. Mr. Smith’s benefits under the plan were frozen as of March 31, 2017. The Supplemental Retirement Plan provides benefits equal to the difference between (1) the amount that would have been provided under the Salaried Retirement Plan if the annual compensation limit and annual benefit limit did not apply, and (2) the benefit actually paid under the Salaried Retirement Plan. A participant’s pensionable earnings and forms of payment are the same under the Supplemental Retirement Plan as the Salaried Retirement Plan.

Gulfstream Aerospace Corporation Pension Plan

The GAC Plan is a tax-qualified defined-benefit pension plan that provides benefits as a life annuity to retired participants. A participant’s benefit under the GAC Plan increases with each year of service. Participants who leave before they are eligible for early retirement are paid a substantially reduced amount. Mr. Burns participates in the GAC Plan.

Earnings used to calculate pension benefits (pensionable earnings) include only a participant’s base salary and cash bonus and exclude all other items of income, including equity awards. Under the Internal Revenue Code, the GAC Plan does not take into account any earnings over a predetermined compensation limit and does not pay annual benefits beyond a predetermined benefit limit.

Benefits under the GAC Plan were frozen as of December 31, 2018, for Mr. Burns. For service prior to January 1, 2004, Mr. Burns has a frozen pension accrued benefit under the GAC Plan that totals approximately $3,400 payable monthly as a single-life annuity. Upon his retirement, this amount will increase with cost-of-living adjustments up to a maximum of 3% annually. Effective January 1, 2004, the GAC Plan was amended to provide benefits for each month of credited service earned after December 31, 2003, based on 1.125% of the final average monthly pay at or below the monthly integration level plus 1.25% of the excess above the integration level. The portion of Mr. Burns’ benefit earned after December 31, 2003, is payable monthly as a life annuity and is not subject to cost-of-living adjustments. The normal retirement age under the GAC Plan is age 65. The GAC Plan benefit is calculated as a single-life monthly annuity beginning at age 65 and has multiple actuarially equivalent payment forms from which participants can choose to take their benefit. A cash lump sum is only available if a participant’s present value of accrued benefit is less than $5,000. Mr. Burns did not reach the normal retirement age as of December 31, 2022.

A participant with at least 20 years of service at age 50 or with at least 5 years of service at age 60 qualifies for early retirement. Mr. Burns is qualified for early retirement. A participant who is eligible for early retirement is entitled to receive the following:

(1)

If a participant retires between age 50 and 60, his or her age 65 benefit is reduced by a factor based on a table described in the GAC Plan document for each full year that he or she retires prior to age 60.

(2)

If the participant retires between age 60 and 65, he or she will receive 100% of his or her age 60 benefit.

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Nonqualified Defined-Contribution Deferred Compensation

As part of our overall retirement program, the NEOs and other key employees are eligible to participate in a nonqualified defined-contribution deferred compensation plan. The following table illustrates the amounts due to each executive as of December 31, 2022. In addition, the table shows contributions made by both the NEOs and General Dynamics in 2022 along with the earnings on each executive’s total account.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2022
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	(a)	Aggregate Earnings in Last Fiscal Year ($)	(b)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)	(c)
Ms. Novakovic	170,000	34,000		202,813		—	3,217,240
Mr. Aiken	18,000	18,000		(77,990)		—	399,421
Mr. Burns	80,000	16,000		(107,071)		—	680,995
Mr. Smith	16,000	16,000		17,847		—	229,668
Mr. Roualet	83,500	16,700		376,838		—	2,184,812
(a)

The registrant contributions of $34,000, $18,000, $16,000, $16,000 and $16,700 for Ms. Novakovic and Messrs. Aiken, Burns, Smith and Roualet, respectively, are included in the All Other Compensation column of the SCT.

(b)

No amounts shown in the Aggregate Earnings in Last Fiscal Year column are reported as compensation in the SCT.

(c)

Certain amounts in the Aggregate Balance at Last Fiscal Year End column were previously reported in the SCT in the Salary column (in the case of executive contributions) or in the All Other Compensation column (in the case of registrant contributions) for the NEOs. The amounts previously reported as executive and registrant contributions were as follows:

Name	Amount Previously Reported
	Executive Contributions ($)	Registrant Contributions ($)
Ms. Novakovic	1,440,000	322,450
Mr. Aiken	114,800	114,800
Mr. Burns	200,144	40,029
Mr. Smith	30,000	30,000
Mr. Roualet	562,500	116,000

General Dynamics Corporation Supplemental Savings Plan

The Supplemental Savings Plan is a nonqualified defined-contribution plan that provides key employees, including the NEOs, the opportunity to defer a portion of their salary without regard to the limitations imposed by the Internal Revenue Code on the 401(k) Plan and receive employer matching contributions on a portion of the contributions.

Effective January 1, 2014, for those who elect to participate in the Supplemental Savings Plan, a participant may contribute between 1% and 10% of the participant’s base salary to the plan. The company will match the participant’s contributions for the first 2% of the participant’s base salary on a dollar-for-dollar basis. Investment performance mirrors the performance of the funds that are available to participants under the 401(k) Plan.

Supplemental Savings Plan participants, including the NEOs, do not receive any earnings on their Supplemental Savings Plan accounts that are not otherwise paid to all other 401(k) Plan participants with a balance in the same investment fund. Participants receive lump-sum payments six months after their separation from service for balances (including earnings) accumulated on or after January 1, 2005. For balances accumulated prior to January 1, 2005, payment is made as soon as possible after separation, and participants will receive a lump-sum payment unless they have previously elected to receive a deferred lump-sum payment or annual installment payments.

GENERAL DYNAMICS / 2023 PROXY STATEMENT	80

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Potential Payments Upon Termination or Change in Control

The following are estimated payments and benefits that would be provided to the NEOs in the event of termination of the executive’s employment assuming a termination date of December 31, 2022.

We have calculated these amounts for different termination scenarios based on our existing benefit plans and the General Dynamics Corporation equity compensation plan currently in effect (the Equity Compensation Plan). The actual amounts of the payments and costs of the benefits, however, can only be determined at the time of an executive’s separation from General Dynamics and, depending on the payment or benefit, may extend over several years.

For each termination and change in control scenario discussed below, the NEO would also be entitled to:

(1)

the pension benefits described in the Pension Benefits for Fiscal Year 2022 table, for those NEOs who are eligible to receive benefits; and

(2)

the amounts listed in the Nonqualified Deferred Compensation for Fiscal Year 2022 table.

The estimated totals presented in the table on the next page do not include these pension benefit and nonqualified deferred compensation amounts, nor do the totals include items that are provided to all employees, such as payment for accrued vacation.

Change in Control Agreements — Double-Trigger

For a change in control situation, we have change in control agreements with key employees, including each of the NEOs. We have estimated the payments and benefits the NEOs could receive under our existing benefit plans, change-in-control agreements and the equity compensation plans. Our calculations assume the executive was terminated on December 31, 2022, and that this date was within 24 months following a change in control, thereby satisfying the “double-trigger” requirement under the change-in-control agreements. The actual amounts of the payments and costs of the benefits, however, can only be determined at the time of an executive’s separation from General Dynamics, and depending on the payment or benefit, may extend over several years. As discussed in the CD&A section titled Other Considerations — Change in Control Agreements, the change-in-control agreements contain a “double-trigger” mechanism that is triggered only under certain circumstances. Our agreements do not provide for excise tax gross-ups. Rather, the agreements provide that, in the event change-in-control benefits would trigger an excise tax under Internal Revenue Code Section 280G and Internal Revenue Code Section 4999, then the value of the benefits will be either (1) delivered in full or (2) subject to a cutback, whichever provides the executive officer the greatest benefit on an after-tax basis (with the excise tax being the responsibility of the executive to pay).

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Scenario and Payment Type	Ms. Novakovic ($)	Mr. Aiken ($)	Mr. Burns ($)	Mr. Smith ($)	Mr. Roualet ($)
Termination For Cause or Voluntary Resignation
Retiree Life Insurance Benefit(a)	392,208	—	—	226,984	236,836
Retiree Medical and Dental Benefit(b)	—	—	30,871	61,101	18,747
Stock Options	—	—	—	—	—
Restricted Stock	—	—	—	—	—
PSUs	—	—	—	—	—
Total	392,208	—	30,871	288,085	255,583
Death(c)
Life Insurance Benefit	3,400,000	1,800,000	1,750,000	1,750,000	1,750,000
Stock Options(d)	20,678,384	6,092,768	4,870,670	4,629,816	4,600,433
Restricted Stock(d)	11,602,864	3,423,918	2,782,554	2,651,055	2,607,636
PSUs(d)(e)	20,534,754	6,023,136	4,751,310	4,543,417	4,581,261
Total	56,216,002	17,339,822	14,154,534	13,574,288	13,539,330
Disability(c)
Retiree Life Insurance Benefit(a)	392,208	—	—	226,984	236,836
Retiree Medical and Dental Benefit(b)	—	—	30,871	61,101	18,747
Stock Options(d)	20,678,384	6,092,768	4,870,670	4,629,816	4,600,433
Restricted Stock(d)	11,602,864	3,423,918	2,782,554	2,651,055	2,607,636
PSUs(e)(h)	20,534,754	6,023,136	4,751,310	4,543,417	4,581,261
Total	53,208,210	15,539,822	12,435,405	12,112,373	12,044,913
Termination without Cause or Retirement(c)
Retiree Life Insurance Benefit(a)	392,208	—	—	226,984	236,836
Retiree Medical and Dental Benefit(b)	—	—	30,871	61,101	18,747
Stock Options(f)(h)	14,926,064	—	3,498,774	3,331,906	3,326,755
Restricted Stock(g)(h)	11,602,864	—	2,782,554	2,651,055	2,607,636
PSUs(e)(h)	20,534,754	—	4,751,310	4,543,417	4,581,261
Total	47,455,890	—	11,063,509	10,814,463	10,771,235
Change in Control, with Qualifying Termination
Annual Incentive(i)	6,074,000	2,039,000	1,734,000	1,720,000	1,713,000
Severance(j)	23,244,260	8,787,610	5,218,000	7,759,050	7,738,120
Life, Medical, Dental and Long-Term Disability Benefits(k)	82,830	76,671	56,521	82,419	103,871
Retiree Life, Medical and Dental Benefits(l)	371,004	—	9,537	252,253	206,725
Outplacement Services(m)	10,000	10,000	10,000	10,000	10,000
Financial Counseling and Tax Planning Services(n)	30,000	30,000	20,000	30,000	30,000
Supplemental Retirement Benefit(o)	140,789	101,506	60,600	95,771	97,779
Stock Options(p)	20,678,384	6,092,768	4,870,670	4,629,816	4,600,433
Restricted Stock(p)	11,602,864	3,423,918	2,782,554	2,651,055	2,607,636
PSUs(p)	30,303,659	8,939,403	7,252,255	6,913,337	6,808,883
Total	92,537,790	29,500,876	22,014,137	24,143,701	23,916,447

GENERAL DYNAMICS / 2023 PROXY STATEMENT	82

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(a)

Assumes the executive elects the maximum of two-times-pay coverage at retirement. The estimated cost is calculated using the assumptions made for financial reporting purposes for valuing post-retirement life insurance at December 31, 2022. The life insurance benefit is further described under the CD&A section titled Other Retiree Benefits.

(b)

The estimated cost for this coverage is based on the difference between the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA) rate that the executive would pay and the higher expense we must recognize for financial reporting purposes. We provide retiree medical and dental coverage only until an executive reaches age 65. Ms. Novakovic and Mr. Aiken are not eligible for retiree medical and dental coverage at December 31, 2022.

(c)

In situations where an executive has completed a full calendar year of service to the company, for certain termination scenarios not involving a change in control, the executive may remain eligible for an annual incentive for performance during the year, though whether a bonus is paid in the future, and the amount, if any, would be subject to Compensation Committee approval. No future annual incentive payment is guaranteed, and the amount of any annual incentive would be determined as described in the CD&A section. The NEO may also be eligible for $2 million of proceeds under AD&D insurance, depending upon the circumstances.

(d)

Upon death or total and permanent disability, the remaining unvested portion of the option grant will become fully vested and exercisable in accordance with the terms of the original grant agreement. PSUs granted would be evaluated for achievement relative to goals and if earned, a pro rata amount (determined as set forth in the respective award agreements) will vest and be released within two and one-half months following the original vesting date. The restricted stock held by the executive vests immediately and would be released at the time of permanent disability or death and transferred to the estate, as applicable. The value of the unvested stock options reflected in the table represents the difference between the closing share price of $248.11 on December 30, 2022, and the option grant price, multiplied by the number of retained unvested options. The value of the restricted stock represents the number of restricted shares held on December 30, 2022, multiplied by the closing share price of $248.11 on December 30, 2022.

(e)

The present value of the prorated PSUs represents the number of earned units as of December 31, 2022 assuming target performance, multiplied by the closing share price of $248.11 on December 30, 2022, and applying a discount factor to account for the restriction periods.

(f)

The present value of the unvested stock options reflected in the table represents the difference between the closing share price of $248.11 on December 30, 2022, and the option grant price, multiplied by the number of retained unvested options, and applying a discount factor to account for the option exercise dates.

(g)

The value of the restricted stock represents the number of restricted shares held on December 31, 2022, multiplied by the closing share price of $248.11 on December 30, 2022.

(h)

Under the terms of the Equity Compensation Plan, most participants qualify for retirement treatment after reaching age 55 with at least five years of continuous service with the company. For participants who are elected officers of the company and who have reached age 55, the plan provides for retirement treatment with the consent of the company’s CEO or, in the case of the CEO, the Compensation Committee. For purposes of this Proxy Statement, we assume that any required consents for retirement treatment have been obtained. Since Ms. Novakovic and Messrs. Burns, Roualet and Smith are eligible to retire, they would forfeit a portion of their unvested stock option awards granted in 2020 and 2021 based on days of service during the three-year period as of the grant date. The retained options would be exercisable in accordance with the terms of the original grant. The unvested stock option awards granted in 2022 will continue to vest. The restricted stock awards would be released immediately. The PSUs would be prorated (as set forth in the respective award agreements) and will be released within two and one-half months following their respective scheduled vesting dates, if earned based on the applicable performance goals. Because Mr. Aiken is not eligible to retire at December 31, 2022, the equity values in these scenarios would apply only in the case of disability.

(i)

Any annual incentive amount paid in a change in control situation would be determined in accordance with the terms of the applicable change-in-control agreement. Since we assume that a change in control and triggering event had occurred on December 31, 2022, the change in control scenarios identify the March 2022 annual incentive amounts (or the average of the 2020, 2021 and 2022 annual incentive amounts, if higher).

(j)

Calculated in accordance with the applicable change-in-control agreement. For the NEOs other than Mr. Burns, this amount equals 2.99 times their annual salary and annual incentive. For Mr. Burns, the multiple is 2.00 times.

(k)

Represents an additional 36 months of life, medical, dental and long-term disability benefits for the NEOs other than Mr. Burns. These costs reflect an amount equal to 3.00 times the 2022 annual employer premiums for these benefits. For Mr. Burns, the amount represents an additional 24 months and the costs reflect an amount equal to 2.00 times the 2022 annual employer premiums for these benefits.

(l)

The costs of retiree benefits for Ms. Novakovic and Messrs. Burns, Smith and Roualet are reduced in this scenario because the 36 months (24 months for Mr. Burns) of continued active coverage described in footnote (k) above defers the commencement date of this coverage. Ms. Novakovic is not eligible for retiree medical and dental benefits; therefore, the amount represents the retiree life benefit only. Mr. Burns is not eligible for the retiree life benefit; therefore, the amount represents retiree medical and dental benefits only.

(m)

Represents the estimated outplacement services costs, obtained from an outplacement vendor, for 12 months for a senior executive.

(n)

Represents financial counseling and tax planning services for 36 months (for NEOs other than Mr. Burns) or 24 months (for Mr. Burns) following the termination date, at a total cost not to exceed $10,000 per year for each NEO.

(o)

Represents a supplemental retirement benefit payable in cash equal to an additional 36 months (for NEOs other than Mr. Burns) or 24 months (for Mr. Burns) of company contributions to each defined-contribution plan in which the executive participates.

(p)

Our Equity Compensation Plan and the applicable award agreements contain a “double-trigger” mechanism for all participants, including the NEOs. This mechanism provides that if, within two years following a change in control, a participant’s employment is terminated by the company for any reason other than for Cause (as defined in the Equity Compensation Plan) or by the executive for Good Reason (as defined in the Equity Compensation Plan), then all outstanding awards that have not vested will immediately vest and become exercisable and all restrictions on awards will immediately lapse.

Pay Ratio Results

The CEO pay ratio below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

There have been no changes in our employee population or employee compensation arrangements in 2022 that we reasonably believe would result in a significant change in our pay ratio disclosure. Therefore, we have based our pay ratio calculation for 2022 using compensation for the same median employee identified for 2021, which median employee was identified under the process described in our 2021 pay ratio calculation set forth in our 2022 proxy statement.

Total 2022 annual compensation for the median employee was valued at $88,576 and total annual compensation for the CEO was valued at $21,478,167, resulting in a ratio of median employee total annual compensation to CEO total annual compensation of 242:1. Total annual compensation for the median employee and the CEO is calculated according to the disclosure requirements of the SCT and includes base salary, annual incentive, equity awards, change in pension values and other compensation such as perquisites and company-paid healthcare benefits.

GENERAL DYNAMICS / 2023 PROXY STATEMENT	83

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Pay Versus Performance

The “Compensation Actually Paid” values shown in the new, required table below do not reflect the compensation actually paid to the CEO or the NEOs. As such, the Compensation Committee did not consider the information provided in the table in structuring or determining compensation for our NEOs. For a complete discussion of the company’s executive compensation program and the Committee’s philosophy and approach, please refer to the CD&A section of this Proxy Statement (beginning on page 44).

The table intends to compare “Pay Versus Performance” and prescribes a method to calculate “Compensation Actually Paid” (CAP). While the table shows SCT compensation and CAP values side by side, they are not comparable.

Together with the salary and annual incentive, the SCT values include the accounting fair value of equity awards granted in the year shown (at the time the grant was made), whereas CAP values include a revaluation of the current grant at year-end, plus the year-over-year change in the fair value of multiple years of historical equity grants. Because CAP includes multiple years of grants, the calculation of CAP each year is heavily impacted by the change in the stock price and therefore, may be higher or lower than the SCT compensation values.

The actual value of an equity award realized by an executive depends on several factors measured over multiple years, including the stock price, the financial performance of the company, the relative TSR performance of the company as compared to a peer group, timing of stock option exercises and other factors.

Year	Summary Compensation Table Total for PEO ($)	(a)	Compensation Actually Paid to PEO ($)	(a)(b)(c)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	(a)	Average Compensation Actually Paid to Non-PEO NEOs ($)	(a)(b)(c)	Value of Initial Fixed $100 Investment Based on			Net Earnings ($M)	Annual ROIC	(e)
									GD Total Shareholder Return ($)	S&P 500 Total Shareholder Return ($)	(d)
2022	21,478,167		48,677,670		6,221,750		12,860,550		152	125		3,390	12.6%
2021	23,553,861		42,596,983		6,501,277		11,212,889		125	152		3,257	11.9%
2020	19,328,499		9,128,233		5,293,847		2,884,685		87	118		3,167	11.8%
(a)

For each year represented, Ms. Phebe N. Novakovic was our principal executive officer (PEO), and our non-PEO NEOs were Messrs. Jason W. Aiken, Mark L. Burns, Robert E. Smith and Mark C. Roualet.
(b)

Amounts shown for CAP are computed in accordance with Item 402(v) of Regulation S-K under the Exchange Act and do not reflect the actual amount of compensation earned by or paid to the NEOs during the applicable year. These amounts reflect total compensation as reported in the SCT with certain adjustments as required by Item 402(v) of Regulation S-K and described in footnote (c) below.
(c)

CAP reflects the exclusions and inclusions of equity awards for the PEO and the other NEOs as set forth below and calculated in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The valuation methodologies and assumptions used to calculate CAP are based on our grant date fair value of these awards as disclosed in the company’s consolidated audited financial statements filed with the SEC on Form 10-K for the years reflected in the table below.

SCT Total to Compensation Actually Paid Reconciliation for the PEO and non-PEOs:

Calculation(1) of Compensation Actually Paid	Calculation for PEO			Calculation for Average of Non-PEOs
	Year 2020 ($)	Year 2021 ($)	Year 2022 ($)	Year 2020 ($)	Year 2021 ($)	Year 2022 ($)
Summary Compensation Table Total	19,328,499	23,553,861	21,478,167	5,293,847	6,501,277	6,221,750
Less aggregate change in actuarial present value of pension benefits	(381,567)	—	—	(242,276)	—	—
Less grant date fair value of stock and option awards	(14,210,301)	(15,395,836)	(15,091,731)	(3,338,770)	(3,795,780)	(3,973,993)
Add year-end fair value of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year	10,733,219	20,972,489	19,911,045	2,521,801	5,170,727	5,242,958
Add change in fair value (whether positive or negative) as of vesting date of awards granted in prior fiscal years for which all applicable vesting conditions were satisfied at fiscal year end or during the fiscal year	(1,703,747)	1,765,099	4,975,264	(364,636)	399,754	1,158,304
Add change in fair value (whether positive or negative) as of fiscal year-end for unvested and outstanding awards granted in prior fiscal years	(4,843,424)	11,475,277	17,170,099	(1,032,584)	2,883,961	4,154,201
Add dividends paid on unvested equity awards during the fiscal year	205,554	226,093	234,826	47,303	52,950	57,330
Compensation Actually Paid	9,128,233	42,596,983	48,677,670	2,884,685	11,212,889	12,860,550

GENERAL DYNAMICS / 2023 PROXY STATEMENT	84

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(1)

For the PEO and other NEOs, for each covered year, service cost and prior service cost of pension benefits equals $0, fair value of awards that are granted and vest in the same covered fiscal year equals $0, and fair value of awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the covered fiscal year equals $0.

(d)

TSR shown in this table utilizes the S&P 500 Index which we use both as a performance metric in our PSUs and in the stock performance graph required by Item 201(e) of Regulation S-K included in the company’s consolidated audited financial statements filed with the SEC on Form 10-K for the years reflected in the table above. The comparison assumes $100 was invested for the period starting December 31, 2019 through December 31 of the applicable fiscal year in each of the company’s Common Stock and the S&P 500 Index. All dollar values assume reinvestment of the pre-tax value of dividends paid by companies included in the S&P 500 Index. The historical stock price performance of our Common Stock shown is not necessarily indicative of future stock price performance.

(e)

Pursuant to Item 402(v) of Regulation S-K, we determined annual ROIC to be the most important financial performance measure used to link company performance to CAP to our PEO and other NEOs in 2022. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important such measure in future years. See Appendix A for a discussion of this non-GAAP measure.

2022 Tabular List of Most Important Financial and Non-Financial Performance Measures

The following table presents the financial and non-financial performance measures that the company considers to have been the most important in linking CAP to our PEO and other NEOs in 2022 as set forth in the table above to company performance. The measures in this table are not ranked.

Most Important Performance Measures
Diluted EPS
Free Cash Flow
Operating Margin
Return on Invested Capital
Total Shareholder Return
Pay Versus Performance Relationship Descriptions

The following charts set forth the relationship between CAP to our PEO, the average of CAP to our other NEOs, and the company’s cumulative TSR, S&P 500 Index TSR, net earnings, and ROIC over the three-year period from 2020 through 2022, each as set forth in the table above.

GENERAL DYNAMICS / 2023 PROXY STATEMENT	85

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GENERAL DYNAMICS / 2023 PROXY STATEMENT	86

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Compensation Committee Report

The following Compensation Committee Report will not be deemed “soliciting material” or “filed” with the SEC, and will not otherwise be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any previous or future filing by the company under the Securities Act or the Exchange Act, except to the extent that the company incorporates it by specific reference.

The Compensation Committee of the Board of Directors has furnished the following report.

The following five directors serve on the Compensation Committee: Laura J. Schumacher (Chair), James S. Crown, Rudy F. deLeon, C. Howard Nye and Robert K. Steel.

None of these directors is an officer or employee of General Dynamics. They all meet the independence requirements of the NYSE.

The Compensation Committee is governed by a written charter approved by the Board. In accordance with that charter, the Compensation Committee is responsible for evaluating the performance of the CEO and other General Dynamics officers, as well as reviewing and approving their compensation. The committee also establishes and monitors company-wide compensation programs and policies. The committee’s processes and procedures for the consideration and determination of executive compensation are explained in greater detail in the CD&A section of this Proxy Statement.

The Compensation Committee has reviewed and discussed with management the CD&A. Based on this review and discussion, the Committee recommended to the Board, and the Board approved, the inclusion of the CD&A in this Proxy Statement in accordance with Item 407(e) of Regulation S-K.

This report is submitted by the Compensation Committee.

Laura J. Schumacher (Chair)	C. Howard Nye
James S. Crown	Robert K. Steel
Rudy F. deLeon
March 7, 2023

GENERAL DYNAMICS / 2023 PROXY STATEMENT	87

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SECURITY OWNERSHIP

Security Ownership of Management

The following table provides information as of March 8, 2023, except as otherwise indicated, on the beneficial ownership of Common Stock by (1) each of our directors and nominees for director, (2) each of the NEOs and (3) all of our directors and executive officers as a group. The following table also shows Common Stock held by these individuals through company-sponsored benefit programs. Except as otherwise noted, the persons listed below have the sole voting and investment power for all shares held by them, except for such power that may be shared with a spouse.

Name of Beneficial Owner	Common Stock Beneficially Owned(a)			Common Stock Equivalents Beneficially Owned	(b)	Total Common Stock and Equivalents
	Shares Owned	Options Exercisable within 60 Days	Percentage of Class (%)
Directors and Nominees
Richard D. Clarke	375	0	*	—		375
James S. Crown(c)	19,575	17,235	*	3,358		40,168
Rudy F. deLeon	5,204	17,235	*	—		22,439
Cecil D. Haney	2,242	7,185	*	—		9,427
Mark M. Malcolm	8,762	15,875	*	—		24,637
James N. Mattis	2,259	5,575	*	—		7,834
Phebe N. Novakovic	846,874	769,405	*	—		1,616,279
C. Howard Nye	4,583	8,635	*	—		13,218
Catherine B. Reynolds	5,768	10,645	*	—		16,413
Laura J. Schumacher	9,204	17,235	*	—		26,439
Robert K. Steel	1,631	1,385	*	—		3,016
John G. Stratton	6,226	4,595	*	—		10,821
Peter A. Wall	3,425	12,765	*	—		16,190
Other NEOs
Jason W. Aiken	121,285	261,855	*	—		383,140
Mark L. Burns	65,853	162,480	*	—		228,333
Mark C. Roualet	159,023	248,580	*	—		407,603
Robert E. Smith	52,002	122,065	*	—		174,067
Directors and Executive Officers as a Group
(24 individuals)	1,676,769	2,495,895	1.5	3,358		4,176,022
*

Less than 1%.

(a)

Includes shares in the 401(k) Plan held by the executive officers and shares of Common Stock subject to resale restrictions, for which restrictions have not expired.

(b)

Reflects phantom stock units that were received on December 1, 1999, upon termination of benefits under the former retirement plan for directors and additional phantom stock units resulting from the reinvestment of dividend equivalents on the phantom stock units.

(c)

This information is based solely on information provided on behalf of Mr. Crown. In addition to the shares reported in this table, Mr. Crown may be deemed to have indirect beneficial ownership with respect to 15,253,281 shares. Mr. Crown disclaims beneficial ownership over these shares, including the ability to exercise voting or investment power through the entities that own them, except to the extent of his pecuniary interest therein.

GENERAL DYNAMICS / 2023 PROXY STATEMENT	88

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Security Ownership of Certain Beneficial Owners

Except as otherwise noted, the following table provides information as of March 8, 2023, with respect to the number of shares of Common Stock owned by each person known by General Dynamics to be the beneficial owner of more than 5% of our Common Stock.

Name of Beneficial Owner	Common Stock Beneficially Owned
	Shares Owned	Percentage of Class (%)
Longview Asset Management, LLC,(a) 222 North LaSalle Street, Suite 700, Chicago, Illinois 60601	28,288,311	10.3
The Vanguard Group,(b) 100 Vanguard Blvd., Malvern, Pennsylvania 19355	22,185,218	8.1
Newport Trust Company,(c) 815 Connecticut Ave., NW, Suite 510, Washington, DC 20006	16,519,659	6.0
BlackRock, Inc.,(d) 55 East 52nd Street, New York, New York 10055	15,785,670	5.8
Wellington Management Group LLP,(e) c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210	13,909,259	5.1
(a)

This information is based solely on information provided by Longview Asset Management, LLC (Longview). Longview manages investment portfolios for clients who own Common Stock, which include accounts of clients related to Mr. Crown. Pursuant to its investment advisory agreements, Longview has voting and dispositive power over the Common Stock held in its clients’ accounts and is deemed to beneficially own 28,288,311 shares of Common Stock, including the 15,253,281 shares referenced in footnote (c) to the Security Ownership of Management table for which Mr. Crown disclaims beneficial ownership. Clients of Longview disclaim that they are a group for purposes of Section 13(d) of the Exchange Act, and disclaim that any one of them is the beneficial owner of shares owned by any other person or entity.

(b)

Share information for The Vanguard Group (Vanguard) is as of December 31, 2022, and is based solely on information contained in a Schedule 13G filed by Vanguard with the SEC on February 9, 2023.

(c)

Newport Trust Company (Newport) is the independent fiduciary and investment manager for the assets of the General Dynamics Stock Fund under the General Dynamics Corporation 401(k) Plan Master Trust. Newport has shared voting power over the shares held in the General Dynamics Stock Fund. Share information for Newport is based solely on information provided by Newport.

(d)

Share information for BlackRock, Inc. (BlackRock) is as of December 31, 2022, and is based solely on information contained in a Schedule 13G filed by BlackRock with the SEC on February 3, 2023.

(e)

Share information for Wellington Management Group LLP (Wellington) is as of December 31, 2022, and is based solely on information contained in a Schedule 13G filed by Wellington with the SEC on February 6, 2023.

Equity Compensation Plan Information

The following table provides information as of December 31, 2022, regarding Common Stock that may be issued under our equity compensation plans.

Plan Category	(A)		(B)		(C)
	Number of Securities to be Issued Upon the Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans approved by shareholders	12,133,330	(a)	$184.33	(b)	17,296,559
Equity compensation plans not approved by shareholders	—		—		—
Total	12,133,330		$184.33		17,296,559
(a)

Includes 10,777,058 stock options, 109,713 shares issuable upon vesting of restricted stock units (including dividend equivalents thereon) (RSUs), and 1,246,559 shares issuable upon vesting of PSUs (assuming achievement at the maximum payout and including dividend equivalents thereon).

(b)

RSUs and PSUs do not have an exercise price and, therefore, are not taken into consideration in calculating the weighted average exercise price.

GENERAL DYNAMICS / 2023 PROXY STATEMENT	89

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SHAREHOLDER PROPOSAL — HUMAN RIGHTS IMPACT ASSESSMENT

PROPOSAL 6

Shareholder Proposal — Human Rights Impact Assessment

We have been advised by the Franciscan Sisters of Allegany, NY, P.O. Box W, St. Bonaventure, NY 14778-2302, owner of 20 shares of Common Stock, that they intend to present the following shareholder proposal at the Annual Meeting. We are not responsible for the accuracy or content of the proposal and supporting statement, presented below, as received from the proponent. Our reasons for opposing the proposal are also presented below.

Proposal and Supporting Statement

Proposal 6 — Human Rights Impact Assessment

Resolved: Shareholders request the Board of Directors publish a report, at reasonable cost and omitting proprietary information, with the results of a Human Rights Impact Assessment, examining General Dynamics’ actual and potential human rights impacts associated with high-risk products and services, including those in conflict-affected areas and/or those violating international law.

Whereas: General Dynamics (GD) is exposed to significant actual and potential human rights risks. The use of its defense products and services may violate the rights to life, liberty, personal security, and privacy.

The UN Guiding Principles on Business and Human Rights (UNGPs) constitute the global authoritative framework outlining human rights responsibilities of states and businesses, and expectations are heightened for companies with business activities in conflict-affected and high-risk areas.1 Companies’ human rights responsibilities are independent of the state’s export licensing determinations, as reiterated in a recent United Nations note.2 GD’s Human Rights policy is not aligned with the UNGPs, and investors lack evidence it is effectively implemented across business functions. Disclosure on human rights impact assessments and remedy is absent. An Amnesty International report found that GD is not meeting its human rights responsibilities.3

Insufficient human rights monitoring exposes GD and its investors to legal, financial, and reputational risks. A GD component was linked to a 2018 school bus bombing in Yemen, carried out by Saudi Arabia, which killed dozens of children and has been recognized as a war crime.4 The company supplied weapons and munitions to Israel, which were reportedly used in attacks on Palestinian civilians that constitute human rights violations and war crimes.5 Furthermore, GD has $20.5 billion in nuclear weapons contracts,6 which are illegal under international law.7

GD sells its products to authoritarian regimes through exports from countries such as Canada. In 2014, Canada awarded GD a $13 billion fourteen-year contract to provide Saudi Arabia with military vehicles,8 which has been heavily criticized for Canada’s “flawed analysis of arm exports” and violation of the Arms Trade Treaty.9 When Trudeau hinted at canceling the deal in 2018, GD warned “billions of dollars of liability” associated with cancellation of its contract.10

_______________________________

1  https://www.ohchr.org/documents/publications/guidingprinciplesbusinesshr_en.pdf

2  https://www.ohchr.org/sites/default/files/2022-08/BHR-Arms-sector-info-note.pdf

3  https://www.amnesty.org/en/documents/act30/0893/2019/en/

4  https://www.hrw.org/news/2018/09/02/yemen-coalition-bus-bombing-apparent-war-crime#

5  https://investigate.afsc.org/company/general-dynamics

6  https://www.dontbankonthebomb.com/general-dynamics/#easy-footnote-bottom-4-738

7  https://treaties.un.org/doc/Treaties/2017/07/20170707%2003-42%20PM/Ch_XXVI_9.pdf

8  https://www.reuters.com/article/us-generaldynamics-canada-saudi/general-dynamics-canada-wins-saudi-

deal-worth-up-to-13-billion-idUSBREA1D1EF20140214; https://www.cbc.ca/news/politics/general-dynamics-

canada-wins-10b-deal-with-saudi-arabia-1.2537934

9  https://ploughshares.ca/wp-content/uploads/2021/08/NoCredibleEvidence_EN.pdf

10  https://www.reuters.com/article/us-saudi-khashoggi-canada/general-dynamics-warns-canada-canceling-

saudi-deal-would-cost-billions-idUSKBN1OG28B

GENERAL DYNAMICS / 2023 PROXY STATEMENT	90

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Failure to meet its human rights responsibilities exposes GD to divestment risk, as investments increase in Environmental, Social, and Governance funds, which may control one-third of global assets by 2025.11 The Company additionally faces increasing regulatory and continuity risk as limits and bans to countries with poor human rights records are increasing, and expanded governmental oversight on customer end-use may limit or cancel existing or future contracts.12 Additionally, exporting countries’ human rights impacts determinations vary and may change over time. New guidance from the American Bar Association explains how a company’s human rights risk assessment can reduce risks, including divestment, export bans, and civil liability.13

________________________________

11  https://www.bloomberg.com/company/press/esg-may-surpass-41-trillion-assets-in-2022-but-not-without-

challenges-finds-bloomberg-intelligence/; https://www.bloomberg.com/opinion/articles/2022-03-25/industrial-

strength-defense-stocks-search-for-their-place-in-the-esg-universe-l16s9bcq; https://weaponfreefunds.org/

12  https://www.congress.gov/117/bills/hr7900/BILLS-117hr7900pcs.pdf; https://www.aa.com.tr/en/europe/eu-

parliament-calls-for-ban-on-arms-sale-to-saudi-uae/2142020; https://www.nytimes.com/2022/09/07/us/politics/

biden-aid-yemen-saudi-arabia.html

13   https://www.americanbar.org/content/dam/aba/administrative/human_rights/justice-defenders/chr-due-

diligence-guidance-2022.pdf

Statement by Your Board of Directors Against the Shareholder Proposal

Your Board of Directors unanimously recommends a vote AGAINST this proposal. In light of the company’s existing robust governance processes related to human rights, which are rooted in our Ethos and necessarily defer to the laws and policies of the United States government, your Board sees no point in producing an amorphous human rights impact assessment. Moreover, the proposal’s manifest hostility to U.S. national security policy means that its adoption would undermine shareholder value. A substantially identical proposal was presented last year and rejected by nearly three quarters of voting shareholders.

Nothing has changed between now and then to support a different outcome. To the contrary, the war in Ukraine has further underscored the need for democratic governments to be able to call upon the defense industry in protection of national security imperatives without second guessing from special interests: protection of a world order that respects human rights requires the capacity to repel evil actors. And the company’s fundamental approach to human rights has not changed. Consistent with any other potentially significant risk, human rights risks are identified and addressed through our mature risk management process, with oversight from our Board and Sustainability Committee. On our website, we publicly disclose the risk management and due diligence processes that underpin this approach. These disclosures have been developed and enhanced in response to shareholder feedback, and we will continue to refine them.

Even with last year’s strong shareholder rejection of last year’s nearly identical proposal, we engaged the proponent to seek common ground in connection with our enhancement efforts. The proponent did not follow up. Instead, several months later, the proponent filed this nearly identical proposal, again citing the same supposed issues. In dialogue following the filing of the current proposal, the proponent explained that their principal concern is that General Dynamics declines to adhere to the United Nation’s Guiding Principles on Business and Human Rights as binding authority.

The proponent’s real aim is not to improve transparency regarding our processes related to human rights but rather to attack our lawful and compliant deference to U.S. sovereignty and policy. In its supporting statement, the proponent highlights areas in which it disagrees with U.S. national security policy – including bedrock principles such as maintenance of a nuclear deterrent and the primacy of U.S. national security interests and sovereignty over potentially conflicting United Nations policies.

Indulging the proponent’s appropriation of public company governance to advance its vague and ill-conceived critique of U.S. policy would undermine shareholder value. At a minimum, the proposal would distract management and waste company resources in preparing an unnecessary report. Worse yet, the proposal would directly harm the long-term sustainability of the company by placing General Dynamics in potential opposition to our largest and most important customer, the United States government.

The proponent’s focus on the company’s contracts related to nuclear weapons highlights the proposal’s danger. Neither the United States nor its democratic allies recognize the purported prohibition of nuclear weapons cited by the proponent – rather, shared nuclear deterrence is central to the NATO alliance that serves as a bulwark for the international order that respects human rights. (Of course, regimes such as North Korea that are openly hostile to human rights possess and deploy nuclear weapons regardless of any international law principles.) It does not behoove General Dynamics as a private enterprise to undermine national security policies advanced by duly constituted, democratic governments. A report from General Dynamics assessing

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nuclear weapons as “violating international law”, as the proposal seeks, would risk alienating our principal customer and invite division among those committed to defending the international order.

The proponent also cites alleged human rights risks associated with the international sale of our products. Our governance related to these transactions illustrates our principled approach, grounded in our rigorous compliance with U.S. law and policy. The laws and regulations governing the export of weapons and other defense articles encompass U.S. defense and foreign policy goals, including the promotion and protection of human rights. This export regime contains express provisions addressing end-use risk of defense articles, including exacting eligibility criteria for non-U.S. purchasers, clear limits on permitted uses of exported defense articles, active end-use monitoring by the U.S. Department of Defense and Department of State, and congressional reporting of transactions.

The proponent also notes exports from Canada. Canada, like the U.S. and many Western allies, expressly builds in human rights considerations into its export approval process. In fact, the United Nations report cited by the proponent commends the Canadian government’s express incorporation of human rights due diligence into its export decisions.1

General Dynamics takes seriously its export obligations. We have a robust compliance program, including risk-based due diligence, that is subject to demanding periodic audits. Risks identified in the process, including those related to human rights, are escalated through our standard risk-management process and, where transactions raise significant policy questions, are addressed by senior management. As with other significant risks, the Board maintains oversight of these compliance and risk-management activities.

Support for U.S. foreign and national security policy does not, in any rational way, undermine the company’s corporate responsibility or its long-term viability as a sustainable enterprise. By their terms, U.S. law and policy take into account the human rights and humanitarian values cited by the proponent. Adherence to U.S. law and policy, accordingly, is a principled and rational approach to managing human rights risk consistent with our business model and responsible, ethical business.

This proposal, like the one the proponent offered last year, is misguided, unnecessary, and harmful to shareholders’ interests, and should be defeated.

_______________________________________________

1

United Nations Office of the High Commissioner for Human Rights, Responsible Business Conduct in the Arms Sector, August 2022 (https://www.ohchr.org/sites/default/files/2022-08/BHR-Arms-sector-info-note.pdf) (last visited January 16, 2023)

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

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SHAREHOLDER PROPOSAL — INDEPENDENT BOARD CHAIRMAN

PROPOSAL 7

Shareholder Proposal — Independent Board Chairman

We have been advised by John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, California 90278, owner of at least 100 shares of Common Stock, that he intends to present the following shareholder proposal at the Annual Meeting. We are not responsible for the accuracy or content of the proposal and supporting statement, presented below, as received from the proponent. Our reasons for opposing the proposal are also presented below.

Proposal and Supporting Statement

Proposal 7 — Independent Board Chairman

Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO as follows:

Whenever possible, the Chairman of the Board shall be an Independent Director.

The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board.

This policy could be phased in when there is a leadership transition.

This proposal topic won 52% support at Boeing and 54% support at Baxter International. Boeing then adopted this proposal topic in June 2020. The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company.

General Dynamics is Exhibit A in why the Lead Director role is an empty suit compared to an independent Board Chairman.

Our Lead Director, Mr. James Crown violates the most important attribute of a Lead Director – independence. As director tenure goes up director independence goes down. Mr. Crown has 36-years director tenure and 13-years Lead Director tenure. Mr. Crown’s long tenure makes him a prime candidate to retire. It is time for a change.

Mr. James Crown received the second highest number of negative votes of any GD director in 2022. With the current CEO serving as Chair this means giving up a substantial check and balance safeguard that can only occur with an independent Board Chairman.

A lead director is no substitute for an independent board chairman. A lead director cannot call a special shareholder meeting and cannot even call a special meeting of the entire board.

A lead director can delegate many details of his lead director duties to management and then simply rubber-stamp it. Management has not explained how shareholders can be sure of what goes on in regard to lead director delegation.

A lead director with long tenure can also give excessive deference to the General Dynamics CEO. The 2022 GD proxy listed a few “responsibilities” of the GD Lead Director but did not give one concrete example of the Lead Director actually carrying out these “responsibilities” or advise whether the Lead Director is the only person who can carry out these “responsibilities.”

The support for this proposal topic at General Dynamics increased from 23% in 2019 to 40% in 2022. The increased complexities of companies of more than $50 Billion in market capitalization, like General Dynamics, demand that 2 persons fill the 2 most important jobs in the company.

Please vote yes:

Independent Board Chairman — Proposal 7

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Statement by Your Board of Directors Against the Shareholder Proposal

Your Board of Directors unanimously recommends a vote AGAINST this proposal. The Board’s ability to select the chairman and leadership structure best for the company’s circumstances at any particular time has delivered results for shareholders and maintained independent oversight. This year, in response to shareholder feedback regarding Board leadership, the Board enhanced the company’s Corporate Governance Guidelines to codify the powers and obligations of the lead independent director and to commit the Board, whenever there is a change in CEO, to an in-depth study of whether a separate chairman and CEO is the best arrangement. This proposal’s demand that the company commit now to splitting the roles at the next CEO transition is unnecessarily prescriptive and should be defeated.

Once again, the proponent attempts to justify the proposal with the same ad hominem attacks against James Crown, our current independent Lead Director, that the proponent used in his failed proposal last year. This inappropriate rhetoric is glaringly inconsistent with the facts of Mr. Crown’s extensive business background, expertise and track record of success in providing effective independent leadership on our Board and contributing to long-term shareholder value creation. Mr. Crown’s affiliation with our largest stockholder also aligns his interests with our shareholders. The proponent’s baseless mudslinging is beneath our shareholders and reason alone to reject this unnecessary proposal.

Our current approach allows the Board to select the most appropriate leadership structure and leaders for General Dynamics.

The current policy on the election of the Board’s chairman, consistent with the company’s Bylaws, is simple: each year, the Board elects the best person to lead the Board in its mission to represent the shareholders while maintaining governance structures that ensure meaningful independence regardless of who serves as chairman.

As part of its commitment to effective corporate governance and in response to shareholder feedback, the Board reviewed its approach to Board leadership in 2022 and adopted several enhancements. First, the Board established a new policy that, in addition to its annual review of leadership structure and personnel, at the time of a CEO transition the Board will undertake a detailed study of the desirability of the separation of the chairman and CEO roles. This approach commits the Board to a blank-slate review on the same timeframe proposed by the proponent.

Second, the Board codified several powers of the independent Lead Director that had been exercised but not formally included in the Corporate Governance Guidelines, including the Lead Director’s oversight of CEO performance and consultation with management. With these enhancements, the Lead Director’s authority and responsibilities include:

(i)   oversee CEO performance and compensation;

(ii)  consult regularly with management and members of the Board regarding business matters;

(iii) work with the chairman to develop and agree to meeting schedules and agendas, and to agree to the nature of the information that will be provided to directors in advance of meetings;

(iv) chair Board meetings when the chairman is not present, including meetings of the non-management directors;

(v)  call meetings of the non-management directors; and

(vi) coordinate activities of the non-management directors and serve as a liaison between the chairman and the non-management directors.

These powers are consistent with governance best practices and sufficient to provide independent oversight of all members of management, including the CEO. The Lead Director is also available for consultation and communication with significant shareholders, when appropriate.

Beyond Board leadership, the Board also follows several governance practices that foster independent oversight: the Board’s five standing committees are each made up only of independent directors, including their chairman; non-management directors meet in executive session without management present at each Board meeting; all directors (except for the current CEO) meet the independence requirements set forth under applicable NYSE Listing Standards and the company’s Corporate Governance Guidelines; the full Board and each committee have authority to retain their own independent outside legal, financial or other advisors; and the full Board participates in performance management and review of both senior management and itself.

The proposal would not add anything meaningful to this approach beyond binding the company to a specific leadership approach regardless of the judgment of the Board or the circumstances of the company. This is inappropriately prescriptive. As relevant factors, specific circumstances, and shareholder feedback evolve over time, we believe maintaining the flexibility to select the most appropriate person to serve as chairman best equips the Board to fulfill its fiduciary duties in protecting and promoting the interests of General Dynamics’ shareholders and facilitating overall success of the company.

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Our current leadership structure and team best serves our shareholders’ interests and promotes company success.

While the proposal by its terms requires separation at the time of a CEO transition, the track-record of success under the current structure and leadership team underscores why this proposal is misguided and unecessary. Phebe Novakovic brings a deep understanding of the company’s business, day-to-day operations, growth opportunities, challenges and risk management practices.

Ms. Novakovic’s effective oversight of capital allocation and overall company strategy has resulted in sustained long-term economic value for our shareholders, and your Board believes that these proven results are a strong indication of the effectiveness of Ms. Novakovic’s leadership in the combined role of chairman and CEO.

Likewise, James Crown has been a proven and effective independent Lead Director. His affiliation with our largest shareholder ensures alignment between him and our shareholders. The long-cycle capital investment periods of our business mean that his tenure on the Board gives him important insight into how to create and protect shareholder value.

The company’s total shareholder return for the ten-year period from the end of 2012 through the end of 2022 – representing the return during Ms. Novakovic’s tenure as our CEO – outpaced the S&P Aerospace & Defense Index and the S&P 500 Index (345.7% for the company over the ten-year period vs. 226.5% for the S&P 500 over the same period).

Balanced against this long-term success, the proponent identifies no concrete governance or performance failures. Instead, there are a litany of unfounded claims that mischaracterize General Dynamics’ leadership and governance practices and level ad hominem attacks on our current Lead Director, Mr. Crown. Specifically, the proponent asserts the following:

•

The Lead Director does not exercise the duties in practice. This assertion is made with no evidence and is simply false. Mr. Crown regularly carries out his duties: for example, he meets with the chairman before each Board meeting to consult regarding agenda; he regularly consults with the chairman and management regarding the business; he chairs meetings of the non-management directors at each Board meeting; and he participates in CEO evaluation and oversight.

•

Our independent Lead Director “lacks independence” and “can also give excessive deference to the General Dynamics CEO” because of his substantial tenure on the Board. The proponent conflates long tenure with diminishing independence without explanation. Mr. Crown is independent under all applicable independence standards and his affiliation with our largest shareholder directly aligns his economic interests with those of our shareholders. Further, Mr. Crown’s tenure and experience, including his breadth of expertise in business management, capital deployment strategies, and service on other public company boards, provide substantial value to the company.

•

The Lead Director “cannot call a special shareholder meeting [or] a special meeting of the entire board.” This is misleading. The Lead Director may call a meeting of the independent directors. Under our Bylaws, a majority of the Board can call a special meeting of shareholders: if there is a substantial issue that must be presented to shareholders, the independent directors can ensure it is presented.

•

Our Lead Director can delegate his duties to our CEO. This is false. The Lead Director’s duties are explicit in our Corporate Governance Guidelines, which are publicly available on the company’s website. These guidelines make no provision for the Lead Director to delegate his duties.

•

The company’s Lead Director position lacks authority, referring to the position as an “empty suit” and a “rubber-stamp.” Again, the proponent fails to explain these unfounded assertions. As defined in our Corporate Governance Guidleines, our Lead Director has substantial authority and responsibilities, and as a matter of practice has engaged with a variety of shareholders on behalf of the company.

Conclusion: Our current corporate governance practices ensure that your Board has the ability to govern the company in our shareholders’ best interests.

Your Board believes that the decision of who should serve in the roles of chairman and CEO, and whether these roles should be combined, is the responsibility of the Board. A prescriptive “one-size-fits-all” approach that assumes a single leadership structure works at all times is unnecessary and is ill-advised. It would limit the Board’s discretion without meaningfully improving the company’s governance or the Board’s independence.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

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INFORMATION REGARDING THE ANNUAL MEETING AND VOTING

All shareholders of record at the close of business on March 8, 2023, are entitled to vote their shares of Common Stock at the Annual Meeting. On the record date, General Dynamics had 274,712,196 shares of Common Stock issued and outstanding.

Following are questions and answers about the Annual Meeting and voting.

Annual Meeting Attendance

How do I attend the virtual Annual Meeting? To be admitted to the virtual Annual Meeting, you must register in advance by accessing www.ProxyVote.com, using the 16-digit control number found on your proxy card or voting instruction form. Please note that the registration deadline is Friday, April 28, 2023, at 11:59 p.m. Eastern Time. You should be prepared to provide a valid e-mail address and other information. You will receive a confirmation e-mail with informatoin on how to attend the meeting. You will not be able to attend the Annual Meeting unless you register by the deadline noted above.

On the day of the meeting, you will be able to participate in the Annual Meeting by visiting www.VirtualShareholderMeeting.com/GD2023 and entering the same 16-digit control number you used to pre-register and as shown in your confirmation e-mail. Beneficial owners who do not have a 16-digit control number should follow the instructions provided on the voting instruction form provided by your broker, bank or other nominee.

Online access to the audio webcast will open at 8:45 a.m. Eastern Time on May 3, 2023 to allow time for you to log in and test your device’s audio system. We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting website. Technicians will be available to assist you.

Will there be an opportunity to ask questions before or during the Annual Meeting? Time will be allotted after the adjournment of the formal meeting for a Question and Answer period. Shareholders will be able to submit questions in advance of the Annual Meeting via www.ProxyVote.com. In addition, shareholders will be able to submit questions during the meeting via www.VirtualShareholderMeeting.com/GD2023 by typing the question into the indicated question box and clicking “submit.” Time may not permit the answering of every question submitted during the Question and Answer Period, and we reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. In the event that we do not answer your question during the meeting, we will endeavor to respond to you directly via the e-mail address you provide during the registration process for attending the Annual Meeting.

What if there are technical issues during the Annual Meeting? In the event of technical difficulties, we expect that an announcement will be made on www.VirtualShareholderMeeting.com/GD2023. If necessary, the announcement will provide updated information regarding the date, time and location of the Annual Meeting. We will also post any updated information regarding the Annual Meeting on our Investor Relations website at https://investorrelations.gd.com.

How many shares must be present to hold the Annual Meeting? A quorum of shares must be present to hold the Annual Meeting. A quorum is the presence, in person or by proxy, of holders of a majority of the issued and outstanding shares of Common Stock as of the record date. If you submit a properly completed proxy in accordance with one of the voting procedures described below or attend the virtual Annual Meeting to vote at the meeting, your shares of Common Stock will be considered present. For purposes of determining whether a quorum exists, abstentions and broker non-votes (as described below) will be counted as present. Once a quorum is present, voting on specific proposals may proceed. In the absence of a quorum, the Annual Meeting may be adjourned.

How are proxy materials being distributed for the Annual Meeting? As permitted by the rules of the SEC, we are providing the proxy materials for our 2023 Annual Meeting via the internet to most of our shareholders. Use of the internet will expedite receipt of the 2023 proxy materials by many of our shareholders and help to keep mailing costs for our Annual Meeting as low as possible. For shareholders who are participants in our 401(k) plans, we are required generally to deliver proxy materials in hard copy. On March 24, 2023, we initiated delivery of proxy materials to our shareholders of record in one of two ways: (1) a notice containing instructions on how to access proxy materials via the internet or (2) a printed copy of those materials. If you received a notice in lieu of a printed copy of the proxy materials, you will not automatically receive a printed copy of the proxy materials in the mail. Instead, the notice provides instructions on how to access the proxy materials on the internet and how to vote online or by telephone. If you received such a notice and would also like to receive a printed copy of the proxy materials, the notice includes instructions on how you may request a printed copy.

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Voting

Who is entitled to vote at the Annual Meeting? You must be a shareholder of record on the record date, which is March 8, 2023, to vote your shares at the Annual Meeting.

How do I vote my shares? How you vote your shares will depend on whether you are a shareholder of record or a beneficial owner of your shares.

Shareholders of record. Each shareholder of record is entitled to one vote on all matters presented at the Annual Meeting for each share of Common Stock held. You are considered a shareholder of record if your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., as of the record date. If you are a shareholder of record, Broadridge provides proxy materials to you on our behalf. If your shares are registered in different names or held in more than one account, you may receive more than one proxy card or set of voting instructions. In that case, you will need to vote separately for each set of shares in accordance with the following voting procedures.

Shareholders of record may cast their vote in one of the following ways:

You May Cast Your Vote:
By Internet:	access www.ProxyVote.com and follow the instructions
By Telephone:	call 1-800-690-6903 and follow the instructions
By Mail:	sign and date each proxy card received and return each card using the prepaid postage envelope
By Attending the Virtual Annual Meeting:	register in advance by visiting www.ProxyVote.com, and attend the Annual Meeting by visiting www.VirtualShareholderMeeting.com/GD2023 and follow the instructions

The telephone and internet voting systems are available 24 hours a day. They will close at 11:59 p.m. Eastern Time on May 2, 2023. Please note the voting deadline differs for participants in our 401(k) plans, as described below. All shares represented by properly executed, completed and unrevoked proxies that are received on time will be voted at the Annual Meeting in accordance with the specifications made in the proxy card.

If You Return A Signed Proxy Card But Do Not Specifically Direct The Voting Of Shares, Your Proxy Will Be Voted As Follows:
FOR the election of directors as described in this Proxy Statement
FOR the approval of the Amendment to our Delaware Charter to Limit Liability of Officers as Permitted by Law
FOR the selection, on an advisory basis, of KPMG LLP as the Independent Auditors of the Company
FOR the approval, on an advisory basis, of the Compensation of the Named Executive Officers
FOR 1 YEAR, on an advisory basis, for the Frequency of Future Executive Compensation Advisory Votes
AGAINST the two shareholder proposals
IN ACCORDANCE WITH the judgment of proxy holders for other matters that properly come before the Annual Meeting

Beneficial Owners. If your shares are held by a bank, broker or other holder of record (sometimes referred to as holding shares in “street name”), the bank, broker or other holder is the shareholder of record, and you are the beneficial owner of those shares. Your bank, broker or other holder of record will forward the proxy materials to you. As the beneficial owner, you have the right to direct the voting of your shares by following the voting instructions provided with these proxy materials. Please refer to the proxy materials forwarded by your bank, broker or other holder of record to see which voting options are available to you.

401(k) Plan Participants. Fidelity Management Trust Company (Fidelity), as trustee, is the holder of record of the shares of Common Stock held in our 401(k) plans — the General Dynamics Corporation 401(k) Plan and the General Dynamics Corporation 401(k) Plan for Represented Employees. If you are a participant in one of these plans and in the fund that invests in shares of Common Stock, you are the beneficial owner of the shares of Common Stock credited to your plan account. As beneficial owner and named fiduciary, you have the right to instruct Fidelity, as plan trustee, how to vote your shares. If you do not provide Fidelity with timely voting instructions then, consistent with the terms of the plans, Newport Trust Company (Newport), will direct Fidelity, in Newport’s discretion, how to vote the shares. Newport serves as the independent fiduciary and investment manager for the General Dynamics Stock Fund of the 401(k) plans.

Broadridge provides proxy materials to participants in these plans on behalf of Fidelity. If you are a plan participant and a shareholder of record, Broadridge may combine the shares registered directly in your name and the shares credited to your 401(k) plan account onto one proxy card. If Broadridge does not combine your shares, you will receive more than one set of proxy materials. In that case, you will need to submit a vote for each set of shares. The vote you submit via proxy card or the telephone or internet voting systems will serve as your voting instructions to Fidelity. To allow sufficient time for Fidelity to vote your 401(k) plan shares, your vote, or any re-vote, must be received by 11:59 p.m. Eastern Time on April 30, 2023.

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Can I change or revoke my proxy vote? A shareholder of record may change or revoke a proxy at any time before it is voted at the Annual Meeting.

A Proxy May Be Revoked By:
Sending written notice of revocation to our Corporate Secretary
Submitting another proxy card that is dated later than the original proxy, or
Re-voting by using the telephone or internet voting systems or by attending the virtual Annual Meeting.

Our Corporate Secretary must receive notice of revocation, or a subsequent proxy card, before the vote at the Annual Meeting for a revocation to be valid. Except as described above for participants in our 401(k) plans, a re-vote by the telephone or internet voting systems must occur before 11:59 p.m. Eastern Time on May 2, 2023. If you are a beneficial owner, you must revoke your proxy through the appropriate bank, broker or other holder of record.

Vote Required

What is a broker non-vote? A broker non-vote occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner. Banks, brokers and other holders of record have discretionary authority to vote shares without instructions from beneficial owners only on matters considered “routine” by the NYSE, such as the advisory vote on the selection of the independent auditors. On non-routine matters, such as the election of directors, executive compensation matters and the shareholder proposals, these banks, brokers and other holders of record do not have discretion to vote uninstructed shares and thus are not “entitled to vote” on such proposals, resulting in a broker non-vote for those shares. We encourage all shareholders that hold shares through a bank, broker or other holder of record to provide voting instructions to those holders to ensure that their shares are voted at the Annual Meeting.

What is the vote required for each proposal, and what is the effect of an abstention or broker non-vote on the voting?
Proposal	Vote Requirements and the Effect of Abstentions or Broker Non-Votes
	Voting Standard	Effect of Abstentions and Broker Non-Votes
Proposal 1: Election of the Board of Directors of the Company

Directors will be elected by a majority of the votes cast and entitled to vote at the Annual Meeting. A “majority of the votes cast” means the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. You may vote for, vote against or abstain from voting for any or all nominees.

Abstentions and broker non-votes will not be counted as a vote cast “for” or “against” a director’s election.
Proposal 2: Vote for Amendment to Delaware Charter to Limit Liability of Officers as Permitted by Law	This proposal requires an affirmative vote of a majority of the company’s outstanding shares to be approved. You may vote for, vote against or abstain from voting on this matter.	Abstentions and broker non-votes will have the effect of a vote against this proposal.
Proposal 3: Advisory Vote on the Selection of Independent Auditors

This proposal requires an affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting to be approved. You may vote for, vote against or abstain from voting on this matter.

Abstentions will have the effect of a vote against this proposal. Brokers have discretion to vote on this proposal under applicable NYSE rules.
Proposal 4: Advisory Vote to Approve Executive Compensation

This proposal requires an affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting to be approved. You may vote for, vote against or abstain from voting on this matter.

Abstentions will have the effect of a vote against the proposal. Broker non-votes will have no effect on the proposal.
Proposal 5: Advisory Vote on the Frequency of Future Executive Compensation Advisory Votes

This proposal requires an affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting to be approved. If no frequency option receives an affirmative vote of a majority of shares, then the option receiving the most votes cast by shareholders will be considered the advisory vote. You may vote for 1 year; for 2 years; for 3 years; or abstain from voting on this matter.

Abstentions will have the effect of a vote against the proposal. Broker non-votes will have no effect on the proposal. If no frequency option receives an affirmative vote of a majority in voting power of shares, abstentions and broker non-votes will have no effect on the proposal.

Proposal 6: Shareholder Proposal — Human Rights Impact Assessment

This proposal requires an affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting to be approved. You may vote for, vote against or abstain from voting on this matter.

Abstentions will have the effect of a vote against the proposal. Broker non-votes will have no effect on the proposal.

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Proposal	Vote Requirements and the Effect of Abstentions or Broker Non-Votes
	Voting Standard	Effect of Abstentions and Broker Non-Votes
Proposal 7: Shareholder Proposal — Independent Board Chairman

This proposal requires an affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting to be approved. You may vote for, vote against or abstain from voting on this matter.

Abstentions will have the effect of a vote against the proposal. Broker non-votes will have no effect on the proposal.

Who will count the votes? Representatives of American Election Services, LLC, will tabulate the vote at the Annual Meeting.

Who is soliciting votes for the Annual Meeting? The Board of Directors is soliciting proxies from shareholders. Directors, officers and other employees of General Dynamics may solicit proxies from our shareholders by mail, e-mail, telephone, facsimile or in person. In addition, Innisfree M&A Incorporated (Innisfree), 501 Madison Avenue, New York, New York, is soliciting brokerage firms, dealers, banks, voting trustees and their nominees.

We will pay Innisfree approximately $15,000 for soliciting proxies for the Annual Meeting and will reimburse brokerage firms, dealers, banks, voting trustees, their nominees and other record holders for their out-of-pocket expenses in forwarding proxy materials to the beneficial owners of Common Stock. We will not provide additional compensation to our directors, officers and other employees who solicit proxies.

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OTHER INFORMATION

Additional Shareholder Matters

If any other matters come before the Annual Meeting, the individuals named in the proxy card will have discretionary authority to vote the shares they represent on those matters, except to the extent their discretion may be limited under Rule 14a-4(c) of the Exchange Act.

Shareholder Proposals and Director Nominees for 2024 Annual Meeting of Shareholders

If you wish to submit a proposal for inclusion in our proxy materials to be distributed in connection with the 2024 Annual Meeting, your written proposal must comply with the rules of the SEC and be received by us no later than November 25, 2023. The proposal should be sent to the Corporate Secretary, General Dynamics Corporation, 11011 Sunset Hills Road, Reston, Virginia 20190.

If you intend to present a proposal at the 2024 Annual Meeting that is not to be included in our proxy materials, including director nominations, you must comply with the various requirements established in our Bylaws. Among other things, the Bylaws require that a shareholder submit a written notice to our Corporate Secretary at the address in the preceding paragraph no earlier than January 4, 2024, and no later than February 5, 2024.

In addition, our Bylaws permit a shareholder or a group of up to 20 shareholders who have owned 3% or more of our outstanding shares of capital stock continuously for at least three years to submit director nominees for inclusion in our proxy statement if the shareholder(s) and nominee(s) satisfy the requirements specified in our Bylaws. These requirements can be found in Article II, Section 10 of our Bylaws, and include the requirement that the applicable notice be received by the company no earlier than October 26, 2023, and no later than November 27, 2023.

Annual Report on Form 10-K

The Annual Report, which includes our Form 10-K and accompanies this Proxy Statement, is not considered a part of the proxy solicitation material. We will furnish to any shareholder, without charge, a copy of our 2022 Annual Report, as filed with the SEC. A request for the report can be made verbally or in writing to Investor Relations, General Dynamics Corporation, 11011 Sunset Hills Road, Reston, Virginia 20190, 1-703-876-3559 or through our website www.gd.com. The Form 10-K and other public filings are also available through the SEC’s website at www.sec.gov and on our website at www.gd.com/SECFilings.

Delivery of Documents to Shareholders Sharing an Address

We will deliver only one Annual Report and Proxy Statement to shareholders who share a single address unless we have received contrary instructions from any shareholder at the address. In that case, we will deliver promptly a separate copy of the Annual Report and Proxy Statement. For future deliveries, shareholders who share a single address can request a separate copy of our Annual Report and Proxy Statement. Similarly, if multiple copies of the Annual Report and Proxy Statement are being delivered to a single address, shareholders can request a single copy of the Annual Report and Proxy Statement for future deliveries. To make a request, please call 1-703-876-3000 or write to the Corporate Secretary, General Dynamics Corporation, 11011 Sunset Hills Road, Reston, Virginia 20190.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements that are based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “forecasts,” “scheduled,” “outlook,” “estimates,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. Examples include projections of revenue, earnings, operating margin, segment performance, cash flows, contract awards, aircraft production, deliveries and backlog. In making these statements, we rely on assumptions and analyses based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe our estimates and judgments are reasonable based on information available to us at the time. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation

GENERAL DYNAMICS / 2023 PROXY STATEMENT	100

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Reform Act of 1995, as amended. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due a variety of factors. Additional cautionary statements and risk factors are set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent filings with the SEC. All subsequent written and oral forward-looking statements attributable to General Dynamics or any person acting on our behalf are qualified by the cautionary statements and risk factors set forth in this Proxy Statement and our other filings with the SEC. These factors may be revised or supplemented in future filings with the SEC. However, General Dynamics does not undertake any obligation to update or publicly release revisions to any forward-looking statements to reflect events, circumstances or changes in expectations, unless required by applicable law.

GENERAL DYNAMICS / 2023 PROXY STATEMENT	101

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APPENDIX A: USE OF NON-GAAP FINANCIAL MEASURES

This Proxy Statement contains non-GAAP financial measures, as defined by Regulation G of the SEC.

We emphasize the efficient conversion of net earnings into cash and the deployment of that cash to maximize shareholder returns. As described below, we use free cash flow (FCF) and return on invested capital (ROIC) to measure our performance in these areas. While we believe these metrics provide useful information, they are not defined operating measures under U.S. generally accepted accounting principles (GAAP), and there are limitations associated with their use. Our calculation of these metrics may not be completely comparable to similarly titled measures of other companies due to potential differences in the method of calculation. As a result, the use of these metrics should not be considered in isolation from, or as a substitute for, other GAAP measures.

Free Cash Flow. We define FCF as net cash provided by operating activities less capital expenditures. We believe FCF is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying debt, funding business acquisitions, repurchasing our Common Stock and paying dividends. We use FCF to assess the quality of our earnings and as a key performance measure in evaluating management. The following table reconciles FCF with net cash provided by operating activities:

(dollars in millions)

Year Ended December 31	2022 ($)	2021 ($)	2020 ($)
Net cash provided by operating activities	4,579	4,271	3,858
Capital expenditures	(1,114)	(887)	(967)
Free cash flow	3,465	3,384	2,891

Return on Invested Capital. We believe ROIC is a useful measure for investors because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes divided by average invested capital. Net operating profit after taxes is defined as net earnings plus after-tax interest and amortization expense, calculated using the statutory federal income tax rate. Average invested capital is defined as the sum of the average debt and average shareholders’ equity excluding accumulated other comprehensive loss. Average debt and average shareholders’ equity excluding accumulated other comprehensive loss are calculated using the respective balances at the end of the preceding year and the respective balances at the end of each of the four quarters of the year presented. ROIC excludes goodwill impairments and non-economic accounting changes as they are not reflective of company performance. ROIC is calculated as follows:

(dollars in millions, except percentages)

Year Ended December 31	2022 ($)	2021 ($)	2020 ($)
Net earnings	3,390	3,257	3,167
After-tax interest expense	309	340	386
After-tax amortization expense	235	254	280
Net operating profit after taxes	3,934	3,851	3,833
Average invested capital	31,260	32,270	32,431
Return on invested capital	12.6%	11.9%	11.8%

GENERAL DYNAMICS / 2023 PROXY STATEMENT	102

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APPENDIX B: PROPOSED AMENDMENT TO DELAWARE CHARTER TO LIMIT LIABILITY OF OFFICERS AS PERMITTED BY LAW

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
GENERAL DYNAMICS CORPORATION

Pursuant to Section 242
of the General Corporation Law of the State of Delaware

General Dynamics Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.

The Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on October 6, 2004, is hereby amended by deleting Article THIRTEENTH thereof in its entirety and inserting the following in lieu thereof:

“THIRTEENTH: Limitation on Director and Officer Liability. A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.”

2.

The foregoing amendment to the Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Incorporation on this [●] day of [●], 2023.

GENERAL DYNAMICS CORPORATION
By:
Name:
Title:

GENERAL DYNAMICS / 2023 PROXY STATEMENT	103

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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - Go to **www.ProxyVote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 2, 2023 for shares held directly, and by 11:59 p.m. Eastern Time on April 30, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 2, 2023 for shares held directly, and by 11:59 p.m. Eastern Time on April 30, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ATTEND AND VOTE AT THE VIRTUAL MEETING

You must register by Friday, April 28, 2023 at 11:59 p.m. Eastern Time, if you wish to attend the meeting via the Internet and vote during the meeting. Please follow the following steps:

1. Go to **www.ProxyVote.com** by the deadline noted above to register to attend the meeting
Have the information that is printed in the box marked by the arrow available and follow the instructions.

2. Go to **www.VirtualShareholderMeeting.com/GD2023**
Have your Control Number available and follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D99499-P86472-Z84337

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GENERAL DYNAMICS CORPORATION

The Board of Directors recommends you vote FOR the following proposal:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Richard D. Clarke	☐	☐	☐
1b. James S. Crown	☐	☐	☐
1c. Rudy F. deLeon	☐	☐	☐
1d. Cecil D. Haney	☐	☐	☐
1e. Mark M. Malcolm	☐	☐	☐
1f. James N. Mattis	☐	☐	☐
1g. Phebe N. Novakovic	☐	☐	☐
1h. C. Howard Nye	☐	☐	☐
1i. Catherine B. Reynolds	☐	☐	☐
1j. Laura J. Schumacher	☐	☐	☐
1k. Robert K. Steel	☐	☐	☐
1l. John G. Stratton	☐	☐	☐
1m. Peter A. Wall	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. Vote to Approve Amendment to Delaware Charter to Limit Liability of Officers as Permitted by Law	☐	☐	☐
3. Advisory Vote on the Selection of Independent Auditors	☐	☐	☐
4. Advisory Vote to Approve Executive Compensation	☐	☐	☐

The Board of Directors recommends you vote FOR 1 YEAR for the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
5. Advisory Vote on the Frequency of Future Executive Compensation Advisory Votes	☐	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposals:	**For**	**Against**	**Abstain**
6. Shareholder Proposal – Human Rights Impact Assessment	☐	☐	☐
7. Shareholder Proposal – Independent Board Chairman	☐	☐	☐

NOTE: The proxies are authorized to vote, in their discretion, on such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as an attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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DIRECT DEPOSIT NOTICE

General Dynamics Corporation and Computershare remind you of the opportunity to have your quarterly dividends electronically deposited into your checking or savings account. The main benefit of direct deposit to you is knowing that your dividends are in the account on the payable date.

Telephone inquiries regarding stock, including registration for direct deposit of dividends, should be made to Computershare's automated Toll-Free Telephone Response Center at 1-800-519-3111 or manage the account online at www.us.computershare.com/investor/.

General Dynamics Corporation encourages you to take advantage of one of the convenient ways by which you can vote these shares for matters to be covered at the 2023 Annual Meeting of Shareholders. You can vote the shares electronically through the Internet or by telephone, either of which eliminates the need to return the proxy card. If you do not wish to vote through the Internet or by telephone, you can vote by mail by following the instructions on the proxy card on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.ProxyVote.com.

D99500-P86472-Z84337

Proxy — GENERAL DYNAMICS CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 3, 2023
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

The undersigned hereby appoints PHEBE N. NOVAKOVIC, JASON W. AIKEN and GREGORY S. GALLOPOULOS, and each of them, as proxy or proxies, with full power of substitution, to vote all shares of common stock, par value $1.00 per share, of GENERAL DYNAMICS CORPORATION, a Delaware corporation, that the undersigned is entitled to vote at the 2023 Annual Meeting of Shareholders, and at any adjournment or postponement thereof, upon the matters set forth on the reverse side and upon such other matters as may properly come before the annual meeting, all as more fully described in the Proxy Statement for the 2023 Annual Meeting of Shareholders.

THIS PROXY WHEN PROPERLY EXECUTED AND TIMELY RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE PROXIES NAMED ABOVE, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF THIS PROXY IS PROPERLY EXECUTED AND TIMELY RETURNED BUT NO DIRECTION IS MADE HEREON, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS FOLLOWS: FOR PROPOSALS 1, 2, 3 AND 4; FOR 1 YEAR REGARDING PROPOSAL 5; AND AGAINST PROPOSALS 6 AND 7.

If you are a participant in the Corporation's 401(k) plans, this proxy card constitutes your instructions to Fidelity, the trustee of the plans, as to the vote of the shares of the Corporation's common stock in the plan accounts. If you do not submit valid and timely voting instructions, Newport Trust Company, the independent fiduciary and investment manager for the Corporation's common stock in the plan accounts, will direct the vote of the plan shares in its discretion.

PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.